Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AMONG

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.,

CBOT HOLDINGS, INC.

AND

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

DATED AS OF OCTOBER 17, 2006

i

ii

LIST OF EXHIBITS

Exhibit	Title
A	Form of Certificate of Incorporation
B	Form of By-Laws
C	Form of Amended and Restated Certificate of Incorporation of CBOT
D	Form of Amended and Restated By-Laws of CBOT
E	Form of Affiliate Agreement

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 17, 2006 (this “Agreement”), among CHICAGO MERCANTILE EXCHANGE HOLDINGS INC., a Delaware corporation (“CME Holdings”), CBOT HOLDINGS, INC., a Delaware corporation (“CBOT Holdings”), and BOARD OF TRADE OF THE CITY OF CHICAGO, INC., a Delaware non-stock corporation and subsidiary of CBOT Holdings (“CBOT”). CME Holdings, CBOT Holdings and CBOT are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Boards of Directors of CME Holdings, CBOT Holdings and CBOT have each determined that the transactions described herein are consistent with, and will further, their respective business strategies and goals, and have deemed it advisable and in the best interests of their respective companies, stockholders and members that CME Holdings and CBOT Holdings engage in a business combination;

WHEREAS, in furtherance thereof, the Boards of Directors of CME Holdings and CBOT Holdings have approved and declared advisable this Agreement and the merger of CBOT Holdings with and into CME Holdings (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization under Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS; THE MERGER; CERTAIN RELATED MATTERS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

“Actual Cash Amount” has the meaning set forth in Section 1.9(a)(ii).

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Affiliate Agreement” has the meaning set forth in Section 6.12.

“Agreement” has the meaning set forth in the Preamble.

“ALTA” means the American Land Title Association.

“Alternative Agreement” has the meaning set forth in Section 6.5(a).

“Antitrust Division” has the meaning set forth in Section 6.4(a).

“Antitrust Laws” has the meaning set forth in Section 6.4(a)

“Available Cash Amount” has the meaning set forth in Section 1.9(a)(ii).

“Available CBOT Holdings Stock Plan Shares” has the meaning set forth in Section 1.11(d).

“Average CME Holdings Stock Price” means the average closing sales price, rounded to four decimal points, of shares of CME Holdings Class A Common Stock on the NYSE (as reported in the Wall Street Journal, New York City edition) for the period of the ten consecutive trading days ending on the second full trading day prior to the Effective Time.

“Board of Directors” means the board of directors of any specified Person.

“Book-Entry Shares” has the meaning set forth in Section 2.1(a).

“Burdensome Condition” has the meaning set forth in Section 6.4(c).

“Business Combination Transaction” has the meaning set forth in Section 6.5(e).

“Business Day” means any day except Saturday or Sunday on which commercial banks are not required or authorized to close in the City of Chicago.

“By-Laws” has the meaning set forth in Section 1.5(b).

“Cancelled Shares” has the meaning set forth in Section 1.9(d).

“Cash	Fraction” has the meaning set forth in Section 1.9(a)(ii).

“Cash Share” has the meaning set forth in Section 1.9(a)(ii).

“CBOT” has the meaning set forth in the Preamble.

“CBOT Holdings” has the meaning set forth in the Preamble.

“CBOT Holdings Benefit Plans” has the meaning set forth in Section 3.16(a).

“CBOT Holdings Class A Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Class B Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Common Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Contracts” has the meaning set forth in Section 3.19(b).

“CBOT Holdings Director Notice” has the meaning set forth in Section 1.7(a).

“CBOT Holdings Directors” has the meaning set forth in Section 1.7(a).

“CBOT Holdings Disclosure Letter” has the meaning set forth in Article III.

“CBOT Holdings Financial Advisor” has the meaning set forth in Section 3.23.

“CBOT Holdings Financial Statements” means the consolidated financial statements of CBOT Holdings and the CBOT Holdings Subsidiaries included in the CBOT Holdings SEC Documents together, in the case of year-end statements, with reports thereon by Deloitte & Touche LLP, the independent auditors of CBOT Holdings, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“CBOT Holdings Identified Representations” means Section 3.3, Section 3.4 and Section 3.5.

“CBOT Holdings Improvements” has the meaning set forth in Section 3.15(b)(ii).

“CBOT Holdings Leased Real Property” means all real property interests leased by CBOT Holdings or any of the CBOT Holdings Subsidiaries pursuant to Leases.

“CBOT Holdings License Agreements” has the meaning set forth in Section 3.19(a)(ix).

“CBOT Holdings Material Leases” has the meaning set forth in Section 3.15(b)(v).

“CBOT Holdings Meetings” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Owned Intellectual Property” has the meaning set forth in Section 3.18(a).

“CBOT Holdings Owned Real Property” means real property, together with all improvements and fixtures presently or hereafter located thereon or attached or appurtenant thereto or owned by CBOT Holdings or any CBOT Holdings Subsidiary, and all easements, licenses, rights and appurtenances relating to the foregoing.

“CBOT Holdings Permits” has the meaning set forth in Section 3.13(a).

“CBOT Holdings Preferred Stock” has the meaning set forth in Section 3.3(a).

“CBOT Holdings Real Property” has the meaning set forth in Section 3.15.

“CBOT Holdings Recommendation” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Rights” means the rights distributed to the holders of CBOT Holdings Class A Common Stock pursuant to the CBOT Holdings Rights Agreement.

“CBOT Holdings Rights Agreement” means the amended and restated rights agreement, dated as of September 14, 2006, between CBOT Holdings and Computershare Investor Services LLC, as rights agent.

“CBOT Holdings SEC Documents” has the meaning set forth in Section 3.8(a).

“CBOT Holdings Special Committee” means the special negotiating committee of the Board of Directors of CBOT Holdings that was formed in connection with the transactions contemplated by this Agreement.

“CBOT Holdings Stock Option” has the meaning set forth in Section 1.11(a).

“CBOT Holdings Stock Plan” has the meaning set forth in Section 1.11(a).

“CBOT Holdings Stock-Based Award” has the meaning set forth in Section 1.11(b).

“CBOT Holdings Stockholder Approval” has the meaning set forth in Section 3.4(a).

“CBOT Holdings Stockholders Meeting” has the meaning set forth in Section 6.2(a).

“CBOT Holdings Subsidiary” has the meaning set forth in Section 3.2(a).

“CBOT Membership Approval” means (i) the approval of the Repurchase by the holders of a majority of the outstanding voting power of the Series B-1 and Series B-2 Membership Interests, (ii) the adoption of the Second Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C by the affirmative vote of the majority of the votes cast by the holders of the Series B-1 and Series B-2 Membership Interests at the CBOT Membership Meeting and (iii) the adoption of the Second Amended and Restated By-Laws of CBOT in the form attached hereto as Exhibit D by the affirmative vote of the majority of the votes cast by the holders of the Series B-1 and Series B-2 Membership Interests at the CBOT Membership Meeting; provided that for each such approval, (A) the holders of Series B-1 Memberships and Series B-2 Memberships shall be considered as a single class and (B) the holders of Series B-1 Memberships and Series B-2 Memberships shall have the voting rights provided in Article IV.C. of the certificate of incorporation of CBOT as currently in effect.

“CBOT Membership Meeting” has the meaning set forth in Section 6.2(a).

“Certificate” has the meaning set forth in Section 1.9(b).

“Certificate	of Incorporation” has the meaning set forth in Section 1.5(a).

“Certificate of Merger” has the meaning set forth in Section 1.4.

“CFTC” means the Commodity Futures Trading Commission.

“Change” has the meaning set forth in Section 6.2(a).

“Change in Recommendation” has the meaning set forth in Section 6.5(c)(I).

“Change in CBOT Holdings Recommendation” has the meaning set forth in Section 6.2(a).

“Change in CME Holdings Recommendation” has the meaning set forth in Section 6.2(b).

“Class A Membership” means the one (1) Class A Membership in CBOT.

“Class B Memberships” means, collectively, the Series B-1 Memberships, the Series B-2 Memberships, the Series B-3 Memberships, the Series B-4 Memberships and the Series B-5 Memberships in CBOT.

“Clayton Act” means the Clayton Act of 1914, as amended, and the rules and regulations promulgated thereunder.

“Clearing Agreement” has the meaning set forth in Section 6.17.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“CME” means Chicago Mercantile Exchange Inc., a wholly owned subsidiary of CME Holdings.

“CME Common Stock” has the meaning set forth in Section 4.3(c).

“CME Holdings” has the meaning set forth in the Preamble.

“CME Holdings Benefit Plans” has the meaning set forth in Section 4.14(a).

“CME Holdings Class A Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Class B Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Common Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Contracts” has the meaning set forth in Section 4.17(b).

“CME Holdings Directors” has the meaning set forth in Section 1.7(a).

“CME Holdings Disclosure Letter” has the meaning set forth in Article IV.

“CME Holdings Financial Advisors” has the meaning set forth in Section 4.21.

“CME Holdings Financial Statements” means the consolidated financial statements of CME Holdings and the CME Holdings Subsidiaries included in the CME Holdings SEC Documents together, in the case of year-end statements, with reports thereon by Ernst & Young LLP, the independent auditors of CME Holdings, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“CME Holdings Identified Representations” means Section 4.3 and Section 4.4.

“CME Holdings Improvements” has the meaning set forth in Section 4.13(a).

“CME Holdings Leased Real Property” means all real property interests leased by CME Holdings or any of the CME Holdings Subsidiaries pursuant to the Leases.

“CME Holdings License Agreements” has the meaning set forth in Section 4.17(a)(ix).

“CME Holdings Material Lease” has the meaning set forth in Section 4.13(a).

“CME Holdings Owned Intellectual Property” has the meaning set forth in Section 4.16(a).

“CME Holdings Permits” has the meaning set forth in Section 4.11(a).

“CME Holdings Preferred Stock” has the meaning set forth in Section 4.3(a).

“CME Holdings Recommendation” has the meaning set forth in Section 6.2(b).

“CME Holdings Rights” means the rights distributed to the holders of CME Holdings Class A Common Stock and CME Holdings Class B Common Stock pursuant to the CME Holdings Rights Agreement.

“CME Holdings Rights Agreement” means the rights agreement, dated as of November 30, 2001, as amended, between CME Holdings and Computershare Investor Services LLC, as rights agent.

“CME Holdings SEC Documents” has the meaning set forth in Section 4.6(a).

“CME Holdings Stock Option” has the meaning set forth in Section 1.11(a).

“CME Holdings Stock Plans” has the meaning set forth in Section 4.3(b).

“CME Holdings Stock-Based Award” has the meaning set forth in Section 1.11(b).

“CME Holdings Stockholder Approval” has the meaning set forth in Section 4.4(a).

“CME Holdings Stockholders Meeting” has the meaning set forth in Section 6.2(b).

“CME Holdings Subsidiary” has the meaning set forth in Section 4.2(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commodity Exchange Act” means the Commodity Exchange Act, 7 U.S.C. §§ 1, et seq., as amended, and the rules and regulations promulgated thereunder.

“Confidentiality Agreement” has the meaning set forth in Section 6.3(c).

“Constituent Documents” means with respect to any entity, its certificate or articles of incorporation, by-laws, exchange rules and regulations, as applicable, and any similar charter or other organizational documents of such entity.

“Continuing Employees” has the meaning set forth in Section 6.6(a).

“Copyrights” has the meaning set forth in Section 3.18(k).

“Determination Date” has the meaning set forth in Section 2.1(a).

“D & O Insurance” has the meaning set forth in Section 6.8.

“DGCL” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 1.4.

“Election Date” has the meaning set forth in Section 1.10(d).

“Election Form” has the meaning set forth in Section 1.10(a).

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health, safety (as it relates to Releases of Hazardous Substances), natural resources or the environment, including laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release, threatened Release of, or exposure to, Hazardous Substances.

“Environmental Permit” means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

“Equity Rights” means, with respect to any Person, securities, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and shall include the CME Holdings Stock Options, CME Holdings Stock-Based Awards, CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards, as applicable, but shall not include the CBOT Holdings Rights.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 2.1(a).

“Exchange Ratio” has the meaning set forth in Section 1.9(a)(i).

“Expenses” has the meaning set forth in Section 6.7.

“Foreign Competition Laws” has the meaning set forth in Section 3.7(b).

“Foreign CBOT Holdings Benefit Plan” has the meaning set forth in Section 3.16(r).

“Foreign CME Holdings Benefit Plan” has the meaning set forth in Section 4.14(p).

“Form S-4” has the meaning set forth in Section 3.10.

“FTC” has the meaning set forth in Section 6.4(a).

“GAAP” has the meaning set forth in Section 3.8(b).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission, including the CFTC, or other governmental authority or instrumentality.

“Hazardous Substances” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or toxic mold, or defined as such by, or regulated as such under, any Environmental Law.

“HSR Act” has the meaning set forth in Section 3.7(b).

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person and its Subsidiaries for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person and its Subsidiaries evidenced by bonds, debentures, notes, mortgages or similar instruments or securities, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person and its Subsidiaries under conditional sale or other title retention agreements relating to any property purchased by such Person or any of its Subsidiaries, (v) all obligations of such Person and its Subsidiaries issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person and its Subsidiaries to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person and its Subsidiaries capitalized on the books and records of such Person or any of its Subsidiaries, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person or any of its Subsidiaries, whether or not the obligations secured thereby have been assumed, (viii) all letters of credit or performance bonds issued for the account of such Person or any of its Subsidiaries (excluding (a) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (b) standby letters of credit relating to workers’ compensation insurance and surety bonds, (c) surety bonds and customs bonds and (d) clearing house guarantees) and (ix) all guarantees and arrangements having the economic effect of a guarantee of such Person or any of its Subsidiaries of any Indebtedness of any other Person, other than clearing house guarantees. Notwithstanding the foregoing, “Indebtedness” shall not include intercompany indebtedness, obligations or liabilities between either (i) CBOT Holdings or one of the wholly-owned CBOT Holdings Subsidiaries on the one hand, and another wholly-owned CBOT Holdings Subsidiary on the other hand, or (ii) CME Holdings or one of the wholly-owned CME Holdings Subsidiaries on the one hand, and another wholly-owned CME Holdings Subsidiary on the other hand.

“Indemnified Persons” has the meaning set forth in Section 6.8.

“Intellectual Property” has the meaning set forth in Section 3.18(k).

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” has the meaning set forth in Section 6.1(a).

“known” or “knowledge” means, with respect to any Party, the knowledge of such Party’s executive officers.

“Law” (and with the correlative meaning “Laws”) means any rule, regulation, statute, Order, ordinance or code promulgated by any Governmental Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.

“Leases” means leases, subleases, licenses and occupancy agreements.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Mailing Date” has the meaning set forth in Section 1.10(a).

“Matching Bid” has the meaning set forth in Section 6.5(c).

“Material Adverse Effect” means, with respect to any entity, a material adverse effect on (i) the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, other than any such effect relating to or resulting from (A) changes or conditions generally affecting the economy or the financial, credit or securities markets, (B)

political or regulatory conditions (including any changes thereto), to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate, (C) changes in, or events or conditions effecting, any of the businesses and industries in which such entity and its Subsidiaries operate, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in such businesses and industries, (D) changes, after the date hereof, in GAAP or the accounting rules or regulations of the SEC, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate, (E) the announcement of this Agreement, (F) actions expressly permitted by this Agreement or that are taken with the prior informed written consent of the other Party or (G) changes in any Law, to the extent such changes do not affect such entity and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which such entity and its Subsidiaries operate or (ii) the ability of such entity to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“Maximum Annual Premium” has the meaning set forth in Section 6.8.

“Members” means the holders of the Membership Interests in CBOT.

“Membership Interests” has the meaning set forth in Section 3.3(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.9(a).

“Multiemployer Plan” has the meaning set forth in Section 3.16(c).

“Nasdaq” means the NASDAQ Global Select Market.

“No Election Shares” has the meaning set forth in Section 1.10(b).

“NYSE” means The New York Stock Exchange.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” has the meaning set forth in Section 3.18(k).

“Per Share Cash Consideration” has the meaning set forth in Section 1.9(a)(ii).

“Permitted Liens” means (i) any liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (iv) easements, rights-of-way, restrictions and other similar encumbrances, which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto and (v) any Lien reflected in the CME Holdings Financial Statements or the CBOT Holdings Financial Statements (as applicable).

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Proceeding” has the meaning set forth in Section 5.1(k).

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” has the meaning set forth in Section 6.3.

“Repurchase” means the repurchase by CBOT Holdings of the outstanding share of CBOT Holdings Class B Common Stock pursuant to the terms of the Voting Trust and the certificate of incorporation of CBOT Holdings.

“Restraint” has the meaning set forth in Section 7.1(d).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.8(a).

“SEC” has the meaning set forth in Section 3.7(b).

“Securities” means, with respect to any entity, the authorized shares of any series of capital stock of, or other equity interests or membership interests in, such entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means any U.S. or foreign commission, board, agency or body that is not a Governmental Entity but is charged with regulating its own members through the adoption and enforcement of financial, sales practice and other requirements for brokers, dealers, securities underwriting or trading, stock exchanges, commodity exchanges, commodity intermediaries, electronic communications networks, insurance companies or agents, investment companies or investment advisers.

“Sherman Act” means the Sherman Antitrust Act of 1890, as amended, and the rules and regulations promulgated thereunder.

“Software” has the meaning set forth in Section 3.18(k).

“Stock Consideration” has the meaning set forth in Section 1.9(a)(i).

“Stockholder Approval” has the meaning set forth in Section 6.5(a).

“Stockholder Vote Option” has the meaning set forth in Section 6.5(c)(II).

“Subsidiary” when used with respect to any entity means any corporation or other organization, whether incorporated or unincorporated, (i) of which such entity or any other Subsidiary of such entity is a general partner (excluding partnerships, the general partnership interests of which are held by such entity or any Subsidiary of such entity do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the Securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries, or by such entity and one or more of its Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 6.5(e).

“Surviving Entity” has the meaning set forth in Section 1.2.

“Surviving Entity Chairman” has the meaning set forth in Section 1.7(a).

“Surviving Entity Plans” has the meaning set forth in Section 6.6(a).

“Surviving Entity Vice Chairman” has the meaning set forth in Section 1.7(a).

“Takeover Proposal” has the meaning set forth in Section 6.5(e).

“Tax” (and with the correlative meaning “Taxes”) means (i) any U.S. federal, state, local or foreign net income, franchise, gross income, sales, use, value added, goods and services, ad valorem, turnover, real property, personal property, gross receipts, net proceeds, license, capital stock, payroll, employment, unemployment, disability, customs duties, unclaimed property, withholding, social security (or similar), excise, severance, transfer, alternative or add-on minimum, stamp, estimated, registration, fuel, occupation, premium, environmental, excess profits, windfall profits taxes, or other tax of any kind and similar charges, fees, levies, imposts, duties, tariffs, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority or Governmental Entity, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, transferor liability, successor liability or otherwise through operation of law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person.

“Tax Return” means any return, report, declaration, election, estimate, information statement, claim for refund, or other document (including any related or supporting information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Third Party” has the meaning set forth in Section 6.5(e).

“Trade Secrets” has the meaning set forth in Section 3.18(k).

“Trademarks” has the meaning set forth in Section 3.18(k).

“U.S.” means the United States of America.

“Voting Trust” means the Subsidiary Voting Trust Agreement, dated as of October 12, 2005, among CBOT Holdings, CBOT and Wilmington Trust Company, a Delaware banking corporation, as trustee, as amended.

“WARN Act” has the meaning set forth in Section 3.17(g).

Section 1.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, CBOT Holdings shall be merged with and into CME Holdings and the separate corporate existence of CBOT Holdings shall thereupon cease. CME Holdings shall be the surviving entity in the Merger (with respect to all post-Closing periods, the “Surviving Entity”). At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 1.3 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois, at 9:00 a.m., Chicago time, on the date when the Effective Time is to occur (the “Closing Date”).

Section 1.4 Effective Time. Subject to the provisions of this Agreement, on the Closing Date, CME Holdings and CBOT Holdings shall file a certificate of merger as contemplated by the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State on the Closing Date, or at such other time as CME Holdings and CBOT Holdings shall agree and specify in the Certificate of Merger. Subject to the provisions of this Agreement, unless otherwise mutually agreed upon by CME Holdings and CBOT Holdings, CME Holdings and CBOT Holdings shall cause the Effective Time to occur on the fifth Business Day after all of the conditions set forth in Article VII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). As used herein, the “Effective Time” shall mean the time at which the Merger shall become effective.

Section 1.5 Surviving Entity Constituent Documents.

(a) The certificate of incorporation of the Surviving Entity (the “Certificate of Incorporation”) shall be in the form attached hereto as Exhibit A (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

(b) The by-laws of the Surviving Entity (the “By-Laws”) shall be in the form attached hereto as Exhibit B (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

Section 1.6 CBOT Constituent Documents.

(a) Concurrently with the Effective Time, the Amended and Restated Certificate of Incorporation of CBOT shall be amended and restated in the form attached hereto as Exhibit C (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

(b) Concurrently with the Effective Time, the Amended and Restated Bylaws of CBOT shall be amended and restated in the form attached hereto as Exhibit D (it being understood that, in preparing the final version of such document, the Parties shall complete the blanks represented by bracketed language in the manner contemplated by such bracketed language and this Agreement), until thereafter changed or amended as provided therein or by applicable Law.

Section 1.7 Directors.

(a) At the Effective Time, as reflected in the Certificate of Incorporation and By-Laws, the number of directors of the Surviving Entity shall be twenty-nine (29), consisting of twenty (20) directors of CME Holdings as of immediately prior to the Effective Time (the “CME Holdings Directors”) and nine (9) directors of CBOT Holdings as of immediately prior to the Effective Time (the “CBOT Holdings Directors”). At least ten (10) Business Days prior to the Effective Time, CBOT Holdings shall deliver in writing to CME Holdings (the “CBOT Holdings Director Notice”) the names of the CBOT Holdings Directors (it being understood that one of the CBOT Holdings Directors shall be the Chairman of the Board of Directors of CBOT Holdings immediately prior to the Effective Time and at least two of the CBOT Holdings Directors shall be Non-Industry Directors (as defined in the By-Laws)). The CBOT Holdings Director Notice shall identify (i) which CBOT Holdings Directors shall be members of the Executive Committee of the Board of Directors of the Surviving Entity in accordance with Section 1.7(b) and (ii) which CBOT Holdings Directors shall be members of the Nominating Committee of the Board of Directors of the Surviving Entity in accordance with Section 1.7(c). The CBOT Holdings Directors shall be allocated among the different classes of directors of the Surviving Entity as may be mutually agreed by CBOT Holdings and CME Holdings so that (i) the classes of directors expiring at the next two annual meetings of the stockholders of the Surviving Entity after the Effective Time have ten (10) directors and (ii) the other class of directors has nine (9) directors. Immediately following the Effective Time, the Chairman of the Board of Directors of CME Holdings immediately prior to the Effective Time shall serve as the Chairman of the Board of Directors of the Surviving Entity (the “Surviving Entity Chairman”) and the Chairman of the Board of Directors of CBOT Holdings immediately prior to the Effective Time shall serve as Vice Chairman of the Board of Directors of the Surviving Entity (the “Surviving Entity Vice Chairman”). Subject to Article X of the By-Laws, each director shall hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Certificate of Incorporation, the By-Laws and applicable Law.

(b) At the Effective Time, as reflected in the By-Laws, the Executive Committee of the Board of Directors of the Surviving Entity shall be comprised of eight (8) directors, consisting of five (5) CME Holdings Directors and the three (3) CBOT Holdings Directors identified in the CBOT Holdings Director Notice. Immediately following the Effective Time, as reflected in the By-Laws, the Surviving Entity Chairman shall serve as the Chairman of the Executive Committee and the Surviving Entity Vice Chairman shall serve as the Vice Chairman of the Executive Committee.

(c) At the Effective Time, as reflected in the By-Laws, the Nominating Committee of the Board of Directors of the Surviving Entity shall be comprised of six (6) directors, consisting of four (4) CME Holdings Directors and the two (2) CBOT Holdings Directors identified in the CBOT Holdings Director Notice.

Section 1.8 Officers. Subject to Section 1.7(a), the officers of CME Holdings immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

Section 1.9 Effect on Capital Stock.

(a) At the Effective Time, subject to the other provisions of Article I and Article II, each share of CBOT Holdings Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CBOT Holdings Class A Common Stock owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned subsidiaries), together with the CBOT Holdings Rights attached thereto or associated therewith, shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive the following consideration (collectively, the “Merger Consideration”):

(i) Each share of CBOT Holdings Class A Common Stock with respect to which an election to receive Stock Consideration is properly made and not revoked or lost pursuant to Section 2.1 and each No Election Share shall be converted into the right to receive .3006 shares (the “Exchange Ratio”) of CME Holdings Class A Common Stock, together with the CME Holdings Rights attached thereto or associated therewith and subject to adjustment in accordance with Section 1.9(c) (the “Stock Consideration”); and

(ii) Each share of CBOT Holdings Class A Common Stock with respect to which an election to receive cash has been properly made and not revoked or lost pursuant to Section 2.1 (each, a “Cash Share”) shall be converted (provided that the Available Cash Amount equals or exceeds the Actual Cash Amount) into the right to receive an amount in cash, without interest, equal to the product determined by multiplying the Exchange Ratio by the Average CME Holdings Stock Price (the “Per Share Cash Consideration”); if, however, (A) the product of the number of Cash Shares and the Per Share Cash Consideration (such product being the “Actual Cash Amount”) exceeds (B) $3.0 billion (the “Available Cash Amount”), then each Cash Share shall be converted into a right to receive (1) an amount of cash (without interest) equal to the product of (p) the Per Share Cash Consideration and (q) a fraction, the numerator of which shall be the Available Cash Amount and the denominator of which shall be the Actual Cash Amount (such fraction being the “Cash Fraction”) and (2) a number of shares of CME Holdings Class A Common Stock equal to the product of (r) the Exchange Ratio and (s) one (1) minus the Cash Fraction.

(b) From and after the Effective Time, all of the shares of CBOT Holdings Class A Common Stock, and associated CBOT Holdings Rights, converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any such shares of CBOT Holdings Class A Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive (i) the Merger Consideration and (ii) any dividends and other distributions in accordance with Section 2.1(f).

(c) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of CME Holdings or CBOT Holdings shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Exchange Ratio, the Stock Consideration, the Per Share Cash Consideration, and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of CBOT Holdings Class A Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(d) At the Effective Time, all shares of CBOT Holdings Class A Common Stock that are owned by CME Holdings or CBOT Holdings or any of their respective wholly-owned Subsidiaries (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist and no stock of CME Holdings, cash or other consideration shall be delivered in exchange therefor.

(e) This Agreement is intended to meet the requirements of Treasury Regulation section 1.368-1(e) (including Treasury Regulation section 1.368-l(e)(2)(iii)(B)(1)(ii)) and shall be interpreted in a manner consistent therewith, such that in no event shall the value of CBOT Holdings Class A Common Stock (included for purposes of “continuity of interest” within the meaning of Treasury Regulation section 1.368-l(e)) exchanged for CME Holdings Class A

Common Stock (based on the fair market value of CME Holdings Class A Common Stock as of the last Business Day before the execution of this Agreement) constitute less than 45% of the proprietary interests in CBOT Holdings.

Section 1.10 Election Procedures.

(a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of CBOT Holdings Class A Common Stock shall pass, only upon proper delivery of such Election Form and Certificates to the Exchange Agent) in such form as CBOT Holdings and CME Holdings shall reasonably agree (the “Election Form”) shall be mailed with the Joint Proxy Statement/Prospectus (the date of such mailing being referred to as the “Mailing Date”) to each holder of record as of the record date for the CBOT Holdings Stockholders Meeting.

(b) Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of shares of such holder’s CBOT Holdings Class A Common Stock with respect to which such holder elects to receive the Stock Consideration, (ii) the number of shares of such holder’s CBOT Holdings Class A Common Stock with respect to which such holder elects to receive the Per Share Cash Consideration or (iii) that such holder makes no election with respect to such holder’s shares of CBOT Holdings Class A Common Stock (“No Election Shares”). Any CBOT Holdings Class A Common Stock with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., Chicago time, on the Election Date shall also be deemed to be No Election Shares.

(c) CME Holdings shall make available one or more Election Forms as may reasonably be requested from time to time by all Persons who become holders (or beneficial owners) of CBOT Holdings Class A Common Stock between the record date for the CBOT Holdings Stockholders Meeting and the close of business on the Business Day prior to the Election Date, and CBOT Holdings shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d) Any record holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the date specified on the Election Form as agreed upon by the parties, or if no such date is specified, on the later of (1) the date of the CBOT Holdings Stockholders Meeting or (2) if the Effective Time is more than four Business Days following the CBOT Holdings Stockholders Meeting, three Business Days preceding the Effective Time (the “Election Date”), an Election Form properly completed and signed and accompanied by (i) Certificates representing the shares of CBOT Holdings Common Stock to which such Election Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of CBOT Holdings (or by an appropriate guarantee of delivery of such Certificates as set forth in such Election Form from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act); provided that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery) or (ii) in the case of CBOT Holdings Book-Entry Shares, any additional documents required by the procedures set forth in the Election Form. After an election is validly made with respect to any shares of CBOT Holdings Class A Common Stock, no further registration of transfers of such shares shall be made on the stock transfer books of CBOT Holdings, unless and until such election is properly revoked.

(e) CME Holdings and CBOT Holdings shall publicly announce the anticipated Election Date at least five Business Days prior to the anticipated Effective Time. If the Effective Time is delayed to a subsequent date, the Election Date shall be similarly delayed to a subsequent date, and CME Holdings and CBOT Holdings shall promptly announce any such delay and, when determined, the rescheduled Election Date.

(f) Any election may be revoked with respect to all or a portion of the shares of CBOT Holdings Class A Common Stock subject thereto by the holder who submitted the applicable Election Form by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. In the event an Election Form is revoked prior to the Election Date, the shares of CBOT Holdings Class A Common Stock represented by such Election Form shall become No Election Shares and CME Holdings shall cause the Certificates representing such shares of CBOT Holdings Class A Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form, except to the extent (if any) a subsequent election is properly made with respect to any or all of such shares of CBOT Holdings Class A Common Stock. In addition, all elections shall automatically be revoked if this Agreement is terminated in accordance with Article VIII.

Section 1.11 Treatment of CBOT Holdings Equity-Based Awards.

(a) Each option to purchase shares of CBOT Holdings Class A Common Stock (a “CBOT Holdings Stock Option”) granted under the 2005 Long-Term Equity Incentive Plan or any other equity or equity-based compensation plan of CBOT Holdings (each, a “CBOT Holdings Stock Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease, at the Effective Time, to represent a right to acquire shares of CBOT Holdings Class A Common Stock and shall be converted at the Effective Time, without any action on the part of any holder of any CBOT Holdings Stock Option, into an option to purchase a share of CME Holdings Class A Common Stock (a “CME Holdings Stock Option”), together with the CME Holdings Rights attached thereto or associated therewith, on the same terms and conditions as were applicable under such CBOT Holdings Stock Option (but taking into account any changes thereto, including any acceleration or vesting thereof, provided for in the relevant CBOT Holdings Stock Plan, or in the related award document (including any employment agreement and the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter) by reason of the transactions contemplated hereby). The number of shares of CME Holdings Class A Common Stock subject to each such CBOT Holdings Stock Option shall be equal to the number of shares of CBOT Holdings Class A Common Stock subject to each such CBOT Holdings Stock Option multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock, and such CME Holdings Stock Option shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such CBOT Holdings Stock Option divided by the Exchange Ratio; provided that, in the case of any CBOT Holdings Stock Option to which Section 421 of the Code applies as of the Effective Time (after taking into account the effect of any accelerated vesting thereof, if applicable)

by reason of its qualification under Section 422 or Section 423 of the Code, the exercise price, the number of shares of CME Holdings Class A Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code; provided, further, that, in the case of any CBOT Holdings Stock Option to which Section 409A of the Code applies as of the Effective Time, the exercise price, the number of shares of CME Holdings Class A Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) At the Effective Time, each Equity Right consisting of, based on or relating to shares of CBOT Holdings Class A Common Stock granted under a CBOT Holdings Stock Plan, other than CBOT Holdings Stock Options (each, a “CBOT Holdings Stock-Based Award”), whether contingent or accrued, which is outstanding immediately prior to the Effective Time shall cease, at the Effective Time, to represent an Equity Right with respect to shares of CBOT Holdings Class A Common Stock and shall be converted without any action on the part of any holder of an Equity Right, at the Effective Time, into an Equity Right consisting of, based on or relating to shares of CME Holdings Class A Common Stock granted under a CME Holdings Stock Plan, other than CME Holdings Stock Options (each, a “CME Holdings Stock-Based Award”), on the same terms and conditions as were applicable under the CBOT Holdings Stock-Based Awards (but taking into account any changes thereto, including any acceleration or vesting thereof, provided for in the relevant CBOT Holdings Stock Plan or in the related award document (including any employment agreement and the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter) by reason of the transactions contemplated hereby). The number of shares of CME Holdings Class A Common Stock subject to each such CME Holdings Stock-Based Award shall be equal to the number of shares of CBOT Holdings Class A Common Stock subject to the CBOT Holdings Stock-Based Award multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock and, if applicable, such CME Holdings Stock-Based Award shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price specified in the CBOT Holdings Stock-Based Award divided by the Exchange Ratio. Any dividend equivalents credited to the account of each holder of a CBOT Holdings Stock-Based Award as of the Effective Time shall remain credited to such holder’s account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

(c) As soon as practicable after the Effective Time, CME Holdings shall deliver to the holders of CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards any required notices setting forth such holders’ rights pursuant to the relevant CBOT Holdings Stock Plans and award documents and stating that such CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards have been assumed by CME Holdings and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger and the terms of the relevant CBOT Holdings Stock Plans).

(d) Following the Effective Time, CME Holdings may maintain the CBOT Holdings Stock Plans for purposes of granting future awards in accordance with NYSE and Nasdaq rules. If any CBOT Holdings Stock Plans are so maintained, the provisions of such CBOT Holdings Stock Plans, including the respective terms of such plans, shall not be changed by the Surviving Entity, except that (i) all Equity Rights issued by CME Holdings pursuant to the CBOT

Holdings Stock Plans following the Effective Time shall be Equity Rights in respect of CME Holdings Class A Common Stock, (ii) all references to CBOT Holdings (other than any references relating to a “change in control” of CBOT Holdings) in each CBOT Holdings Stock Plan and in each agreement evidencing any award thereunder shall be deemed to refer to CME Holdings, unless CME Holdings determines otherwise and (iii) the number of shares of CME Holdings Class A Common Stock available for future issuance pursuant to each CBOT Holdings Stock Plan following the Effective Time (the “Available CBOT Holdings Stock Plan Shares”) shall be equal to the number of shares of CBOT Holdings Class A Common Stock so available immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of CME Holdings Class A Common Stock.

(e) Prior to the Effective Time, CBOT Holdings shall take all necessary action for the adjustment of CBOT Holdings Stock Options and CBOT Holdings Stock-Based Awards under this Section 1.11. CME Holdings shall reserve for future issuance a number of shares of CME Holdings Class A Common Stock at least equal to the number of shares of CME Holdings Class A Common Stock that will be subject to CME Holdings Stock Options and CME Holdings Stock-Based Awards as a result of the actions contemplated by this Section 1.11, plus the number of Available CBOT Holdings Stock Plan Shares in the event that CME Holdings maintains the CBOT Holdings Stock Plans as contemplated by this Section 1.11. As soon as practicable following the Effective Time, CME Holdings shall file a registration statement on Form S-8 or S-3, as the case dictates (or any successor form, or if Form S-8 or S-3 is not available, other appropriate forms), with respect to the shares of CME Holdings Class A Common Stock subject to such CME Holdings Stock Options and CME Holdings Stock-Based Awards (and the Available CBOT Holdings Stock Plan Shares, as the case dictates) and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CME Holdings Stock Options and CME Holdings Stock-Based Awards remain outstanding.

Section 1.12 Appraisal Rights. The parties hereto agree that, in accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of shares of CBOT Holdings Class A Common Stock in connection with the Merger.

Section 1.13 Associated Rights. References in Article I and Article II of this Agreement to CBOT Holdings Class A Common Stock shall include, unless the context requires otherwise, the associated CBOT Holdings Rights.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Surrender and Payment.

(a) Prior to the Mailing Date, CME Holdings shall appoint an exchange agent reasonably acceptable to CBOT Holdings (the “Exchange Agent”) for the purpose of exchanging Certificates representing shares of CBOT Holdings Class A Common Stock and non-certificated shares represented by book entry (“Book-Entry Shares”) for the Merger Consideration. Promptly after the Effective Time, but in no event more than three (3) Business Days thereafter, the

Surviving Entity will send, or will cause the Exchange Agent to send, to each holder of record of shares of CBOT Holdings Class A Common Stock as of the Effective Time (other than any holder which has previously and properly surrendered all of its Certificate(s) to the Exchange Agent in accordance with Section 1.10 ), a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as CBOT Holdings and CME Holdings may reasonably agree, for use in effecting delivery of shares of CBOT Holdings Class A Common Stock to the Exchange Agent. As promptly as practicable after the Election Date (and in no event later than three (3) Business Days after the Election Date), the Exchange Agent shall determine the Actual Cash Amount and the allocation of Merger Consideration and shall notify CME Holdings of such determination (the date of such determination, the “Determination Date”). At the Effective Time, CME Holdings shall deposit with the Exchange Agent (i) the number of shares of CME Holdings Class A Common Stock (including fractional shares) to be delivered as Stock Consideration in respect of the No Election Shares and the shares of CBOT Holdings Class A Common Stock for which an election to receive stock consideration is properly made and not revoked or lost pursuant to this Section 2.1, (ii) the number of shares of CME Holdings Class A Common Stock (including fractional shares) as shall be necessary to deliver the Stock Consideration in respect of the shares of CBOT Holdings Class A Common Stock for which an election to receive the Stock Consideration is properly made and not revoked or lost pursuant to this Section 2.1, and (iii) the Available Cash Amount. CME Holdings shall also make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions contemplated by Section 2.1(f). Exchange of any Book-Entry Shares shall be effected in accordance with CME Holdings’ customary procedures with respect to securities represented by book entry.

(b) Each holder of shares of CBOT Holdings Class A Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive (A) one or more certificates of CME Holdings Class A Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the number of shares of CME Holdings Class A Common Stock, if any, that such holder has the right to receive pursuant to Section 1.9 and (B) a check in the amount equal to the cash portion of the Merger Consideration, if any, that such holder has the right to receive pursuant to Section 1.9 and this Article II, including dividends and other distributions payable pursuant to Section 2.1(f). The Merger Consideration shall be paid as promptly as practicable after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing. No interest shall be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of Certificates. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further registration of transfers of shares of CBOT Holdings Class A Common Stock. If, after the Effective Time, Certificates are presented to the Exchange Agent or the Surviving Entity, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.1(a) that remains unclaimed by the holders of shares of CBOT Holdings Class A Common Stock one year after the Effective Time shall be returned to the Surviving Entity, upon demand, and any such holder who has not exchanged his or her shares of CBOT Holdings Class A Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to the Surviving Entity for delivery of the Merger Consideration in respect of such holder’s shares. Notwithstanding the foregoing, the Surviving Entity shall not be liable to any holder of shares for any Merger Consideration properly delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration remaining unclaimed by holders of shares of CBOT Holdings Class A Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Entity free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to shares of CME Holdings Class A Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of CME Holdings Class A Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of CME Holdings Class A Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of CME Holdings Class A Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of CME Holdings Class A Common Stock, all shares of CME Holdings Class A Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

Section 2.2 [Reserved.]

Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond, in such reasonable amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of CBOT Holdings Class A Common Stock represented by such Certificate as contemplated by this Article II.

Section 2.4 Withholding Rights. Each of the Exchange Agent and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Article I and Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Entity or Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CBOT Holdings Class A Common Stock in respect of which such deduction and withholding was made.

Section 2.5 Further Assurances. After the Effective Time, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of CBOT Holdings, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CBOT Holdings, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

Section 2.6 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by Law, no certificates representing shares of CME Holdings Class A Common Stock or cash shall be delivered to a Person who may be deemed an “affiliate” of CBOT Holdings in accordance with Section 6.12 hereof for purposes of Rule 145 under the Securities Act, until such Person has executed and delivered an Affiliate Agreement to CME Holdings.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CBOT HOLDINGS AND CBOT

Except as otherwise disclosed or identified in the CBOT Holdings SEC Documents filed prior to the date hereof (excluding any disclosures included in such CBOT Holdings SEC Documents that are predictive or forward-looking in nature) or in a letter (the “CBOT Holdings Disclosure Letter”) delivered to CME Holdings by CBOT Holdings prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article III to which the information in such letter relates; provided, that, disclosure in the CBOT Holdings Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), CBOT Holdings and CBOT jointly and severally represent and warrant to CME Holdings as follows:

Section 3.1 Organization. CBOT Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. CBOT Holdings has made available to CME Holdings true, correct and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

Section 3.2 Subsidiaries.

(a) Section 3.2(a) of the CBOT Holdings Disclosure Letter sets forth (i) each Subsidiary of CBOT Holdings (individually, a “CBOT Holdings Subsidiary” and collectively, the “CBOT Holdings Subsidiaries”), (ii) each CBOT Holdings Subsidiary’s jurisdiction of incorporation or organization and (iii) the location of each CBOT Holdings Subsidiary’s principal executive offices. Each CBOT Holdings Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted. CBOT Holdings has made available to CME Holdings true, correct and complete copies of the Constituent Documents of each CBOT Holdings Subsidiary, as amended and in effect on the date of this Agreement.

(b) Except for the Class B Memberships in CBOT, CBOT Holdings is, directly or indirectly, the record and beneficial owner of all of the outstanding Securities of each CBOT Holdings Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by CBOT Holdings have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the CBOT Holdings Subsidiaries, CBOT Holdings does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

Section 3.3 Capitalization; Membership Interests.

(a) As of the date of this Agreement, the authorized capital stock of CBOT Holdings consists of (i) 200,000,000 shares of Class A Common Stock, par value $0.001 per share (the “CBOT Holdings Class A Common Stock”), of which 16,457,138 shares have been designated as Series A-1 Class A Common Stock, 16,451,412 shares have been designated as Series A-2 Class A Common Stock and 16,451,412 shares have been designated as Series A-3 Class A Common Stock, (ii) one (1) share of Class B Common Stock, par value $0.001 per share (the “CBOT Holdings Class B Common Stock” and, together with the CBOT Holdings Class A Common Stock, the “CBOT Holdings Common Stock”) and (iii) 20,000,000 shares of Preferred Stock, par value $0.001 per share (the “CBOT Holdings Preferred Stock”), of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock.

(b) At the close of business on October 13, 2006: (i) 52,839,473 shares of CBOT Holdings Class A Common Stock were issued and outstanding as follows: (1) no shares of Series A-1 Class A Common Stock were issued and outstanding, (2) 16,353,172 shares of Series A-2 Class A Common Stock were issued and outstanding and (3) 16,579,159 shares of Series A-3 Class A Common Stock were issued and outstanding; (ii) one (1) share of CBOT Holdings Class B Common Stock was issued and outstanding; (iii) no shares of CBOT Holdings Preferred Stock were issued and outstanding; and (iv) 1,200,000 shares of CBOT Holdings Class A Common Stock were reserved for issuance pursuant to the CBOT Holdings Stock Plans. Except as set forth above, as of October 13, 2006, no shares of capital stock of CBOT Holdings were issued, reserved for issuance or outstanding. All issued and outstanding shares of CBOT Holdings Common Stock and CBOT Holdings Preferred Stock have been, and all shares of CBOT Holdings Class A Common Stock that may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(c) As of the date of this Agreement, the authorized membership in CBOT consists of (i) one (1) Class A Membership and (ii) 3,681 Class B Memberships (together with the Class A Membership, the “Membership Interests”), which have been divided into five series as follows: (1) 1,402 Series B-1 Memberships, (2) 867 Series B-2 Memberships, (3) 128 Series B-3 Memberships, (4) 641 Series B-4 Memberships and (5) 643 Series B-5 Memberships.

(d) At the close of business on October 13, 2006: (i) one (1) Class A Membership was issued and outstanding; and (ii) 3,601 Class B Memberships were issued and outstanding as follows: (1) 1,402 Series B-1 Memberships were issued and outstanding, (2) 811 Series B-2 Memberships were issued and outstanding, (3) 104 Series B-3 Memberships were issued and outstanding, (4) 641 Series B-4 Memberships were issued and outstanding and (5) 643 Series B-5 Memberships were issued and outstanding. Except as set forth above, as of October 13, 2006, no Membership Interests were issued or outstanding. As of October 13, 2006, the sole Class A Membership was held by CBOT Holdings. All issued and outstanding Membership Interests in CBOT have been duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights. Except as set forth in the Constituent Documents of CBOT Holdings and CBOT, neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to any agreements with, or have granted any rights for the benefit of or taken any similar action with respect to, any Members. The only corporate governance rights or entitlements of any Members with respect to CBOT Holdings or the CBOT Holdings Subsidiaries are those corporate governance rights and entitlements provided for in the Constituent Documents of CBOT Holdings and CBOT.

(e) CBOT Holdings has made available to CME Holdings a complete and correct copy of the CBOT Holdings Rights Agreement as in effect on the date hereof.

(f) Section 3.3(f) of the CBOT Holdings Disclosure Letter sets forth each CBOT Holdings Stock Plan and, as of October 13, 2006, the aggregate number of shares of CBOT Holdings Class A Common Stock relating to outstanding and available awards under each CBOT Holdings Stock Plan. CBOT Holdings has made available to CME Holdings the form of agreement related to each such award. No material changes have been made to such form in connection with any award.

(g) There are no preemptive or similar rights on the part of any holder of any class of Securities of CBOT Holdings or any CBOT Holdings Subsidiary. Neither CBOT Holdings nor any CBOT Holdings Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any class of Securities of CBOT Holdings or any CBOT Holdings Subsidiary on any matter submitted to such holders of Securities. As of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which CBOT Holdings or any CBOT Holdings Subsidiary is a party or by which any of them is bound (i) obligating CBOT Holdings or any CBOT Holdings Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of CBOT Holdings or any CBOT Holdings Subsidiary, or any security convertible or exercisable for or exchangeable into any Securities of CBOT Holdings or any CBOT Holdings Subsidiary, (ii) obligating CBOT Holdings or any CBOT Holdings Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of CBOT Holdings or any CBOT Holdings Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of CBOT Holdings or any CBOT Holdings Subsidiary to repurchase, redeem or otherwise acquire any Securities of CBOT Holdings or any CBOT Holdings Subsidiary. Except for the Voting Trust, there are no proxies, voting trusts or other agreements or understandings to which CBOT Holdings or any CBOT Holdings Subsidiary is a party or is bound with respect to the voting of the Securities of CBOT Holdings or CBOT.

Section 3.4 Authorization; Board Approval; Voting Requirements.

(a) Each of CBOT Holdings and CBOT has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to (i) with respect to CBOT Holdings, receipt of approval by the holders of a majority of the outstanding shares of CBOT Holdings Class A Common Stock entitled to vote in accordance with the DGCL and (ii) with respect to CBOT, receipt of the CBOT Membership Approval (collectively, the “CBOT Holdings Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions, and no other corporate proceedings on the part of either CBOT Holdings or CBOT are necessary for it to authorize this Agreement or to consummate the transactions contemplated hereby, except for the adoption of this Agreement and the transactions contemplated hereby by the CBOT Holdings Stockholder Approval. This Agreement has been duly and validly executed and delivered by each of CBOT Holdings and CBOT and, assuming due authorization, execution and delivery by CME Holdings, is a legal, valid and binding obligation of each of CBOT Holdings and CBOT, enforceable against each of CBOT Holdings and CBOT in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Board of Directors of CBOT Holdings, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the terms of the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of CBOT Holdings and its stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) recommending that CBOT Holdings’ stockholders adopt this Agreement and approve the transactions contemplated hereby and

(iv) eliminating any transfer restrictions on all Series A-2 and Series A-3 shares of CBOT Holdings Class A Common Stock pursuant to the terms of the certificate of incorporation of CBOT Holdings in order to permit the holders of such shares to exchange such shares in the Merger.

(c) The Board of Directors of CBOT, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the transactions contemplated by this Agreement, (ii) determining that the amendments to the certificate of incorporation of CBOT set forth in the Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C are advisable and (iii) recommending that the holders of the Series B-1 and Series B-2 Membership Interests vote to (1) approve the Repurchase, (2) adopt the Amended and Restated Certificate of Incorporation of CBOT in the form attached hereto as Exhibit C and (3) adopt the Amended and Restated By-Laws of CBOT in the form attached hereto as Exhibit D.

(d) Assuming the accuracy of the representations and warranties of CME Holdings set forth in Section 4.23, the affirmative vote of holders of a majority of the outstanding CBOT Holdings Class A Common Stock at the CBOT Holdings Stockholders Meeting or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of Securities of CBOT Holdings necessary to adopt this Agreement and approve the transactions contemplated hereby.

(e) The receipt of the CBOT Membership Approval at the CBOT Membership Meeting or any adjournment or postponement thereof is the only vote of the holders of any class or series of Securities of CBOT necessary to consummate the transactions contemplated hereby.

Section 3.5 Takeover Statute; No Restrictions on the Merger.

(a) No state “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

(b) Assuming the accuracy of the representations and warranties of CME Holdings set forth in Section 4.23, CBOT Holdings has taken all necessary action to render the restrictions on business combinations contained in Section 203 of the DGCL hereby inapplicable to this Agreement and the transactions contemplated hereby.

(c) CBOT Holdings has or caused to be taken all necessary action in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements in the Constituent Documents of CBOT Holdings and the CBOT Holdings Subsidiaries concerning “business combination,” “fair price,” “voting requirement” or other related provisions.

Section 3.6 Rights Agreement. CBOT Holdings has taken all necessary action so that the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any Person to exercise any rights under the CBOT Holdings Rights Agreement or enable or require the CBOT Holdings Rights to separate from the shares of CBOT Holdings Class A Common Stock to which they are attached or to be triggered or become exercisable or unredeemable. No Distribution Date, as defined in the CBOT Holdings Rights Agreement, has occurred or will occur as a result of the transactions contemplated hereby.

Section 3.7 Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by each of CBOT Holdings and CBOT do not and the consummation by each of CBOT Holdings and CBOT of the transactions contemplated hereby will not: (i) conflict with any provisions of the Constituent Documents of CBOT Holdings or any CBOT Holdings Subsidiary, or conflict with any provisions of the Voting Trust; (ii) violate any Law or Order (assuming compliance with the matters set forth in Section 3.7(b)); (iii) result in any violation of or default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license; (iv) result in the creation or imposition of any Lien upon any properties or assets of CBOT Holdings or any CBOT Holdings Subsidiary; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for CBOT Holdings or any CBOT Holdings Subsidiary to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings and as would not reasonably be expected to materially delay or impair the consummation of the Merger.

(b) No consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization is required to be made or obtained by CBOT Holdings or any CBOT Holdings Subsidiary in connection with the execution or delivery of this Agreement by CBOT Holdings and CBOT or the consummation by CBOT Holdings and CBOT of the transactions contemplated hereby, except for: (i) compliance by CBOT Holdings with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any required filings or notifications under any foreign antitrust merger control laws (the “Foreign Competition Laws”); (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the Securities and Exchange Commission (the “SEC”) of (A) the Joint Proxy Statement/Prospectus in accordance with Regulation 14A promulgated under the Exchange Act, (B) the registration statement on Form S-4 promulgated under the Securities Act and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state securities Laws; (v) the filings, notices, approvals and/or consents to be obtained from the CFTC and under the Commodity Exchange Act; and (vi) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization (other than any of the foregoing addressed in clauses (i) through (v) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.8 SEC Reports; CBOT Holdings Financial Statements.

(a) CBOT Holdings and each CBOT Holdings Subsidiary has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since February 14, 2005 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “CBOT Holdings SEC Documents”). As of its respective date, or, if amended, as of the date of the last such amendment, each of the CBOT Holdings SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the “Sarbanes-Oxley Act”) applicable to such CBOT Holdings SEC Documents, and did not, and any CBOT Holdings SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the CBOT Holdings Subsidiaries is required to make any filings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The CBOT Holdings Financial Statements have been derived from the accounting books and records of CBOT Holdings and the CBOT Holdings Subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the CBOT Holdings Financial Statements present fairly in all material respects the financial position of CBOT Holdings and the CBOT Holdings Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows (in each case including the related notes) included in such CBOT Holdings Financial Statements present fairly in all material respects the results of operations, stockholders’ equity and cash flows of CBOT Holdings and the CBOT Holdings Subsidiaries for the respective periods indicated.

(c) There are no amendments or modifications, which are or, to the knowledge of CBOT Holdings, will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by CBOT Holdings with the SEC pursuant to the Exchange Act or (ii) the CBOT Holdings SEC Documents. CBOT Holdings has timely responded to all comment letters of the staff of the SEC relating to the CBOT Holdings SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. CBOT Holdings has made available to CME Holdings true, correct and complete copies of all material correspondence with the SEC occurring since January 1, 2004. None of the CBOT Holdings SEC Documents is, to the knowledge of CBOT Holdings, the subject of ongoing SEC review.

Section 3.9 Absence of Undisclosed Liabilities. CBOT Holdings and the CBOT Holdings Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise and whether or not required to be disclosed or reflected on or reserved against in the consolidated balance sheet of CBOT Holdings and the CBOT Holdings Subsidiaries, except liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.10 Form S-4; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by CBOT Holdings or CBOT for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by CME Holdings in connection with the issuance of shares of CME Holdings Class A Common Stock in the Merger (the “Form S-4”) will, at the time the Form S-4 is filed with the SEC or at any time it is supplemented or amended or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement/Prospectus will, on the date mailed to the stockholders of CBOT Holdings and CME Holdings and to the Members of CBOT and at the time of the CBOT Holdings Meetings and the CME Holdings Stockholders Meeting, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.11 Absence of Certain Changes. Since January 1, 2006, (i) CBOT Holdings and the CBOT Holdings Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice; (ii) except as required by GAAP, there has not been any change by CBOT Holdings in its accounting principles, practices or methods and (iii) there has not been any change by CBOT Holdings in its system of internal accounting controls. Since January 1, 2006, there have not been any changes, circumstances or events that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.12 Litigation. There is no material suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity, Self-Regulatory Organization or before any arbitrator) pending, affecting, or to the knowledge of CBOT Holdings, threatened within the three-year period prior to the date of this Agreement against CBOT Holdings or any CBOT Holdings Subsidiary, or their respective properties or rights. There is no material Order of any Governmental Entity, Self-Regulatory Organization or arbitrator outstanding against CBOT Holdings or any CBOT Holdings Subsidiary. There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of CBOT Holdings, threatened against CBOT Holdings or any CBOT Holdings Subsidiary, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

Section 3.13 Compliance with Laws.

(a) Each of CBOT Holdings and the CBOT Holdings Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities and Self-Regulatory Organizations necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the “CBOT Holdings Permits”). Each of CBOT Holdings and the CBOT Holdings Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with the terms of the CBOT Holdings Permits. The businesses of CBOT Holdings and each of the CBOT Holdings Subsidiaries are, and since January 1, 2004, have been conducted in compliance in all material respects with all Laws and the applicable rules of any Self-Regulatory Organization. Each of CBOT Holdings and the CBOT Holdings Subsidiaries is in compliance with its Constituent Documents and, as applicable, the Voting Trust. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, (x) no material change is required in CBOT Holdings’ or any CBOT Holdings Subsidiary’s processes, properties or procedures to comply with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof and (y) CBOT Holdings has not received any written notice or written communication of any noncompliance with any Laws and no Governmental Entity or Self-Regulatory Organization has otherwise identified any instance in which CBOT Holdings or any CBOT Holdings Subsidiary is or may be in violation of applicable Laws.

(b) Each of the principal executive officer of CBOT Holdings and the principal financial officer of CBOT Holdings (or each former principal executive officer of CBOT Holdings and each former principal financial officer of CBOT Holdings, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CBOT Holdings SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither CBOT Holdings nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to any executive officer or director (or equivalent thereof) of CBOT Holdings or any CBOT Holdings Subsidiary.

(c) CBOT Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) CBOT Holdings’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by CBOT Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CBOT Holdings’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of CBOT Holdings required under the Exchange Act with respect to such reports.

(e) CBOT Holdings has made available to CME Holdings copies of any written notifications it has received to date since January 1, 2004 of a (i) “significant deficiency” or (ii) “material weakness” in CBOT Holdings’ internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 60, as in effect on the date hereof.

(f) CBOT has been designated by the CFTC as a “contract market” and is registered with the CFTC as a “derivatives clearing organization” under the Commodity Exchange Act. Other than CBOT, neither CBOT Holdings nor any CBOT Holdings Subsidiary is required to apply to the CFTC for designation as a contract market or to be registered with the CFTC as a derivatives clearing organization.

Section 3.14 Taxes.

(a) CBOT Holdings and each CBOT Holdings Subsidiary have (i) duly and timely filed (or there have been duly and timely filed on its behalf) with the appropriate Governmental Entities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects, (ii) duly and timely paid in full (or CBOT Holdings has paid on the CBOT Holdings Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns, (iii) duly and timely paid in full or withheld, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, (iv) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of CBOT Holdings and each CBOT Holdings Subsidiary through the date of this Agreement and (v) complied in all material respects with all laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, or, where amounts have not been so withheld, established an adequate reserve under GAAP for the payment to, the respective proper Governmental Entities or Taxing Authorities all material amounts required to be so withheld and paid over.

(b) There (i) is no deficiency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of CBOT Holdings, threatened against or with respect to CBOT Holdings or any CBOT Holdings Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no requests for rulings or determinations in respect of any material Taxes or material Tax Returns pending between CBOT Holdings or any CBOT Holdings Subsidiary and any authority responsible for such Taxes or Tax Returns.

(c) No material deficiency for any Tax has been asserted or assessed by any Governmental Entity or Taxing Authority in writing against CBOT Holdings or any CBOT Holdings Subsidiary (or, to the knowledge of CBOT Holdings or any CBOT Holdings Subsidiary, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements with respect to or involving CBOT Holdings or any CBOT Holdings Subsidiary.

(e) None of CBOT Holdings or any CBOT Holdings Subsidiary has any liability for material Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is CBOT Holdings), or has any liability for the Taxes of any Person (other than CBOT Holdings or the CBOT Holdings Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

(f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign law) for income tax purposes applicable to or required to be made by CBOT Holdings or any CBOT Holdings Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.

(g) None of CBOT Holdings or any CBOT Holdings Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date except, in the case of each of the foregoing clauses (i) - (v), for amounts reflected in a reserve for Taxes reflected in the CBOT Holdings Financial Statements.

(h) There are no Liens for Taxes upon any property or assets of CBOT Holdings or any CBOT Holdings Subsidiary, except for Permitted Liens.

(i) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) No claim, other than claims defeated or withdrawn, has ever been made by an authority in a jurisdiction where CBOT Holdings or any CBOT Holdings Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

(k) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(l) None of CBOT Holdings or any CBOT Holdings Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(m) CBOT Holdings is not, and has not been at any time within the last five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n) There is no power of attorney given by or binding upon CBOT Holdings or any CBOT Holdings Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

(o) CBOT Holdings and each CBOT Holdings Subsidiary have made (or there has been made on their behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

(p) None of the indebtedness of CBOT Holdings or any CBOT Holdings Subsidiary constitutes (i) “corporate acquisition indebtedness” (as defined in

Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code.

(q) None of CBOT Holdings or any CBOT Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would prevent the Merger from constituting a tax-free reorganization described in Section 368(a) and related provisions of the Code.

(r) None of CBOT Holdings or any CBOT Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would invalidate the rulings received from the IRS in connection with CBOT Holdings’ demutualization transactions.

Section 3.15 Real Property. The CBOT Holdings Owned Real Property and the CBOT Holdings Leased Real Property described in Section 3.15 of the CBOT Holdings Disclosure Letter (collectively, the “CBOT Holdings Real Property”) constitute all the fee and leasehold interests in real property of CBOT Holdings and the CBOT Holdings Subsidiaries.

(a) With respect to the CBOT Holdings Real Property:

(i) no portion of any CBOT Holdings Owned Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely interfere with the use of the CBOT Holdings Owned Real Property;

(ii) CBOT Holdings has made available to CME Holdings complete and accurate copies of all of the following materials relating to any CBOT Holdings Real Property, to the extent in CBOT Holdings’ or any CBOT Holdings Subsidiary’s possession or control: all Leases of CBOT Holdings Leased Real Property (including any amendments, modifications or supplements thereto); all CBOT Holdings Material Leases (including any amendments, modifications or supplements thereto), and with respect to the CBOT Holdings Owned Real Property, the current rent roll, receivables report, and, to the knowledge of CBOT Holdings, the most recent title insurance policy for the East Building and the most recent Tax appraisals; and

(iii) all of the materials with respect to the CBOT Holdings Real Property that have been made available to CME Holdings, other than those specifically described in Section 3.15(a)(ii) above, are not, to CBOT Holdings’ knowledge, misleading in any material respect.

(b) With respect to the CBOT Holdings Owned Real Property:

(i) CBOT Holdings or the applicable CBOT Holdings Subsidiary has good and marketable title to such CBOT Holdings Owned Real Property, free and clear of all Liens other than Permitted Liens and those Liens set forth in Section 3.15(b)(i) of the CBOT Holdings Disclosure Letter;

(ii) Other than with respect to matters being addressed with the Vaulted Sidewalk and Bollard Project affecting the North Building and with respect to one of the five back-up chillers which is not in working order, all buildings, structures, fixtures and improvements included within the CBOT Holdings Owned Real Property (the “CBOT Holdings Improvements”) are in good repair and operating condition in all material respects, subject only to ordinary wear and tear, and are adequate and suitable in all material respects for the purposes for which they are presently being used or held for use, and to the knowledge of CBOT Holdings, there are no facts or conditions affecting any of the CBOT Holdings Improvements that, in the aggregate, would reasonably be expected to materially and adversely interfere with the current use, occupancy or operation thereof;

(iii) the existing buildings and improvements located on such CBOT Holdings Owned Real Property are located, to the knowledge of CBOT Holdings, entirely within the boundary lines of such CBOT Holdings Owned Real Property or on permanent easements on adjoining land benefiting such CBOT Holdings Owned Real Property and may lawfully be used under applicable zoning and land use laws (either as of right, by special permit or variance, or as a grandfathered use) for their material current uses;

(iv) there are no outstanding purchase agreements, options or rights of first refusal to purchase such CBOT Holdings Owned Real Property, or any material portion thereof or any material interest therein;

(v) other than the Parking Agreement listed on Section 3.15(b)(i) of the CBOT Holdings Disclosure Letter, Section 3.15(b)(v) of the CBOT Holdings Disclosure Letter sets forth all Leases, written or oral, granting to any party (other than CBOT Holdings or any CBOT Holdings Subsidiary) the right of use or occupancy of more than 10,000 square feet of any CBOT Holdings Owned Real Property, whether by one Lease or by more than one Lease to the same party (each, a “CBOT Holdings Material Lease” and collectively, the “CBOT Holdings Material Leases”), and each CBOT Holdings Lease is the legal, valid, binding, and enforceable obligation of CBOT Holdings or the applicable CBOT Holdings Subsidiary that is lessor thereunder, and, with respect to each CBOT Holdings Material Lease:

(1) to the knowledge of CBOT Holdings, each such CBOT Holdings Material Lease is in full force and effect and the binding obligation of the other parties thereto and will continue to be the legal, valid, binding and enforceable obligation of CBOT Holdings or the applicable CBOT Holdings Subsidiary following the consummation of the transactions contemplated by this Agreement;

(2) neither CBOT Holdings nor any CBOT Holdings Subsidiary has received any written notice that it is in default under any such CBOT Holdings Material Lease, nor, to the knowledge of CBOT Holdings, is CBOT Holdings or any CBOT Holdings Subsidiary or any other party to such CBOT Holdings Material Lease in default under any such CBOT Holdings Material Lease, and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CBOT Holdings or any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party under such CBOT Holdings Material Lease; and

(3) there are no material disputes, oral agreements or forbearance programs in effect as to any such CBOT Holdings Material Lease; and

(vi) there is no pending or to the knowledge of CBOT Holdings, threatened litigation, claims, actions, suits, proceedings, investigations or administrative actions relating to CBOT Holdings Owned Real Property which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, and there are no pending or, to the knowledge of CBOT Holdings, threatened condemnation proceedings relating to CBOT Holdings Owned Real Property which, if the condemnation was successful, would reasonably be expected to materially and adversely interfere with, detract from or restrict the current operation, value or use of property subject thereto;

(vii) except in any such case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, such CBOT Holdings Owned Real Property is in compliance with the terms and provision of any restrictive covenants, easements, or agreements affecting such Owned Real Property.

Section 3.16 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.16(a) of the CBOT Holdings Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement other than any Multiemployer Plan (collectively, the “CBOT Holdings Benefit Plans”) currently maintained or contributed to or required to be contributed to by (i) CBOT Holdings, (ii) any CBOT Holdings Subsidiary or (iii) any ERISA Affiliate, for the benefit of any current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary.

(b) With respect to each of the CBOT Holdings Benefit Plans, CBOT Holdings has made available to CME Holdings complete copies of each of the following documents: (i) the CBOT Holdings Benefit Plan (including all amendments thereto); (ii) the annual report and actuarial report, if required under ERISA or the Code, for the last three plan years ending prior to the date hereof; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA; (iv) if the CBOT Holdings Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof; (v) all contracts with respect to which CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate has any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vi) the most recent determination letter received from the IRS with respect to each CBOT Holdings Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(c) No liability under Title IV of ERISA has been incurred by CBOT Holdings or any ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to CBOT Holdings or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to CBOT Holdings Benefit Plans but also with respect to any employee CBOT Holdings Benefit Plan, program, agreement or arrangement subject to Title IV of ERISA to which CBOT Holdings or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Closing. No CBOT Holdings Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such CBOT Holdings Benefit Plan ended prior to the date hereof, and all contributions required to be made with respect thereto (whether pursuant to the terms of any such CBOT Holdings Benefit Plan or otherwise) on or prior to the date hereof have been timely made. Any cessation of benefit accruals under a CBOT Holdings Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA. Neither CBOT Holdings nor any ERISA Affiliate has any reasonable expectation of liability with respect to any plan or arrangement that is or was a multiemployer plan within the meaning of Section 3(40) or 4001(a)(3) of ERISA (a “Multiemployer Plan”). With respect to each CBOT Holdings Benefit Plan that is or was a Multiemployer Plan: (i) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has incurred or has any reason to believe it has incurred or will incur any withdrawal liability; (ii) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that such Multiemployer Plan is in “reorganization” (within the meaning of Section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become “insolvent” (within the meaning of Section 4241 of ERISA); (iii) neither CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that a Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA; (iv) neither

CBOT Holdings nor any ERISA Affiliate (or their predecessors) has received any notice that the Pension Benefit Guaranty Corporation has instituted proceedings against the Multiemployer Plan; (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA; and (vi) if CBOT Holdings or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, CBOT Holdings and all ERISA Affiliates would have no obligation to pay withdrawal liability in respect of any Multiemployer Plans.

(d) Each CBOT Holdings Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of CBOT Holdings, no event has occurred that could reasonably be expected to result in disqualification of such CBOT Holdings Benefit Plan.

(e) Each of the CBOT Holdings Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

(f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee or director or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(g) With respect to each CBOT Holdings Benefit Plan that is funded wholly or partially through an insurance policy, neither CBOT Holdings nor any CBOT Holdings Subsidiary has any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(h) There are no pending or, to the knowledge of CBOT Holdings, threatened claims by or on behalf of any of the CBOT Holdings Benefit Plans, by any employee or beneficiary covered under any CBOT Holdings Benefit Plan or otherwise involving any CBOT Holdings Benefit Plan (other than routine claims for benefits).

(i) Neither CBOT Holdings, any CBOT Holdings Subsidiary, ERISA Affiliate, any CBOT Holdings Benefit Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection that could reasonably be expected to give rise to a civil liability under either Section 409 of ERISA or Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(j) Neither CBOT Holdings nor any CBOT Holdings Subsidiary has any formal plan or commitment, whether legally binding or not, to create any additional CBOT Holdings Benefit Plan or modify or change any existing CBOT Holdings Benefit Plan that would affect any employee or terminated employee of CBOT Holdings or any CBOT Holdings Subsidiary.

(k) Neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or in respect of which a deduction has been or could be disallowed pursuant to Section 162(m) of the Code. No current or former employee or director of CBOT Holdings or any CBOT Holdings Subsidiary is entitled to receive any additional payment from CBOT Holdings or any CBOT Holdings Subsidiary or the Surviving Entity by reason of the excise tax required by Section 4999(a) of the Code being imposed on such person by reason of the transactions contemplated by this Agreement.

(l) No “leased employees,” as that term is defined in Section 414(n) of the Code, perform services for CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate. Neither CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate has used the services of workers provided by third party contract labor suppliers, temporary employees, such “leased employees,” or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any CBOT Holdings Benefit Plan or the imposition of penalties or excise taxes with respect to any Plan by the IRS, the Department of Labor, or any other Governmental Entity.

(m) Neither CBOT Holdings, any CBOT Holdings Subsidiary nor any ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(n) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any CBOT Holdings Benefit Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of CBOT Holdings, any CBOT Holdings Subsidiary or any ERISA Affiliate that are not in accordance with the terms and conditions of CBOT Holdings Benefit Plans.

(o) No CBOT Holdings Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of CBOT Holdings or any CBOT Holdings Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of CBOT Holdings or a CBOT Holdings Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

(p) With respect to each of CBOT Holdings Benefit Plan, the provisions of Section 4980B(f) of the Code, Section 601 et seq. of ERISA, and any similar local law have been complied with in all material respects.

(q) Each stock option or stock appreciation right issued with respect to CBOT Holdings Class A Common Stock was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of CBOT Holdings Class A Common Stock on the date of grant.

(r) With respect to each CBOT Holdings Benefit Plan established or maintained outside of the U.S. primarily for benefit of employees of CBOT

Holdings or any CBOT Holdings Subsidiary residing outside of the U.S. (a “Foreign CBOT Holdings Benefit Plan”): (i) all employer and employee contributions to each Foreign CBOT Holdings Benefit Plan required by law or by the terms of such Foreign CBOT Holdings Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign CBOT Holdings Benefit Plan, the liability of each insurer for any Foreign CBOT Holdings Benefit Plan funded through insurance or the book reserve established for any Foreign CBOT Holdings Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign CBOT Holdings Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign CBOT Holdings Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.17 Employees; Labor Matters.

(a) Neither CBOT Holdings nor any CBOT Holdings Subsidiary is party to, bound by, or in the process of negotiating a collective bargaining agreement or similar labor-related agreement or understanding.

(b) None of the employees of CBOT Holdings or any CBOT Holdings Subsidiary is represented by a labor union or other labor organization and, to the knowledge of CBOT Holdings, (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union or labor organization to organize any employees of CBOT Holdings or any CBOT Holdings Subsidiary, (ii) no demand for recognition of any employees of CBOT Holdings or any CBOT Holdings Subsidiary has been made by or on behalf of any labor union or labor organization in the past three (3) years and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of CBOT Holdings or any CBOT Holdings Subsidiary or group of employees of CBOT Holdings or any CBOT Holdings Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining representative in the past three (3) years.

(c) There is no pending or, to the knowledge of CBOT Holdings, threatened (i) strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of CBOT Holdings or any CBOT Holdings Subsidiary, and there has been no such action or event in the past five (5) years and (ii) arbitration, or material grievance against CBOT Holdings or any CBOT Holdings Subsidiary involving current or former employees, applicants for employment or representatives of employees of CBOT Holdings or any CBOT Holdings Subsidiary.

(d) CBOT Holdings and the CBOT Holdings Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings are in compliance in all material respects with all (i) federal and state laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of CBOT Holdings or any of the CBOT Holdings Subsidiaries under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.

(e) There is no charge or complaint pending or, to the knowledge of CBOT Holdings, threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by CBOT Holdings or any of the CBOT Holdings Subsidiaries.

(f) To the knowledge of CBOT Holdings, no executive officer or other key employee of CBOT Holdings or any CBOT Holdings Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of CBOT Holdings or any CBOT Holdings Subsidiary, except agreements between CBOT Holdings or one of the CBOT Holdings Subsidiaries and its present and former officers or employees.

(g) During the preceding two years, (i) neither CBOT Holdings nor any CBOT Holdings Subsidiary has effectuated a “plant closing” (as defined in the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with CBOT Holdings or any CBOT Holdings Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither CBOT Holdings nor any CBOT Holdings Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law, including, but not limited to, the Illinois Worker Adjustment and Retraining Notification Act. No employee of CBOT Holdings or any of the CBOT Holdings Subsidiaries has experienced an “employment loss,” as defined by the WARN Act or any similar applicable state, local or foreign law, requiring notice to employees in the event of a closing or layoff, within the past ninety days.

Section 3.18 Intellectual Property.

(a) Section 3.18(a) of the CBOT Holdings Disclosure Letter sets forth a complete and accurate list of all of the following throughout the world granted to, applied for or owned by CBOT Holdings or any CBOT Holdings Subsidiary (i) Patents, (ii) registered Trademarks (including Internet domain name registrations) and material unregistered Trademarks, (iii) registered Copyrights and material unregistered Copyrights and (iv) material Software which are owned by CBOT Holdings (collectively, the “CBOT Holdings Owned Intellectual Property”). Such list includes, where applicable, the record owner, jurisdiction and registration and/or application number, and date issued (or filed) for each of the foregoing.

(b) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any CBOT Holdings Owned Intellectual Property except pursuant to the CBOT Holdings License Agreements.

(c) CBOT Holdings is the sole and exclusive owner of or has a valid right to use, free and clear of all Liens (except Permitted Liens) all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted or contemplated to be conducted, subject to the terms of any applicable CBOT Holdings License Agreements. The CBOT Holdings Owned Intellectual Property and, to the knowledge of CBOT Holdings, any Intellectual Property used in the business of CBOT Holdings and the CBOT Holdings Subsidiaries, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned.

(d) There are no pending, or to the knowledge of CBOT Holdings, threatened claims, suits, arbitrations or other adversarial proceedings before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that the activities or conduct of the business of CBOT Holdings and the CBOT Holdings Subsidiaries infringe upon, misappropriate, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging CBOT Holdings’ ownership, use, validity, enforceability, or registrability of any CBOT Holdings Owned Intellectual Property.

(e) To the knowledge of CBOT Holdings, the conduct of the business of CBOT Holdings and the CBOT Holdings Subsidiaries by CBOT Holdings as currently conducted or planned to be conducted does not infringe upon, misappropriate, violate or constitute the unauthorized use of (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property of any other Person.

(f) To the knowledge of CBOT Holdings, no third party is misappropriating, infringing, diluting or violating any CBOT Holdings Owned Intellectual Property or Intellectual Property used by CBOT Holdings, except misappropriations, infringements, dilutions or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, and no claims, suits, arbitrations or other adversarial claims have been brought or threatened against any third party by CBOT Holdings.

(g) CBOT Holdings has taken reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of CBOT Holdings, none of its Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of CBOT Holdings, no third party to any non-disclosure agreement with CBOT Holdings is in breach, violation or default thereof.

(h) With respect to any Intellectual Property, including Software, that is owned by CBOT Holdings, such Intellectual Property was either developed (i) by employees of CBOT Holdings within the scope of their employment or (ii) by independent contractors who have vested all rights in and to such Intellectual Property to CBOT Holdings pursuant to written agreements (such as by assignment or work-made-for-hire provisions).

(i) No current or former partner, director, officer, or employee of CBOT Holdings (or any of its predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the CBOT Holdings Owned Intellectual Property.

(j) CBOT Holdings has established and maintained a commercially reasonable privacy policy and has been in compliance with such policy and all applicable federal, state, local and foreign laws and regulations relating to privacy, data protection, export and the collection and use of personally identifiable information and user information gathered or accessed in the course of the operations of its business.

(k) For purposes of this Agreement, “Intellectual Property” means (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, “Trademarks”); (ii) patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing (collectively, “Patents”); (iii) copyrights (including any registrations and applications for any of the foregoing) (collectively, “Copyrights”); (iv) computer programs (including any and all software implementation of algorithms, models and methodologies, whether in source code or object code), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) relating to any of the foregoing (collectively, “Software”); and (v) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, “Trade Secrets”), in each case used in or necessary for the conduct of the business of the applicable Party and its Subsidiaries as currently conducted or contemplated to be conducted by the holder thereof.

Section 3.19 Contracts.

(a) Except as filed as an exhibit to a CBOT Holdings SEC Document prior to the date of this Agreement, and except for CBOT Holdings Benefit Plans, neither CBOT Holdings nor any CBOT Holdings Subsidiary is a party to or bound by, nor are any of their respective assets, businesses or operations party to, or bound or affected by, or receive benefits under:

(i) any agreement relating to Indebtedness (other than agreements among direct or indirect wholly owned CBOT Holdings Subsidiaries) in excess of $250,000;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture material to CBOT Holdings or any of the CBOT Holdings Subsidiaries;

(iii) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business or material real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any material agreement, other than an agreement with respect to compensation or similar arrangements not involving a director of CBOT Holdings or one of the officers of CBOT Holdings for purposes of Section 16 of the

Exchange Act and any agreement entered into in a commercially reasonable manner consistent with industry practice, with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of CBOT Holdings or any CBOT Holdings Subsidiary, (B) any Person 5% or more of the outstanding voting securities of which are directly or indirectly owned, controlled or held with power to vote by CBOT Holdings or any CBOT Holdings Subsidiary or (C) any current or former director or officer of CBOT Holdings or any CBOT Holdings Subsidiary;

(v) any agreement (including any exclusivity agreement) that purports to limit or restrict in any material respect either the type of business in which CBOT Holdings or any CBOT Holdings Subsidiary (or, after the Effective Time, the Surviving Entity or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business including any covenant not to compete or could require the disposition of any material assets or line of business of CBOT Holdings or any CBOT Holdings Subsidiary;

(vi) any agreement under which (A) any Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) has directly or indirectly guaranteed any liabilities or obligations of CBOT Holdings or any CBOT Holdings Subsidiary or (B) CBOT Holdings or any CBOT Holdings Subsidiary has directly or indirectly guaranteed liabilities or obligations of any other Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) (in each case other than endorsements for the purpose of collection in a commercially reasonable manner consistent with industry practice), unless such guarantor obligation is less than $250,000;

(vii) any other agreement or amendment that is required to be filed as an exhibit to a future report, schedule, form or statement required to be filed with or furnished to the SEC (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act) that has not been filed as an exhibit to or incorporated by reference in the CBOT Holdings SEC Documents filed prior to the date of this Agreement;

(viii) any agreement that involves expenditures or receipts of CBOT Holdings or any CBOT Holdings Subsidiary in excess of $250,000 per year not entered into in the ordinary course of business consistent with past practice;

(ix) any material agreement granting or obtaining any right to use or practice any rights under any Intellectual Property to which CBOT Holdings is a party or otherwise bound (collectively, the “CBOT Holdings License Agreements”); or

(x) any agreement the termination of which would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(b) The agreements, commitments, arrangements and plans, whether written or oral, listed or required to be listed in Section 3.19(a) of the CBOT Holdings Disclosure

Letter are referred to herein as the “CBOT Holdings Contracts.” Each CBOT Holdings Contract is a valid and binding agreement of CBOT Holdings or a CBOT Holdings Subsidiary, as the case may be, and is in full force and effect, and none of CBOT Holdings, any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party thereto is in default or breach in any material respect under the terms of any such CBOT Holdings Contract; and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CBOT Holdings or any CBOT Holdings Subsidiary or, to the knowledge of CBOT Holdings, any other party under such CBOT Holdings Contract. Since January 1, 2006, neither CBOT Holdings nor any CBOT Holdings Subsidiary has released or waived any material right under any such CBOT Holdings Contract. True, correct and complete copies of (i) each such CBOT Holdings Contract (including all modifications and amendments thereto and waivers thereunder) and (ii) all form contracts, agreements or instruments used in and material to the business of CBOT Holdings and the CBOT Holdings Subsidiaries have been made available to CME Holdings.

Section 3.20 Environmental Laws and Regulations.

(a) Except for matters that CBOT Holdings reasonably believes have been fully resolved, CBOT Holdings and each CBOT Holdings Subsidiary has complied and is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, except, in either case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(b) Except for matters that CBOT Holdings reasonably believes have been fully resolved, no notice of violation, notification of liability, demand, request for information, citation, summons or order relating to or arising out of any Environmental Law has been received by CBOT Holdings or any CBOT Holdings Subsidiary. Except for matters that CBOT Holdings reasonably believes have been fully resolved, no complaint has been filed, no penalty or fine has been assessed, and, to the knowledge of CBOT Holdings, no investigation, action, claim, suit or proceeding is pending or threatened by any Person involving CBOT Holdings or any CBOT Holdings Subsidiary, relating to or arising out of any Environmental Law.

(c) No Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of CBOT Holdings, formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary that, in each case, would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

(d) Except as would not have a Material Adverse Effect on CBOT Holdings, there are no circumstances, actions, activities, conditions, events or incidents that could reasonably be expected to result in liability against CBOT Holdings arising from (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances.

(e) CBOT Holdings has provided to CME Holdings all material environmental site assessments, audits, investigations and studies in the possession, custody or control of CBOT Holdings or any CBOT Holdings Subsidiary relating to properties or assets currently or formerly owned, leased, operated or used by CBOT Holdings or any CBOT Holdings Subsidiary.

Section 3.21 Insurance Coverage. CBOT Holdings and the CBOT Holdings Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industry in which CBOT Holdings and the CBOT Holdings Subsidiaries operate. Except as would not reasonably be expected to result in a Material Adverse Effect on CBOT Holdings, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, this Agreement or the consummation of any of the transactions contemplated hereby.

Section 3.22 Foreign Corrupt Practices and International Trade Sanctions. Neither CBOT Holdings, nor any CBOT Holdings Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CBOT Holdings.

Section 3.23 Opinion of Financial Advisor. CBOT Holdings has received the opinion of J.P. Morgan Securities Inc. (the “CBOT Holdings Financial Advisor”), dated as of October 17, 2006, to the effect that, as of the date of such opinion and subject to the procedures followed, and the qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of the CBOT Holdings Class A Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

Section 3.24 Assets and Operations of CBOT Holdings. Except for Securities of the CBOT Holdings Subsidiaries, CBOT Holdings does not own, directly or indirectly, any other properties or assets. CBOT Holdings is a holding company and is engaged in no business operations.

Section 3.25 Brokers. No Person other than the CBOT Holdings Financial Advisor and Lazard Frères & Co. LLC, is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by any Party hereto in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CBOT Holdings or any CBOT Holdings Subsidiary. CBOT Holdings has made available to CME Holdings a true, correct and complete copy of each agreement between CBOT Holdings or any CBOT Holdings Subsidiary and the CBOT Holdings Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CME HOLDINGS

Except as otherwise disclosed or identified in the CME Holdings SEC Documents filed prior to the date hereof (excluding any disclosures included in such CME Holdings SEC Documents that are predictive or forward-looking in nature) or in a letter (the “CME Holdings Disclosure Letter”) delivered to CBOT Holdings by CME Holdings prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article IV to which the information in such letter relates; provided, that, disclosure in the CME Holdings Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), CME Holdings represents and warrants to CBOT Holdings and CBOT as follows:

Section 4.1 Organization. CME Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. CME Holdings has made available to CBOT Holdings true, correct and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

Section 4.2 Subsidiaries.

(a) Section 4.2(a) of the CME Holdings Disclosure Letter sets forth (i) each Subsidiary of CME Holdings (individually, a “CME Holdings Subsidiary” and collectively, the “CME Holdings Subsidiaries”), (ii) each CME Holdings Subsidiary’s jurisdiction of incorporation or organization and (iii) the location of each CME Holdings Subsidiary’s principal executive offices. Each CME Holdings Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted. CME Holdings has made available to CBOT Holdings true, correct and complete copies of the Constituent Documents of each CME Holdings Subsidiary, as amended and in effect on the date of this Agreement.

(b) CME Holdings is, directly or indirectly, the record and beneficial owner of all of the outstanding Securities of each CME Holdings Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by CME Holdings have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the CME Holdings Subsidiaries, CME Holdings does not own, directly or indirectly, any capital stock or other ownership interest in any entity.

Section 4.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of CME Holdings consists of (i) 138,000,000 shares of Class A Common Stock, par value $0.01 per share (the “CME Holdings Class A Common Stock”) of which 9,500,000 shares have been designated as Class A-1 Common Stock, 9,500,000 shares have been designated as Class A-2 Common Stock, 9,500,000 shares have been designated as Class A-3 Common Stock and 9,500,000 shares have been designated as Class A-4 Common Stock, (ii) 3,138 shares of Class B Common Stock, par value $0.01 per share (the “CME Holdings Class B Common Stock” and, together with the CME Holdings Class A Common Stock, the “CME Holdings Common Stock”) of which 625 shares have been designated as Class B-1 Common Stock, 813 shares have been designated as Class B-2 Common Stock, 1,287 shares have been designated as Class B-3 Common Stock and 413 shares have been designated as Class B-4 Common Stock, and (iii) 10,000,000 shares of Preferred Stock, par value $ 0.01 per share (the “CME Holdings Preferred Stock”), of which 140,000 shares have been designated as Series A Junior Participating Preferred Stock.

(b) At the close of business on October 13, 2006: (i) 34,807,387 shares of CME Holdings Class A Common Stock were issued and outstanding as follows: (1) 34,807,387 shares of CME Holdings Class A Common Stock were issued and outstanding, (2) no shares of Class A-1 Common Stock were issued and outstanding, (3) no shares of Class A-2 Common Stock were issued and outstanding, (4) no shares of Class A-3 Common Stock were issued and outstanding and (5) no shares of Class A-4 Common Stock were issued and outstanding, (ii) 3,138 shares of CME Holdings Class B Common Stock were issued and outstanding as follows: (1) 625 shares of Class B-1 Common Stock were issued and outstanding, (2) 813 shares of Class B-2 Common Stock were issued and outstanding, (3) 1,287 shares of Class B-3 Common Stock were issued and outstanding and (4) 413 shares of Class B-4 Common Stock were issued and outstanding; (iii) no shares of CME Holdings Preferred Stock were issued and outstanding; and (iv) 4,110,975 shares of CME Holdings Class A Common Stock were reserved for issuance pursuant to CME Holdings’ equity or equity-based compensation plans (the “CME Holdings Stock Plans”). Except as set forth above, as of October 13, 2006, no shares of capital stock of CME Holdings were issued, reserved for issuance or outstanding. All issued and outstanding shares of CME Holdings Common Stock and CME Holdings Preferred Stock have been, and all shares of CME Holdings Common Stock that may be issued pursuant to the exercise of outstanding options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(c) As of the date of this Agreement, the authorized capital stock of CME consists of 1,000 shares of Common Stock, par value $0.01 per share (the “CME Common Stock”).

(d) At the close of business on October 13, 2006, 100 shares of CME Common Stock were issued and outstanding. Except as set forth above, as of October 13, 2006, no shares of capital stock of CME were issued, reserved for issuance or outstanding. All issued and outstanding shares of CME Common Stock have been duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights.

(e) There are no preemptive or similar rights on the part of any holder of any class of Securities of CME Holdings or any CME Holdings Subsidiary. Neither CME

Holdings nor any CME Holdings Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any class of Securities of CME Holdings or any CME Holdings Subsidiary on any matter submitted to such holders of Securities. As of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which CME Holdings or any CME Holdings Subsidiary is a party or by which any of them is bound (i) obligating CME Holdings or any CME Holdings Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of CME Holdings or any CME Holdings Subsidiary, or any security convertible or exercisable for or exchangeable into any Securities of CME Holdings or any of CME Holdings Subsidiary, (ii) obligating CME Holdings or any CME Holdings Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of CME Holdings or any CME Holdings Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of CME Holdings or any CME Holdings Subsidiary to repurchase, redeem or otherwise acquire any Securities of CME Holdings or any CME Holdings Subsidiary. There are no proxies, voting trusts or other agreements or understandings to which CME Holdings is a party or is bound with respect to the voting of the Securities of CME Holdings.

(f) Section 4.3(f) of the CME Holdings Disclosure Letter sets forth each equity or equity-based compensation plan of CME Holdings and, as of October 13, 2006, the aggregate number of shares of CME Holdings Class A Common Stock relating to outstanding and available awards under each CME Holdings Stock Plan. CME Holdings has made available to CBOT Holdings the form of agreement related to each such award. No material changes have been made to such form in connection with any award.

(g) All shares of CME Holdings Common Stock to be issued in connection with the Merger will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive or similar rights.

Section 4.4 Authorization.

(a) CME Holdings has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of approval by the holders of a majority of the outstanding shares of CME Holdings Common Stock entitled to vote in accordance with the DGCL (the “CME Holdings Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions, and no other corporate proceedings on the part of CME Holdings are necessary for CME Holdings to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CME Holdings and, assuming due authorization, execution and delivery by each of CBOT Holdings and CBOT, is a legal, valid and binding obligation of CME Holdings, enforceable against CME Holdings in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The Board of Directors of CME Holdings, at a meeting duly called and held, duly and unanimously adopted resolutions (i) determining that the terms of the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of CME Holdings and its stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) recommending that CME Holdings’ stockholders adopt this Agreement and approve the transactions contemplated hereby.

(c) The affirmative vote of the holders of a majority of the outstanding CME Holdings Class A Common Stock at the CME Holdings Stockholders Meeting or any adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of Securities of CME Holdings necessary to adopt this Agreement and approve the transactions contemplated hereby.

Section 4.5 Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by CME Holdings do not and the consummation by CME Holdings of the transactions contemplated hereby will not: (i) conflict with any provisions of the Constituent Documents of CME Holdings; (ii) violate any Law or Order (assuming compliance with the matters set forth in Section 4.5(b)); (iii) result in any violation of or default or loss of a benefit under or require any consent under, or permit the acceleration or termination of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise or license; (iv) result in the creation or imposition of any Lien upon any properties or assets of CME Holdings or any CME Holdings Subsidiary; or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for CME Holdings to conduct its business as currently conducted, except, in the case of clauses (ii), (iii), (iv) and (v), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings and as would not reasonably be expected to materially delay or impair the consummation of the Merger.

(b) No consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization is required to be made or obtained by CME Holdings or any CME Holdings Subsidiary in connection with the execution or delivery of this Agreement by CME Holdings or the consummation by CME Holdings of the transactions contemplated hereby, except for: (i) compliance by CME Holdings with the HSR Act, and the Foreign Competition Laws; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (iii) the filings with the SEC of (A) the Joint Proxy Statement/Prospectus in accordance with Regulation 14A promulgated under the Exchange Act, (B) the registration statement on Form S-4 promulgated under the Securities Act and (C) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state securities Laws; (v) the filings, notices, approvals and/or consents to be obtained from the CFTC and under the Commodity Exchange Act; and (vi) any consent, approval, order or authorization of, or declaration, registration or filing with, or notice to any Governmental Entity or Self-Regulatory Organization (other than any of the foregoing addressed in clauses (i) through (v) above), the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.6 SEC Reports; CME Holdings Financial Statements.

(a) CME Holdings has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished with or by it to the SEC since January 1, 2005 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “CME Holdings SEC Documents”). As of its respective date, or, if amended, as of the date of the last such amendment, each of the CME Holdings SEC Documents, complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act applicable to such CME Holdings SEC Documents, and did not, and any CME Holdings SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the CME Holdings Subsidiaries is required to make any filings with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The CME Holdings Financial Statements have been derived from the accounting books and records of CME Holdings and the CME Holdings Subsidiaries and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the CME Holdings Financial Statements present fairly in all material respects the financial position of CME Holdings and the CME Holdings Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows (in each case including the related notes) included in such CME Holdings Financial Statements present fairly in all material respects the results of operations, stockholders’ equity and cash flows of CME Holdings and the CME Holdings Subsidiaries for the respective periods indicated.

(c) There are no amendments or modifications, which are or, to the knowledge of CME Holdings, will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by CME Holdings with the SEC pursuant to the Exchange Act or (ii) the CME Holdings SEC Documents. CME Holdings has timely responded to all comment letters of the staff of the SEC relating to the CME Holdings SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. CME Holdings has made available to CBOT Holdings true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2004. None of the CME Holdings SEC Documents is, to the knowledge of CME Holdings, the subject of ongoing SEC review.

Section 4.7 Absence of Undisclosed Liabilities. CME Holdings and the CME Holdings Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise and whether or not required to be disclosed or reflected on or reserved against in the consolidated balance sheet of CME Holdings and the CME Holdings Subsidiaries, except liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.8 Form S-4; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by CME Holdings for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC or at any time it is supplemented or amended or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement/Prospectus will, on the date mailed to the stockholders of CME Holdings and CBOT Holdings and to the Members of CBOT and at the time of the CME Holdings Stockholders Meeting and the CBOT Holdings Meetings, contain any untrue statement of a fact or omit to state any fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.9 Absence of Certain Changes. Since January 1, 2006, (i) CME Holdings and the CME Holdings Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, (ii) except as required by GAAP, there has not been any change by CME Holdings in its accounting principles, practices or methods and (iii) there has not been any change by CME Holdings in its system of internal accounting controls. Since January 1, 2006, there have not been any changes, circumstances or events that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.10 Litigation. There is no material suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity, Self-Regulatory Organization or before any arbitrator) pending, affecting, or to the knowledge of CME Holdings, threatened within the three-year period prior to the date of this Agreement against CME Holdings or any CME Holdings Subsidiary, or their respective properties or rights. There is no material Order of any Governmental Entity, Self-Regulatory Organization or arbitrator outstanding against CME Holdings or any CME Holdings Subsidiary. There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of CME Holdings, threatened against CME Holdings or any CME Holdings Subsidiary, which seeks to, or could reasonably be expected to, restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith, and no injunction of any type has been entered or issued.

Section 4.11 Compliance with Laws.

(a) Each of CME Holdings and the CME Holdings Subsidiaries hold all material permits, licenses, variances, exemptions, Orders and approvals of all Governmental Entities and Self-Regulatory Organizations necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (the “CME Holdings Permits”). Each of CME Holdings and the CME Holdings Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with the terms of the CME Holdings Permits. The businesses of CME Holdings and each of the CME Holdings Subsidiaries are, and since January 1, 2004, have been conducted in compliance in all material respects with all Laws and the applicable rules of any Self-Regulatory Organization. Each of CME Holdings and the CME Holdings Subsidiaries is in compliance with its Constituent Documents. Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on CME Holdings, (x) no material change is required in CME Holdings’ or any CME Holdings Subsidiary’s processes, properties or procedures to comply with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof and (y) CME Holdings has not received any written notice or written communication of any noncompliance with any Laws and no Governmental Entity or Self-Regulatory Organization has otherwise identified any instance in which CME Holdings or any CME Holdings Subsidiary is or may be in violation of applicable Laws.

(b) Each of the principal executive officer of CME Holdings and the principal financial officer of CME Holdings (or each former principal executive officer of CME Holdings and each former principal financial officer of CME Holdings, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the CME Holdings SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither CME Holdings nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to any executive officer or director (or equivalent thereof) of CME Holdings or any CME Holdings Subsidiary.

(c) CME Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) CME Holdings’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by CME Holdings in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to CME Holdings’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of CME Holdings required under the Exchange Act with respect to such reports.

(e) CME Holdings has made available to CBOT Holdings copies of any written notifications it has received to date since January 1, 2004 of a (i) “significant deficiency” or (ii) “material weakness” in CME Holdings’ internal controls.

Section 4.12 Taxes.

(a) CME Holdings and each CME Holdings Subsidiary have (i) duly and timely filed (or there have been duly and timely filed on its behalf) with the appropriate Governmental Entities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects, (ii) duly and timely paid in full (or CME Holdings has paid on the CME Holdings Subsidiaries’ behalf) all Taxes shown as due on such Tax Returns, (iii) duly and timely paid in full or withheld, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, (iv) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of CME Holdings and each CME Holdings Subsidiary through the date of this Agreement and (v) complied in all material respects with all laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, or, where amounts have not been so withheld, established an adequate reserve under GAAP for the payment to, the respective proper Governmental Entities or Taxing Authorities all material amounts required to be so withheld and paid over.

(b) There (i) is no deficiency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of CME Holdings, threatened against or with respect to CME Holdings or any CME Holdings Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no requests for rulings or determinations in respect of any material Taxes or material Tax Returns pending between CME Holdings or any CME Holdings Subsidiary and any authority responsible for such Taxes or Tax Returns.

(c) No material deficiency for any Tax has been asserted or assessed by any Governmental Entity or Taxing Authority in writing against CME Holdings or any CME Holdings Subsidiary (or, to the knowledge of CME Holdings or any CME Holdings Subsidiary, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements with respect to or involving CME Holdings or any CME Holdings Subsidiary.

(e) None of CME Holdings or any CME Holdings Subsidiary has any liability for material Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is CME Holdings), or has any liability for the Taxes of any Person (other than CME Holdings or the CME Holdings Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

(f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign law) for income tax purposes applicable to or required to be made by CME Holdings or any CME Holdings Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.

(g) None of CME Holdings or any CME Holdings Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date except, in the case of each of the foregoing clauses (i) - (v), for amounts reflected in a reserve for Taxes reflected in the CME Holdings Financial Statements.

(h) There are no Liens for Taxes upon any property or assets of CME Holdings or any CME Holdings Subsidiary, except for Permitted Liens.

(i) Neither CME Holdings nor any CME Holdings Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) No claim, other than claims defeated or withdrawn, has ever been made by an authority in a jurisdiction where CME Holdings or any CME Holdings Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

(k) Neither CME Holdings nor any CME Holdings Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with regard to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(l) None of CME Holdings or any CME Holdings Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

(m) CME Holdings is not, and has not been at any time within the last five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(n) There is no power of attorney given by or binding upon CME Holdings or any CME Holdings Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

(o) CME Holdings and each CME Holdings Subsidiary have made (or there has been made on their behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties.

(p) None of the indebtedness of CME Holdings or any CME Holdings Subsidiary constitutes (i) “corporate acquisition indebtedness” (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an “applicable high yield discount obligation” under Section 163(i) of the Code.

(q) None of CME Holdings or any CME Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would prevent the Merger from constituting a tax-free reorganization described in Section 368(a) and related provisions of the Code.

(r) None of CME Holdings or any CME Holdings Subsidiary has taken or failed to take any action, or has knowledge of any facts or circumstances, that would invalidate the rulings received from the IRS in connection with CME Holdings’ demutualization transactions.

Section 4.13 CME Holdings Leased Real Property.

The CME Holdings Leased Real Property described in Section 4.13 of the CME Holdings Disclosure Letter constitutes all the leasehold interests in real property of CME Holdings and the CME Holdings Subsidiaries. CME Holdings and the CME Holdings Subsidiaries do not own any real property. With respect to the CME Holdings Leased Real Property:

(a) with respect to the Leases identified as Items No. 1-5 of Section 4.13 of the CME Holdings Disclosure Letter (each, a “CME Holdings Material Lease”), all buildings, structures, fixtures and leasehold improvements required to be maintained or repaired by CME Holdings under each CME Holdings Material Lease (the “CME Holdings Improvements”) are in good repair and operating condition in all material respects, subject only to ordinary wear and tear, and are adequate and suitable in all material respects for the purposes for which they are presently being used or held for use, and to the knowledge of CME Holdings, there are no facts or conditions affecting any of the CME Holdings Improvements that, in the aggregate, would reasonably be expected to materially and adversely interfere with the current use, occupancy or operation thereof;

(b) with respect to each CME Holdings Material Lease, no portion of the CME Holdings Leased Real Property has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely interfere with CME Holdings’ use of such CME Holdings Leased Real Property, or which has not heretofore been completely repaired and restored in all material respects in accordance with the terms of the applicable Lease;

(c) CME Holdings has made available to CBOT Holdings complete and accurate copies of the following materials related to such CME Holdings Leased Real Property, to the extent in CME Holdings’ or any CME Holdings Subsidiary’s possession or control: all Leases of CME Holdings Leased Real Property (including any amendments, modifications or supplements thereto);

(d) with respect to each CME Holdings Material Lease, CME Holdings or the applicable CME Holdings Subsidiary that is party thereto has good and valid leasehold interests in such CME Holdings Material Lease (subject to the terms of the applicable CME Holdings Material Lease governing its interests therein), in each case free and clear of all Liens other than Permitted Liens;

(e) with respect to each CME Holdings Material Lease, each such CME Holdings Material Lease is the legal, valid, binding, and enforceable obligation of CME Holdings or the applicable CME Holdings Subsidiary that is lessee thereunder, and, to the knowledge of CME Holdings, is in full force and effect and the binding obligation of the other parties thereto and will continue to be the legal, valid, binding, and enforceable obligation of CME Holdings or the applicable CME Holdings Subsidiary following the consummation of the transactions contemplated by this Agreement;

(f) with respect to each CME Holdings Material Lease, neither CME Holdings nor any CME Holdings Subsidiary has received any written notice that it is in default under any such CME Holdings Material Lease, nor to the knowledge of CME Holdings, is CME Holdings or any CME Holdings Subsidiary or any other party to such CME Holdings Material Lease in default under any such CME Holdings Material Lease, and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CME Holdings or any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party under such CME Holdings Material Lease;

(g) with respect to each CME Holdings Material Lease, there are no material disputes, oral agreements or forbearance programs in effect as to any such CME Holdings Material Lease;

(h) with respect to each CME Holdings Material Lease, neither CME Holdings nor the applicable CME Holdings Subsidiary has assigned, subleased, transferred, conveyed or encumbered any interest in the leasehold or subleasehold created by any such CME Holdings Material Lease;

(i) with respect to each CME Holdings Material Lease, to the knowledge of CME Holdings, there are no threatened or pending condemnation proceedings relating to the CME Holdings Leased Real Property which, if the condemnation was successful, would reasonably be expected to materially and adversely interfere with, detract from or restrict the current operation or use by CME Holdings or the applicable CME Holdings Subsidiary of property subject thereto; and

(j) with respect to each CME Holdings Material Lease, there are no outstanding options or rights of any party (other than CME Holdings or the applicable CME Holdings Subsidiary) to terminate such CME Holdings Material Lease prior to the expiration of the term thereof.

Section 4.14 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 4.14(a) of the CME Holdings Disclosure Letter contains a true and complete list of each employment, bonus, deferred compensation, incentive compensation,

stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement other than any Multiemployer Plan (collectively, the “CME Holdings Benefit Plans”) currently maintained or contributed to or required to be contributed to by (i) CME Holdings, (ii) any CME Holdings Subsidiary or (iii) any ERISA Affiliate, for the benefit of any current or former employee or director of CME Holdings or any CME Holdings Subsidiary.

(b) With respect to each of the CME Holdings Benefit Plans, CME Holdings has made available to CBOT Holdings complete copies of each of the following documents: (i) the CME Holdings Benefit Plan (including all amendments thereto); (ii) the annual report and actuarial report, if required under ERISA or the Code, for the last three plan years ending prior to the date hereof; (iii) the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA; (iv) if the CME Holdings Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof; (v) all contracts with respect to which CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate has any liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vi) the most recent determination letter received from the IRS with respect to each CME Holdings Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

(c) No liability under Title IV of ERISA has been incurred by CME Holdings or any CME Holdings ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to CME Holdings or any CME Holdings ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to CME Holdings Benefit Plans but also with respect to any employee CME Holdings Benefit Plan, program, agreement or arrangement subject to Title IV of ERISA to which CME Holdings or any CME Holdings ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Closing. No CME Holdings Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such CME Holdings Benefit Plan ended prior to the date hereof, and all contributions required to be made with respect thereto (whether pursuant to the terms of any such CME Holdings Benefit Plan or otherwise) on or prior to the date hereof have been timely made. Any cessation of benefit accruals under a CME Holdings Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA. Neither CME Holdings nor any CME Holdings ERISA Affiliate has any reasonable expectation of liability with respect to any Multiemployer Plan.

(d) Each CME Holdings Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of CME Holdings, no event has occurred that could reasonably be expected to result in disqualification of such CME Holdings Benefit Plan.

(e) Each of the CME Holdings Benefit Plans has been operated and administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code.

(f) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of CME Holdings or any CME Holdings Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee or director or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(g) With respect to each CME Holdings Benefit Plan that is funded wholly or partially through an insurance policy, neither CME Holdings nor any CME Holdings Subsidiary has any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

(h) There are no pending or, to the knowledge of CME Holdings, threatened claims by or on behalf of any of the CME Holdings Benefit Plans, by any employee or beneficiary covered under any CME Holdings Benefit Plan or otherwise involving any CME Holdings Benefit Plan (other than routine claims for benefits).

(i) Neither CME Holdings nor any CME Holdings Subsidiary is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or in respect of which a deduction has been or could be disallowed pursuant to Section 162(m) of the Code. No current or former employee or director of CME Holdings or any CME Holdings Subsidiary is entitled to receive any additional payment from CME Holdings or any CME Holdings Subsidiary or the Surviving Entity by reason of the excise tax required by Section 4999(a) of the Code being imposed on such person by reason of the transactions contemplated by this Agreement.

(j) Neither CME Holdings, any CME Holdings Subsidiary, CME Holdings ERISA Affiliate, any CME Holdings Benefit Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection that could reasonably be expected to give rise to a civil liability under either Section 409 of ERISA or Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(k) No “leased employees,” as that term is defined in Section 414(n) of the Code, perform services for CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate. Neither CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate has used the services of workers provided by third party contract labor suppliers, temporary employees, such “leased employees,” or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any CME Holdings Benefit Plan or the imposition of penalties or excise taxes with respect to any Plan by the IRS, the Department of Labor, or any other Governmental Entity.

(l) Neither CME Holdings, any CME Holdings Subsidiary nor any CME Holdings ERISA Affiliate is a party to any agreement or understanding, whether written or unwritten, with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(m) No representations or communications, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or coverage under any CME Holdings Benefit Plan have been made to employees, directors or agents (or any of their representatives or beneficiaries) of CME Holdings, any CME Holdings Subsidiary or any CME Holdings ERISA Affiliate that are not in accordance with the terms and conditions of CME Holdings Benefit Plans.

(n) No CME Holdings Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of CME Holdings or any CME Holdings Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of CME Holdings or a CME Holdings Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.

(o) With respect to each of CME Holdings Benefit Plan, the provisions of Section 4980B(f) of the Code, Section 601 et seq. of ERISA, and any similar local law have been complied with in all material respects.

(p) Each stock option or stock appreciation right issued with respect to CME Holdings Class A Common Stock was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of CME Holdings Class A Common Stock on the date of grant.

(q) With respect to each CME Holdings Benefit Plan established or maintained outside of the U.S. primarily for benefit of employees of CME Holdings or any CME Holdings Subsidiary residing outside of the U.S. (a “Foreign CME Holdings Benefit Plan”): (i) all employer and employee contributions to each Foreign CME Holdings Benefit Plan required by law or by the terms of such Foreign CME Holdings Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign CME Holdings Benefit Plan, the liability of each insurer for any Foreign CME Holdings Benefit Plan funded through insurance or the book reserve established for any Foreign CME Holdings Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign CME Holdings Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign CME Holdings Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 4.15 Employees; Labor Matters.

(a) Neither CME Holdings nor any CME Holdings Subsidiary is party to, bound by, or in the process of negotiating a collective bargaining agreement or similar labor-related agreement or understanding.

(b) None of the employees of CME Holdings or any CME Holdings Subsidiary is represented by a labor union or other labor organization and, to the knowledge of CME Holdings, (i) there is no organizational effort currently being made or threatened by or on behalf of any labor union or labor organization to organize any employees of CME Holdings or any CME Holdings Subsidiary, (ii) no demand for recognition of any employees of CME Holdings or any CME Holdings Subsidiary has been made by or on behalf of any labor union or labor organization in the past three (3) years, and (iii) no petition has been filed, nor has any proceeding been instituted by any employee of CME Holdings or any CME Holdings Subsidiary or group of employees of CME Holdings or any CME Holdings Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining representative in the past three (3) years.

(c) There is no pending or, to the knowledge of CME Holdings, threatened (i) strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of CME Holdings or any CME Holdings Subsidiary, and there has been no such action or event in the past five (5) years, and (ii) arbitration, or material grievance against CME Holdings or any CME Holdings Subsidiary involving current or former employees, applicants for employment or representatives of employees of CME Holdings or any CME Holdings Subsidiary.

(d) CME Holdings and the CME Holdings Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings are in compliance in all material respects with all (i) federal and state laws and requirements respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation and the collection and payment of withholding and/or payroll taxes and similar taxes and (ii) obligations of CME Holdings or any of the CME Holdings Subsidiaries under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.

(e) There is no charge or complaint pending or, to the knowledge of CME Holdings, threatened before any Governmental Entity alleging unlawful discrimination in employment practices, unfair labor practices or other unlawful employment practices by CME Holdings or any of the CME Holdings Subsidiaries.

(f) To the knowledge of CME Holdings, no executive officer or other key employee of CME Holdings or any CME Holdings Subsidiary is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of CME Holdings or any CME Holdings Subsidiary, except agreements between CME Holdings or one of the CME Holdings Subsidiaries and its present and former officers or employees.

(g) During the preceding two years, (i) neither CME Holdings nor any CME Holdings Subsidiary has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with CME Holdings or any CME Holdings Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither CME Holdings nor any CME Holdings Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law, including, but not limited to, the Illinois Worker Adjustment and Retraining Notification Act. No employee of CME Holdings or any of the CME Holdings Subsidiaries has experienced an “employment loss,” as defined by the WARN Act or any similar applicable state, local or foreign law, requiring notice to employees in the event of a closing or layoff, within the past ninety days.

Section 4.16 Intellectual Property.

(a) Section 4.16(a) of the CME Holdings Disclosure Letter sets forth a complete and accurate list of all of the following throughout the world granted to, applied for or owned by CME Holdings or any CME Holdings Subsidiary (i) Patents, (ii) registered Trademarks (including Internet domain name registrations) and material unregistered Trademarks, (iii) registered Copyrights and material unregistered Copyrights and (iv) material Software which are owned by CME Holdings (collectively, the “CME Holdings Owned Intellectual Property”). Such list includes, where applicable, the record owner, jurisdiction and registration and/or application number, and date issued (or filed) for each of the foregoing.

(b) No royalties, honoraria or other fees are payable to any third parties for the use of or right to use any CME Holdings Owned Intellectual Property except pursuant to the CME Holdings License Agreements.

(c) CME Holdings is the sole and exclusive owner of or has a valid right to use, free and clear of all Liens (except Permitted Liens) all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted or contemplated to be conducted, subject to the terms of any applicable CME Holdings License Agreements. The CME Holdings Owned Intellectual Property and, to the of knowledge of CME Holdings, any Intellectual Property used in the business of CME Holdings and the CME Holdings Subsidiaries, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned.

(d) There are no pending, or to the knowledge of CME Holdings, threatened claims, suits, arbitrations or other adversarial proceedings before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that the activities or conduct of the business of CME Holdings and the CME Holdings Subsidiaries infringe upon, misappropriate, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging CME Holdings’ ownership, use, validity, enforceability, or registrability of any CME Holdings Owned Intellectual Property.

(e) To the knowledge of CME Holdings, the conduct of the business of CME Holdings and the CME Holdings Subsidiaries by CME Holdings as currently conducted or planned to be conducted does not infringe upon, misappropriate, violate or constitute the unauthorized use of (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property of any other Person.

(f) To the knowledge of CME Holdings, no third party is misappropriating, infringing, diluting or violating any CME Holdings Owned Intellectual Property or Intellectual Property used by CME Holdings, except misappropriations, infringements, dilutions or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings, and no claims, suits, arbitrations or other adversarial claims have been brought or threatened against any third party by CME Holdings.

(g) CME Holdings has taken reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of CME Holdings, none of its Trade Secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of CME Holdings, no third party to any non-disclosure agreement with CME Holdings is in breach, violation or default thereof.

(h) With respect to any Intellectual Property, including Software, that is owned by CME Holdings, such Intellectual Property was either developed (i) by employees of CME Holdings within the scope of their employment or (ii) by independent contractors who have vested all rights in and to such Intellectual Property to CME Holdings pursuant to written agreements (such as by assignment or work-made-for-hire provisions).

(i) No current or former partner, director, officer, or employee of CME Holdings (or any of its predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the CME Holdings Owned Intellectual Property.

(j) CME Holdings has established and maintained a commercially reasonable privacy policy and has been in compliance with such policy and all applicable federal, state, local and foreign laws and regulations relating to privacy, data protection, export and the collection and use of personally identifiable information and user information gathered or accessed in the course of the operations of its business.

Section 4.17 Contracts.

(a) Except as filed as an exhibit to a CME Holdings SEC Document prior to the date of this Agreement, and except for CME Holdings Benefit Plans, neither CME Holdings nor any CME Holdings Subsidiary is a party to or bound by, nor are any of their respective assets, businesses or operations party to, or bound or affected by, or receive benefits under:

(i) any agreement relating to Indebtedness (other than agreements among direct or indirect wholly owned CME Holdings Subsidiaries) in excess of $750,000;

(ii) any joint venture, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture material to CME Holdings or any CME Holdings Subsidiary;

(iii) any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any material business or material real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) any material agreement other than an agreement, with respect to compensation or similar arrangements not involving a director of CME Holdings or one of the officers of CME Holdings for purposes of Section 16 of the Exchange Act and any agreement entered into in a commercially reasonable manner consistent with industry practice, with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of CME Holdings or any CME Holdings Subsidiary, (B) any Person 5% or more of the outstanding voting securities of which are directly or indirectly owned, controlled or held with power to vote by CME Holdings or any CME Holdings Subsidiary or (C) any current or former director or officer of CME Holdings or any CME Holdings Subsidiary;

(v) any agreement (including any exclusivity agreement) that purports to limit or restrict in any material respect either the type of business in which CME Holdings or any CME Holdings Subsidiary (or, after the Effective Time, the Surviving Entity or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business including any covenant not to compete or could require the disposition of any material assets or line of business of CME Holdings or any CME Holdings Subsidiary;

(vi) any agreement under which (A) any Person (other than CME Holdings or a CME Holdings Subsidiary) has directly or indirectly guaranteed any liabilities or obligations of CME Holdings or any CME Holdings Subsidiary or (B) CME Holdings or any CME Holdings Subsidiary has directly or indirectly guaranteed liabilities or obligations of any other Person (other than CME Holdings or a CME Holdings Subsidiary) (in each case other than endorsements for the purpose of collection in a commercially reasonable manner consistent with industry practice), unless such guarantor obligation is less than $750,000;

(vii) any other agreement or amendment thereto that is required to be filed as an exhibit to a future report, schedule, form or statement required to be filed with or furnished to the SEC (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K under the Securities Act) that has not been filed as an exhibit to or incorporated by reference in the CME Holdings SEC Documents filed prior to the date of this Agreement;

(viii) any agreement that involves expenditures or receipts of CME Holdings or any CME Holdings Subsidiary in excess of $750,000 per year not entered into in the ordinary course of business consistent with past practice;

(ix) any material agreement granting or obtaining any right to use or practice any rights under any Intellectual Property to which CME Holdings is a party or otherwise bound (collectively, the “CME Holdings License Agreements”); or

(x) any agreement the termination of which would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(b) The agreements, commitments, arrangements and plans, whether written or oral, listed or required to be listed in Section 4.17(a) of the CME Holdings Disclosure Letter are referred to herein as the “CME Holdings Contracts.” Each CME Holdings Contract is a valid and binding agreement of CME Holdings or a CME Holdings Subsidiary, as the case may be, and is in full force and effect, and none of CME Holdings, any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party thereto is in default or breach in any material respect under the terms of any such CME Holdings Contract; and no event has occurred, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material default by CME Holdings or any CME Holdings Subsidiary or, to the knowledge of CME Holdings, any other party under such CME Holdings Contract. Since January 1, 2006, neither CME Holdings nor any CME Holdings Subsidiary has released or waived any material right under any such CME Holdings Contract. True, correct and complete copies of (i) each such CME Holdings Contract (including all modifications and amendments thereto and waivers thereunder) and (ii) all form contracts, agreements or instruments used in and material to the business of CME Holdings and the CME Holdings Subsidiaries have been made available to CBOT Holdings.

Section 4.18 Environmental Laws and Regulations.

(a) Except for matters that CME Holdings reasonably believes have been fully resolved, CME Holdings and each CME Holdings Subsidiary has complied and is in compliance with all applicable Environmental Laws and has obtained and is in compliance with all Environmental Permits, except, in either case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(b) Except for matters that CME Holdings reasonably believes have been fully resolved, no notice of violation, notification of liability, demand, request for information, citation, summons or order relating to or arising out of any Environmental Law has been received by CME Holdings or any CME Holdings Subsidiary. Except for matters that CME Holdings reasonably believes have been fully resolved, no complaint has been filed, no penalty or fine has been assessed, and, to the knowledge of CME Holdings, no investigation, action, claim, suit or proceeding is pending or threatened by any Person involving CME Holdings or any CME Holdings Subsidiary, relating to or arising out of any Environmental Law.

(c) No Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently or, to the knowledge of CME Holdings, formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary that, in each case, would reasonably be expected to result in a Material Adverse Effect on CME Holdings.

(d) Except as would not have a Material Adverse Effect on CME Holdings, there are no circumstances, actions, activities, conditions, events or incidents that could reasonably be expected to result in liability against CME Holdings arising from (i) the environmental conditions at, on, above, under, or about any properties or assets currently or formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage, disposal, Release or threatened Release of Hazardous Substances.

(e) CME Holdings has provided to CBOT Holdings all material environmental site assessments, audits, investigations and studies in the possession, custody or control of CME Holdings or any CME Holdings Subsidiary relating to properties or assets currently or formerly owned, leased, operated or used by CME Holdings or any CME Holdings Subsidiary.

Section 4.19 Insurance Coverage. CME Holdings and the CME Holdings Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industry in which CME Holdings and the CME Holdings Subsidiaries operate. Except as would not reasonably be expected to result in a Material Adverse Effect on CME Holdings, all such insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, this Agreement or the consummation of any of the transactions contemplated hereby.

Section 4.20 Foreign Corrupt Practices and International Trade Sanctions. Neither CME Holdings, nor any CME Holdings Subsidiary, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CME Holdings.

Section 4.21 Opinions of Financial Advisors. CME Holdings has received the opinions of Lehman Brothers Inc. and William Blair & Company, L.L.C. (the “CME Holdings Financial Advisors”), each dated as of October 16, 2006, to the effect that, as of the date of such opinion and subject to the procedures followed, and the qualifications and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to CME Holdings.

Section 4.22 Brokers. No Person other than the CME Holdings Financial Advisors is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by CME Holdings in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CME Holdings. CME Holdings has made available to CBOT Holdings a true, correct and complete copy of each agreement between CME Holdings or any CME Holdings Subsidiary and any CME Holdings Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

Section 4.23 Section 203. None of CME Holdings or its “affiliates” or “associates” “owns” or has “owned” (in each case within the meaning of Section 203 of the DGCL) any shares of capital stock of, or membership interests in, CBOT Holdings or CBOT.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1 Covenants of CBOT Holdings. From the date of this Agreement until the Effective Time, unless CME Holdings shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as set forth in Section 5.1 of the CBOT Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement, CBOT Holdings shall, and shall cause each of the CBOT Holdings Subsidiaries to, conduct its business in a commercially reasonable manner consistent with past practice, and shall use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with all Governmental Entities, Self-Regulatory Organizations, providers of order flow, customers, suppliers, business associates, Members and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with industry practice. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 5.1 of the CBOT Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date hereof until the Effective Time, without the prior written consent of CME Holdings (such consent not to be unreasonably withheld), CBOT Holdings shall not, and shall not permit any CBOT Holdings Subsidiary to:

(a) (i) amend or modify any of the Constituent Documents of CBOT Holdings or CBOT, except for amendments or modifications to the rules and regulations of CBOT in the ordinary course of business that are consistent with past practice, that are not material or that would not become “core rights” subject to the special voting rights set forth in Section D(2)(b) of Article IV of the Amended and Restated Certificate of Incorporation of CBOT, (ii) amend or modify the Voting Trust or (iii) file with the CFTC any notice of such amendment or modification unless, to the extent allowed by applicable Law, it shall have previously provided a written copy of such application to CME Holdings;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions by wholly owned CBOT Holdings Subsidiaries, (ii) split, combine or reclassify any of its Securities or issue or propose or authorize the issuance of any other Securities or any Equity

Rights in respect of, in lieu of, or in substitution for, shares of its Securities, other than issuances of CBOT Holdings Class A Common Stock (and the associated CBOT Holdings Rights) in connection with the exercise of CBOT Holdings Stock-Based Awards issued pursuant to a CBOT Holdings Benefit Plan prior to the date of this Agreement or (iii) repurchase, redeem or otherwise acquire any Securities or Equity Rights of CBOT Holdings or any CBOT Holdings Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such Securities;

(c) issue, sell, grant, pledge or otherwise encumber any Securities or Equity Rights, other than issuances of CBOT Holdings Class A Common Stock (and the associated CBOT Holdings Rights) in connection with the exercise of CBOT Holdings Stock-Based Awards issued, and the grant of CBOT Holdings Stock Options under a CBOT Holdings Stock Plan that, effective as of the first Business Day of 2007, shall be made, pursuant to a CBOT Holdings Benefit Plan prior to the date of this Agreement;

(d) merge or consolidate with any Person (other than CBOT Holdings or a wholly owned CBOT Holdings Subsidiary) or acquire an amount of assets or equity of any other Person (other than CBOT Holdings or a CBOT Holdings Subsidiary) with a fair market value in excess of $5.0 million in the aggregate;

(e) other than in the ordinary course of business consistent with past practice, sell, lease, license, subject to a Lien, other than a Permitted Lien, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including Securities of a CBOT Holdings Subsidiary) except (i) pursuant to the terms of a CBOT Holdings Contract as of the date of this Agreement (a copy of which has been made available, or the terms of which have been disclosed in writing, to CME Holdings prior to the date hereof) or (ii) in an amount not in excess of $250,000 in the aggregate;

(f) (i) make any loans, advances or capital contributions to, or investments in, any other Person other than (x) by CBOT Holdings or any CBOT Holdings Subsidiary to or in CBOT Holdings or any CBOT Holdings Subsidiary or (y) pursuant to any contract or other legal obligation existing at the date of this Agreement set forth on Section 5.1(f) of the CBOT Holdings Disclosure Letter, (ii) create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement, except Indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate, Indebtedness in replacement of existing Indebtedness on customary commercial terms, and guarantees by CBOT Holdings of Indebtedness of wholly owned CBOT Holdings Subsidiaries or guarantees by Subsidiaries of Indebtedness of CBOT Holdings or (iii) make or commit to make any capital expenditure in any three month period which, in the aggregate during such three month period, are in excess of $10.0 million; provided, that clause (iii) shall not limit reasonable long-term capital improvements, in the ordinary course consistent with past practice, in connection with a long-term CBOT Holdings Material Lease;

(g) amend or otherwise modify benefits under any CBOT Holdings Benefit Plan, accelerate the payment or vesting of benefits or amounts payable or to become payable under any CBOT Holdings Benefit Plan as currently in effect on the date hereof, fail to make any required contribution to any CBOT Holdings Benefit Plan, merge or transfer any CBOT Holdings Benefit Plan or the assets or liabilities of any CBOT Holdings Benefit Plan, change the sponsor of any

CBOT Holdings Benefit Plan, or terminate or establish any CBOT Holdings Benefit Plan, except (i) as reasonably appropriate to reflect changes in applicable Law or GAAP, (ii) in the ordinary course of business, consistent with existing policies and practices or (iii) in accordance with the retention policy set forth in Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(h) grant any increase in the compensation or benefits of directors, officers, employees or consultants of CBOT Holdings or any CBOT Holdings Subsidiary, provided, however, that CBOT Holdings or any of its Subsidiaries may (i) grant increases in base salaries in the ordinary course of business consistent with existing policies and practices, so long as such increases do not exceed 5% on an individual basis and 3% in the aggregate in any calendar year, (ii) pay bonuses under CBOT Holdings’ Cash Bonus Plan and (iii) adopt and implement a retention policy in accordance with the retention policy set forth on Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(i) enter into or amend or modify any severance, consulting, retention or employment agreement, plan, program or arrangement, other than, in the case of a consulting agreement or arrangement, in the ordinary course of business, consistent with existing policies and practices, including (i) exercising reasonable discretion to increase the annual cap on professional service fee reimbursement in the employment agreement of the CBOT Holdings Chief Executive Officer dated as of September 21, 2005, and subsequently amended as of January 1, 2006, as provided in such employment agreement and (ii) enhancing severance packages under the CBOT Holdings Severance Plan in the ordinary course of business in accordance with the retention policy set forth on Section 5.1(h) of the CBOT Holdings Disclosure Letter;

(j) hire or terminate the employment or contractual relationship of any officer, employee or consultant of CBOT Holdings or any CBOT Holdings Subsidiary, as the case may be, other than hirings or terminations in the ordinary course, consistent with existing policies and practices;

(k) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy (each, a “Proceeding”) or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any material Proceeding other than (i) such settlements and compromises that (A) relate to Taxes (which are the subject of Section 5.1(m)), (B) are in the ordinary course consistent with past practice or (C) do not require payments by CBOT Holdings in excess of $250,000 and (ii) such consents, decrees, injunctions or similar restraints or forms of equitable relief that, individually or in the aggregate, are not material to CBOT Holdings and the CBOT Holdings Subsidiaries, taken as a whole, or would not reasonably be expected to impede or delay the consummation of the transactions contemplated by this Agreement, including obtaining the CBOT Holdings Stockholder Approval and the CBOT Membership Approval;

(l) enter into a collective bargaining agreement or similar labor agreement with a labor union or labor organization or renew or renegotiate any existing collective bargaining agreement or similar labor agreement with respect to employees of CBOT Holdings or any CBOT Holdings Subsidiary other than negotiations regarding existing collective bargaining agreements expiring in the ordinary course of business, provided that such negotiations are conducted consistent with past practice and that, to the extent not prohibited by applicable Law, CBOT Holdings or the applicable CBOT Holdings Subsidiary keep CME Holdings informed regarding the status of, and consult with CME Holdings regarding such negotiations;

(m) (i) make, revoke or amend any election relating to Taxes, (ii) settle or compromise any Proceeding relating to Taxes, (iii) make a request for a written ruling of a Taxing Authority relating to Taxes, other than any request for a determination concerning qualified status of any CBOT Holdings Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) enter into a written and legally binding agreement with a Taxing Authority relating to material Taxes or (v) except as required by Law, change any of its methods, policies or practices of reporting income or deductions for U.S. federal income tax purposes from those employed in the preparation of its U.S. federal income tax returns for the taxable year ending December 31, 2005;

(n) take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken (including any action or failure to act otherwise permitted by this Section 5.1) that would prevent the Merger from constituting a tax-free reorganization under Section 368(a) and related provisions of the Code;

(o) other than in the ordinary course of business consistent with past practice, (i) modify or amend in any material respect or terminate any CBOT Holdings Contract, (ii) enter into any successor agreement to an expiring CBOT Holdings Contract that changes the terms of the expiring CBOT Holdings Contract in a way that is materially adverse to CBOT Holdings or any CBOT Holdings Subsidiary or (iii) enter into any new agreement that would have been considered a CBOT Holdings Contract if it were entered into at or prior to the date hereof;

(p) enter into or renew or extend any agreements or arrangements that limit or restrict CBOT Holdings or any of the CBOT Holdings Subsidiaries or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Entity or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on CBOT Holdings or the Surviving Entity;

(q) change any method of accounting or accounting principles or practices by CBOT Holdings or any CBOT Holdings Subsidiary, except for any such change required by a change in GAAP or by a Governmental Entity;

(r) terminate or cancel, or amend or modify in any material respect, any material insurance policies maintained by it covering CBOT Holdings or any CBOT Holdings Subsidiary or their respective properties which is not replaced by a comparable amount of insurance coverage;

(s) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of CBOT Holdings or any of the CBOT Holdings Subsidiaries; or

(t) agree or commit to do any of the foregoing.

Section 5.2 Covenants of CME Holdings. From the date of this Agreement until the Effective Time, unless CBOT Holdings shall otherwise consent in writing (such consent not to be unreasonably withheld) or except as set forth in Section 5.2 of the CME Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement, CME Holdings shall, and shall cause each of the CME Holdings Subsidiaries to, conduct its business in a commercially reasonable manner consistent with past practice, and shall use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with all Governmental Entities, Self-Regulatory Organizations, providers of order flow, customers, suppliers, business associates, members and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with industry practice. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 5.2 of the CME Holdings Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date hereof until the Effective Time, without the prior written consent of CBOT Holdings (such consent not to be unreasonably withheld), CME Holdings shall not, and shall not permit any CME Holdings Subsidiary to:

(a) (i) amend or modify any of the Constituent Documents of CME Holdings or CME, except (A) in a manner that would not adversely affect the economic benefits of the Merger to CBOT Holdings’ stockholders or (B) for amendments or modifications to the rules and regulations of CME in the ordinary course of business that are consistent with past practice, that are not material or (ii) with respect to those amendments or modifications contemplated by clause (i)(B), file with the CFTC any notice of such amendment or modification unless, to the extent allowed by applicable Law, it shall have previously provided a written copy of such application to CBOT Holdings;

(b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions by wholly owned CME Holdings Subsidiaries or quarterly dividends consistent with past practice, (ii) split, combine or reclassify any of its Securities or issue or propose or authorize the issuance of any other Securities or Equity Rights in respect of, in lieu of, or in substitution for, shares of its Securities, other than issuances of CME Holdings Class A Common Stock (and the associated CME Holdings Rights) in connection with the exercise of CME Holdings Stock-Based Awards issued pursuant to a CME Holdings Benefit Plan consistent with past practice or (iii) repurchase, redeem or otherwise acquire any Securities or Equity Rights of CME Holdings or any CME Holdings Subsidiary, or any other equity interests or any rights, warrants or options to acquire any such Securities;

(c) issue, sell or grant any of its Securities or Equity Rights, other than issuances of CME Holdings Class A Common Stock (and the associated CME Holdings Rights) in connection with (i) the exercise of CME Holdings Stock-Based Awards issued pursuant to a CME Holdings Benefit Plan prior to the date of this Agreement or (ii) a merger or consolidation with, or the acquisition of assets or equity of, a Person (which merger, consolidation or acquisition is not prohibited pursuant to Section 5.2(d) hereof);

(d) merge or consolidate with any Person (other than CME Holdings or a wholly owned CME Holdings Subsidiary) or acquire an amount of assets or equity of any other

Person (other than CME Holdings or a CME Holdings Subsidiary) (i) with a fair market value in excess of $300.0 million in the aggregate or (ii) if such merger, consolidation or acquisition would reasonably be expected to have the legal or practical effect of delaying or preventing, or reducing the likelihood of consummation of the Merger or the obtaining of any regulatory or other consent or approval contemplated hereby prior to the Outside Date;

(e) other than in the ordinary course of business consistent with past practice, sell, lease or dispose of any material assets, property or rights (including Securities of a CME Holdings Subsidiary) except pursuant to the terms of a CME Holdings Contract as of the date of this Agreement (a copy of which has been made available, or the terms of which have been disclosed in writing, to CBOT Holdings prior to the date hereof);

(f) take any action, cause any action to be taken, fail to take any action or fail to cause any action to be taken (including any action or failure to act otherwise permitted by this Section 5.2) that would prevent the Merger from constituting a tax-free reorganization under Section 368(a) and related provisions of the Code;

(g) enter into any agreements or arrangements that limit or restrict CME Holdings or any of the CME Holdings Subsidiaries or any of their respective Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Entity or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on CME Holdings or the Surviving Entity;

(h) adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of CME Holdings or any of the CME Holdings Subsidiaries; or

(i) agree or commit to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Proxy Statement.

(a) As promptly as reasonably practicable following the date hereof, CME Holdings and CBOT Holdings shall prepare and file with the SEC mutually acceptable proxy materials that shall constitute the proxy statement/prospectus relating to the matters to be submitted to the stockholders of CME Holdings at the CME Holdings Stockholders Meeting and to the stockholders and members of CBOT Holdings and CBOT, respectively, at the CBOT Holdings Meetings (such proxy statement/prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”) and CME Holdings shall prepare and file the Form S-4. The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as CME Holdings’ prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

(b) Each of CME Holdings and CBOT Holdings shall use commercially reasonable efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after the date hereof and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby.

(c) Each of CME Holdings and CBOT Holdings shall, as promptly as practicable after receipt thereof, provide the other Parties copies of any written comments and advise the other Parties of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. CME Holdings shall provide CBOT Holdings with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 and any communications prior to filing such with the SEC and will promptly provide CBOT Holdings with a copy of all such filings and communications made with the SEC.

(d) Each of CME Holdings, CBOT Holdings and CBOT shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders and members as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. CME Holdings shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger and each of CME Holdings, CBOT Holdings and CBOT shall furnish all information concerning it and the holders of its capital stock and membership interests, as applicable, as may be reasonably requested in connection with any such action. Each Party will advise the other Parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the CME Holdings Class A Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4.

(e) If at any time prior to the Effective Time any information relating to CME Holdings, CBOT Holdings or CBOT, or any of their respective Affiliates, officers or directors, should be discovered by CME Holdings, CBOT Holdings or CBOT which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders and members of CME Holdings, CBOT Holdings and CBOT.

Section 6.2 Stockholders Meetings; Recommendations.

(a) CBOT Holdings and CBOT shall duly take all lawful and commercially reasonable action to call, give notice of, convene and hold a meeting of the stockholders of CBOT Holdings (the “CBOT Holdings Stockholders Meeting”) and the Members of CBOT (the “CBOT Membership Meeting” and, together with the CBOT Holdings Stockholders Meeting, the “CBOT Holdings Meetings”) on a date as soon as reasonably practicable after the Form S-4 is declared effective for the purpose of obtaining (i) at the CBOT Holdings Stockholders Meeting, the CBOT Holdings Stockholder Approval with respect to the adoption of this Agreement, and shall, subject to Section 6.5, take all lawful and commercially reasonable action to solicit the adoption of this Agreement by the CBOT Holdings Stockholder Approval and (ii) at the CBOT Membership Meeting, the CBOT Membership Approval, and shall, subject to Section 6.5, take all lawful and commercially reasonable action to solicit the CBOT Membership Approval. The Board of Directors of CBOT Holdings shall recommend adoption of this Agreement by the stockholders of CBOT Holdings to the effect as set forth in Section 3.4(b) and the Board of Directors of CBOT shall recommend approval by the holders of CBOT’s Series B-1 and Series B-2 Membership Interests as set forth in Section 3.4(c) (collectively, the “CBOT Holdings Recommendation”), and the respective Boards of Directors of CBOT Holdings and CBOT, subject to Section 6.5, shall not withdraw, modify or qualify (a “Change”) in any manner adverse to CME Holdings such recommendation or make any statement that it is approving or recommending a third party Takeover Proposal with respect to CBOT Holdings or failing to recommend the adoption of this Agreement and the transactions contemplated hereby (collectively, a “Change in CBOT Holdings Recommendation”); provided that the Board of Directors or any committee thereof of CBOT Holdings or CBOT may make a Change in CBOT Holdings Recommendation pursuant to Section 6.5(c).

(b) CME Holdings shall duly take all lawful and commercially reasonable action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable after the Form S-4 is declared effective (the “CME Holdings Stockholders Meeting”) for the purpose of obtaining the CME Holdings Stockholder Approval with respect to the adoption of this Agreement and shall take all lawful and commercially reasonable action to solicit the adoption of this Agreement by the CME Holdings Stockholder Approval. The Board of Directors of CME Holdings shall recommend adoption of this Agreement by the stockholders of CME Holdings to the effect as set forth in Section 4.4(b) (the “CME Holdings Recommendation”), and, subject to Section 6.5, shall not Change in any manner adverse to CBOT Holdings such recommendation or make any statement that it is approving or recommending a third party Takeover Proposal with respect to CME Holdings or failing to recommend the adoption of this Agreement (collectively, a “Change in CME Holdings Recommendation”); provided that the Board of Directors of CME Holdings may make a Change in CME Holdings Recommendation pursuant to Section 6.5(c).

(c) CME Holdings, CBOT Holdings and CBOT shall each use commercially reasonable efforts to cause the CME Holdings Stockholders Meeting and the CBOT Holdings Meetings to be held on the same date (it being understood that if, within five (5) Business Days of the date on which the CME Holdings Stockholder Meeting and the CBOT Holdings Meetings are scheduled to be held, any Board of Directors or the CBOT Holdings Special Committee shall have delivered a Change in Recommendation notice contemplated by Section 6.5(c), then the Parties shall use their reasonable best efforts to delay the meetings for a period of five (5) Business Days).

Section 6.3 Access to Information; Confidentiality.

(a) Upon reasonable notice, CBOT Holdings shall, and shall cause the CBOT Holdings Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, “Representatives”) of CME Holdings access during normal business hours to all of CBOT Holdings’ and its Subsidiaries’ properties, books, records, contracts, commitments and personnel and shall furnish, and shall cause to be furnished, as promptly as practicable to CME Holdings (i) a copy of each material report, schedule and other document filed, furnished, published, announced or received by it during such period pursuant to the requirements of federal or state securities laws or a Governmental Entity or Self-Regulatory Organization and (ii) all other information with respect to CBOT Holdings as CME Holdings may reasonably request; provided, that CBOT Holdings may restrict the foregoing access to the extent required by applicable Law; and provided, further, that the foregoing shall not require CBOT Holdings to permit any inspection, or to disclose any information, that in the reasonable judgment of CBOT Holdings would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if CBOT Holdings shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. CBOT Holdings shall keep CME Holdings reasonably informed from time to time as to status and developments regarding any audit, investigation, claim, suit or other proceeding (if any) with respect to Taxes and provide to CME Holdings, when available and prior to filing, drafts of any income Tax Returns relating to CBOT Holdings or any CBOT Holdings Subsidiary. CBOT Holdings shall, and shall cause the CBOT Holdings Subsidiaries to, reasonably cooperate with CME Holdings to provide such information (to the extent in CBOT Holdings’ or any CBOT Holdings Subsidiary’s possession or control) or customary affidavits as may be reasonably necessary for the issuance, at CME Holdings’ sole cost, of an ALTA title policy at Closing, subject, however, to the facts and circumstances existing at the time of delivery of such information or affidavits, as the case may be.

(b) Upon reasonable notice, CME Holdings shall, and shall cause the CME Holdings Subsidiaries to, afford to the Representatives of CBOT Holdings access during normal business hours to CME Holdings’ senior financial management personnel to receive periodic updates on financial information regarding CME Holdings and the CME Holdings Subsidiaries; provided, that CME Holdings may restrict the foregoing access to the extent required by applicable Law; and provided, further, that the foregoing shall not require CME Holdings to permit any inspection, or to disclose any information, that in the reasonable judgment of CME Holdings would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if CME Holdings shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure.

(c) All information furnished pursuant to this Section 6.3 shall be subject to the confidentiality agreement, dated as of March 7, 2006, between CBOT Holdings and CME Holdings (the “Confidentiality Agreement”). No investigation pursuant to this Section 6.3 shall affect the representations, warranties or conditions to the obligations of the Parties contained herein.

Section 6.4 Consents and Approvals.

(a) Subject to the terms and conditions of this Agreement, each of CME Holdings and CBOT Holdings will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities or Self-Regulatory Organizations and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities or Self-Regulatory Organizations, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or Self-Regulatory Organization, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or Self-Regulatory Organization vacated or reversed; (v) the taking of all reasonable acts and efforts, from the date of this Agreement to the Effective Time, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code; and (vi) the execution or delivery of additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In furtherance and not in limitation of the foregoing, each of CME Holdings and CBOT Holdings shall (A) make or cause to be made the filings required of such party under the HSR Act, the Commodity Exchange Act and the Foreign Competition Laws with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the U.S. Federal Trade Commission (“FTC”), the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) or by any other Governmental Entity or Self-Regulatory Organization (including under any Foreign Competition Laws) in respect of such filings or such transactions and (C) act in good faith and reasonably cooperate with the other party in connection with any such filings (including, if requested by the other party, to accept all reasonable additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity or Self-Regulatory Organization under any of the HSR Act, the Foreign Competition Laws, the Sherman Act, the Clayton Act, the Commodity Exchange Act and any other Laws or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”) with respect to any such filing or any such transaction. To the extent not prohibited by applicable Law, CBOT Holdings shall use all commercially reasonable efforts to furnish to CME Holdings all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each Party shall give each other Party reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity or Self-Regulatory Organization regarding any such filings or any such transaction. No Party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity or Self-Regulatory Organization in respect of any such filings, investigation or other inquiry without giving the other Party prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity or Self-Regulatory Organization, the opportunity to attend or participate. Each Party shall consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to the HSR Act, the Foreign Competition Laws or other Antitrust Laws. CME Holdings and CBOT Holdings shall mutually cooperate in coordinating any filings and obtaining any necessary approvals under the HSR Act, the Foreign Competition Laws, Commodity Exchange Act or any other Antitrust Laws, including the timing of the initial filing, which will be made as promptly as practicable after the date of this Agreement.

(b) Subject to Section 6.4(a), each of CME Holdings and CBOT Holdings shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity or Self-Regulatory Organization with respect to the transactions contemplated by this Agreement. In connection therewith and subject to Section 6.4(a), if any Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as inconsistent with or violative of any Law, each of CME Holdings and CBOT Holdings shall cooperate with the other Party with respect to such objection and use its reasonable best efforts to vigorously contest and resist (by negotiation, litigation or otherwise) any action or proceeding related thereto, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal. Each of CME Holdings and CBOT Holdings shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act, the Foreign Competition Laws or any other Antitrust Laws with respect to the transactions contemplated hereby as promptly as possible after the execution of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require CME Holdings or CBOT Holdings or any of their respective Subsidiaries to agree to or take any action that would result in any Burdensome Condition. For purposes of this Agreement, a “Burdensome Condition” shall mean making proposals, executing or carrying out agreements (including consent decrees) or submitting to Laws (i) providing for the license, sale or other disposition or holding separate (through the establishment of trust or otherwise) of any assets or categories of assets of CME Holdings, CBOT Holdings or their respective Subsidiaries or the holding separate of the capital stock of a CBOT Holdings Subsidiary or (ii) imposing or seeking to impose any limitation on the ability of CME Holdings, CBOT Holdings or any of their respective Subsidiaries to conduct their respective businesses (including, with respect to, market practices and structure) or own such assets or to acquire, hold or exercise full rights of ownership of the business of CBOT Holdings, the CBOT Holdings Subsidiaries, CME Holdings or the CME Holdings Subsidiaries that, in the case of (i) and (ii), individually or in the aggregate would reasonably be expected to result in (A) a material adverse effect on the expected benefits from the transactions contemplated by this Agreement; or (B) a Material Adverse Effect on CME Holdings, CBOT Holdings or the Surviving Entity following the Effective Time.

Section 6.5 No Solicitation.

(a) Each of CME Holdings and CBOT Holdings shall not, nor shall it authorize or permit any of its Subsidiaries to, and it shall use all reasonable efforts to cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly (i) initiate or solicit or facilitate or encourage any inquiry or the making of any proposal that constitutes a Takeover Proposal, (ii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal (“Alternative Agreement”) or (iii) continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data with respect to, or otherwise cooperate with or take any other action to facilitate any proposal that (A) constitutes any Takeover Proposal or (B) requires such Party to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing, each of CME Holdings and CBOT Holdings may, prior to the receipt of, in the case of CME Holdings, the CME Holdings Stockholder Approval or, in the case of CBOT Holdings, the CBOT Holdings Stockholder Approval (each, as applicable, the “Stockholder Approval”) in response to a bona fide written Takeover Proposal (so long as such Takeover Proposal was not initiated, solicited or facilitated, directly or indirectly, by a breach of this Section 6.5 and the Party in receipt of such Takeover Proposal has otherwise complied with the terms of this Section 6.5(a) with respect to such Takeover Proposal), and subject to compliance with Section 6.5(c):

(x) furnish information with respect to it and its Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement containing terms and conditions no less restrictive than those contained in the Confidentiality Agreement, provided that such confidentiality agreement shall not contain any provisions that would prevent CME Holdings or CBOT Holdings, as applicable, from complying with its obligation to provide the required disclosure to the other Party pursuant to Section 6.5(b), and provided further that all such information provided to such Person has previously been provided to the other Party or is provided to the other Party prior to or substantially concurrently with the time it is provided to such Person; and

(y) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in each case, that the Board of Directors of CME Holdings or CBOT Holdings, as the case may be, or in the case of CBOT Holdings, the CBOT Holdings Special Committee, determines in good faith after consultation with its outside counsel and a financial advisor of nationally recognized reputation, that (i) the failure to furnish such information or participate in such discussions or negotiations could reasonably be expected to result in a breach of its fiduciary duties under applicable Law and (ii) such Takeover Proposal is or could reasonably be expected to lead to a Superior Proposal. Each of CME Holdings and CBOT Holdings shall (A) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons or their Representatives conducted prior to the date of this Agreement with respect to any Takeover Proposal and will request the prompt return of any confidential information previously furnished to such Persons that has not been previously returned in connection therewith and (B) use its commercially reasonable efforts promptly to inform its Representatives of the obligations undertaken in this Section 6.5. Without limiting the foregoing, any violation of the restrictions set forth in this Section 6.5 by any Representative of CME Holdings or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by CME Holdings and any violation of the restrictions set forth in this Section 6.5 by any Representative of CBOT Holdings or any of its Subsidiaries shall be deemed to be a breach of this Section 6.5 by CBOT Holdings.

(b) As promptly as practicable after the receipt by CME Holdings or CBOT Holdings of any Takeover Proposal, and in any case within 24 hours after the receipt thereof, such Party shall provide oral and written notice to the other Party of (i) such Takeover Proposal, (ii) the identity of the Person making any such Takeover Proposal and (iii) the material terms and conditions of any such Takeover Proposal (including any amendments or material modifications thereto). Each Party shall keep the other Party informed on a timely basis of the status of any such Takeover Proposal (and, in any event, upon the request of the other Party), including any amendments or material modifications to the terms and conditions thereof, and promptly provide the other Party with copies of all Takeover Proposals (and amendments or material modifications thereof) and related agreements, draft agreements exchanged by the Parties and modifications thereof.

(c) (I) Neither the Board of Directors of CME Holdings, CBOT Holdings or CBOT nor any committee of any such Board of Directors shall, directly or indirectly, (i) effect a Change in the CME Holdings Recommendation or a Change in the CBOT Holdings Recommendation (as applicable, a “Change in Recommendation”) or (ii) approve any Alternative Agreement.

(II) Notwithstanding the provisions of Section 6.5(c)(I), at any time prior to the applicable Stockholder Approval, the applicable Board of Directors or, in the case of CBOT Holdings, the CBOT Holdings Special Committee, may, in response to a Superior Proposal, effect a Change in Recommendation and recommend such Superior Proposal. Notwithstanding the foregoing, such Board of Directors or the CBOT Holdings Special Committee, as applicable, may not effect such a Change in Recommendation or make such recommendation unless (i) such Board of Directors or the CBOT Holdings Special Committee, as applicable, shall have first provided prior written notice to the other Party that it is prepared to effect such a Change in Recommendation or make such recommendation in response to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal and (ii) the other Party does not make, within five Business Days after the receipt of such notice (or, in the event of a Takeover Proposal that has been materially revised or modified, within two Business Days of such modification, if later), a proposal that such Board of Directors or the CBOT Holdings Special Committee, as applicable, determines in good faith, after consultation with a financial advisor of nationally recognized reputation, is at least as favorable, in the aggregate (taking into account all of the factors and other aspects of such proposal included in the definition of Superior Proposal), to its stockholders as such Superior Proposal (“Matching Bid”). Each of CME Holdings and CBOT Holdings agrees that, during the five Business Day period prior to its effecting a Change in Recommendation, it and its Representatives shall negotiate in good faith with the other Party and its Representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by the other Party.

(III) If pursuant to Section 6.5(c)(II) either Party effects a Change in Recommendation, the other Party shall have the option (the “Stockholder Vote Option”), exercisable within five Business Days after such Change in Recommendation, to cause the applicable Board of Directors to submit this Agreement to its stockholders for the purpose of adopting this Agreement and approving the Merger; and, in the case of a Change in CBOT Holdings Recommendation, CME Holdings shall also have the option, exercisable within five Business Days after such Change in CBOT Holdings Recommendation, to cause the CBOT Board of Directors to submit the approvals necessary to obtain the CBOT Membership Approval to the holders of the B-1 and the B-2 Membership Interests. If the other Party exercises the Stockholder Vote Option, it shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(iii) or Section 8.1(d)(iii), as applicable. If the other Party fails to exercise the Stockholder Vote Option, the Party receiving the Takeover Proposal may terminate this Agreement pursuant to and in accordance with Section 8.1(c)(iv) or Section 8.1(d)(iv), as applicable. In addition to the foregoing, none of CME Holdings, CBOT Holdings or CBOT shall submit to the vote of its stockholders or Members, as applicable, any Takeover Proposal other than the Merger.

(IV) Notwithstanding the provisions of Section 6.5(c)(I), in circumstances other than as provided in Section 6.5(c)(II), at any time prior to the applicable Stockholder Approval, the applicable Board of Directors or, in the case of CBOT Holdings, the CBOT Holdings Special Committee may effect a Change in Recommendation if it determines in good faith, after consultation with outside counsel, that such action is required for such Board of Directors or the CBOT Holdings Special Committee, as applicable, to comply with its fiduciary duties under applicable Law, but only after (A) providing written notice to CME Holdings or CBOT Holdings, as applicable, that it is prepared to make the determination permitted by this Section 6.5(c)(IV) and setting forth the reasons therefore and (B) for a period of five Business Days after providing such notice (or such shorter period (not less than two Business Days) as set forth in such notice) that such Board of Directors or committee determines in good faith, after consultation with outside counsel, is required under applicable Law in light of the circumstances surrounding such proposed Change in Recommendation), the Party whose Board of Directors or committee is proposing to effect a Change in Recommendation negotiates with the other Party in good faith to make such adjustments to the terms and conditions of this Agreement as would enable its Board of Directors or committee to proceed with its recommendation of this Agreement, and at the end of such period the applicable Board of Directors or committee maintains its determination permitted by this Section 6.5(c)(IV) (after taking into account the proposed adjustments).

(d) Nothing contained in this Agreement shall prohibit CME Holdings, CBOT Holdings or CBOT from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act in respect of any Takeover Proposal or making any disclosure to the stockholders or Members (as applicable) of CME Holdings, CBOT Holdings or CBOT if its Board of Directors or, with respect to CBOT Holdings, the CBOT Holdings Special Committee determines in good faith, after consultation with its outside counsel, that such disclosure is required for such Board of Directors or the CBOT Holdings Special Committee, as applicable, to comply with its obligations under applicable Law, provided, however that neither the Board of Directors of CME Holdings, CBOT Holdings or CBOT nor any committee of such Board of Directors shall, except as expressly permitted by Section 6.5(c), effect a Change in Recommendation or approve or recommend, or publicly propose to approve or recommend, a Takeover Proposal.

(e) For purposes of this Agreement:

“Superior Proposal” means any bona fide written proposal or offer to CME Holdings or CBOT Holdings made by a Third Party in respect of a Business Combination Transaction involving, or any transaction involving the purchase or acquisition of, (i) more than 95% of the voting power of its capital stock or (ii) more than 95% of the consolidated assets of it and its Subsidiaries, which transaction its Board of Directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, (x) would be, if consummated, more favorable to its stockholders than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by the other Party to amend the terms of this Agreement) as well as any other factors deemed relevant by the applicable Board of Directors and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all relevant financial, regulatory, legal and other aspects of such proposal.

“Takeover Proposal” means any proposal or offer to CME Holdings or CBOT Holdings, as the case may be, in respect of (i) a merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving it or any of its Subsidiaries which represent, individually or in the aggregate, 20% or more of its consolidated assets (any of the foregoing, a “Business Combination Transaction”) with any Person other than CME Holdings, CBOT Holdings or any Affiliate thereof (a “Third Party”) in which such Third Party or the stockholders of the Third Party immediately prior to consummation of such Business Combination Transaction will own more than 20% of its outstanding capital stock immediately following such Business Combination Transaction, including the issuance by it of more than 20% of any class of its voting equity securities as consideration for assets or securities of a Third Party or (ii) any direct or indirect acquisition, whether by tender or exchange offer or otherwise, by any Third Party of 20% or more of any class of its capital stock or 20% or more of the consolidated assets of it and its Subsidiaries, in a single transaction or a series of related transactions.

(f) Nothing contained in the Confidentiality Agreement shall impair or restrict the rights of CBOT Holdings or CME Holdings under this Section 6.5.

Section 6.6 Employee Matters.

(a) Except to the extent necessary to avoid the duplication of benefits, the Surviving Entity shall recognize the service of each employee of CBOT Holdings and any CBOT Holdings Subsidiary who remains in the employment of the Surviving Entity and its Subsidiaries (each, a “Continuing Employee”) with CBOT Holdings or its Affiliates before the Effective Time as if such service had been performed with CME Holdings or its Affiliates (i) for all purposes under the CBOT Holdings Benefit Plans maintained by the Surviving Entity or its Affiliates after the Effective Time (to the extent such plans, programs, or agreements are made available to Continuing Employees), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the Surviving Entity or its ERISA Affiliates other than the CBOT Holdings Benefit Plans (the “Surviving Entity Plans”) in which the Continuing Employee participates after the Effective Time, and (iii) for benefit accrual purposes under any Surviving Entity Plan that is a vacation or severance plan in which the Continuing Employee participates after the Effective Time.

(b) With respect to any welfare plan maintained by the Surviving Entity or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, the Surviving Entity and its Affiliates shall use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by CBOT Holdings or its Affiliates prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(c) The Surviving Entity shall honor in accordance with their terms the CBOT Holdings Benefit Plans listed on Section 6.6(c) of the CBOT Holdings Disclosure Letter. CME Holdings acknowledges and agrees that the transactions contemplated by this Agreement will constitute a “change in control” within the meaning of such CBOT Holdings Benefit Plans which include a definition of such (or substantially similar) concept.

(d) From the date of this Agreement until the Effective Time or the termination of this Agreement, neither CBOT Holdings nor CME Holdings shall solicit for hire in any capacity other than as an employee of the Surviving Entity any employees who are members of management of the other Party or any of its Subsidiaries so long as such employees are employed by the other Party or any such Subsidiary. Notwithstanding the foregoing, the provisions of this Section 6.6(d) shall in no way prohibit any Party from engaging in the general trade solicitation of employees so long as such solicitation is not directed specifically at employees of the other Party or any of its Subsidiaries.

Section 6.7 Fees and Expenses. Subject to Section 8.3, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses, except with respect to Expenses of printing and mailing the Joint Proxy Statement/Prospectus, all filing and other fees paid to the SEC in connection with the Merger and all fees associated with the HSR Act, which shall be borne equally by CME Holdings and CBOT Holdings. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing, as the case may be, of the Joint Proxy Statement/Prospectus and the Form S-4 and any amendments or supplements thereto, and the solicitation of the CBOT Holdings Stockholder Approval and the CME Holdings Stockholder Approval and all other matters related to the transactions contemplated hereby.

Section 6.8 Directors’ and Officers’ Indemnification and Insurance . From and after the Effective Time, the Surviving Entity shall (i) indemnify and hold harmless, against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of CBOT Holdings and the CBOT Holdings Subsidiaries (in all of their capacities) (the “Indemnified Persons”) (A) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by CBOT Holdings pursuant to CBOT Holdings’ Constituent Documents and indemnification agreements, if any, in existence on the date hereof with any Indemnified Persons and (B) without limitation to clause (A), to the fullest extent permitted by Law, (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in CBOT Holdings’ Constituent Documents immediately prior to the Effective Time and (iii) maintain for a period of six years after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“D & O Insurance”) maintained by CBOT Holdings (provided that the Surviving Entity (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); and provided, further, that in no event shall the Surviving Entity be required to expend in any one year more than 250% of the current annual premium expended by CBOT Holdings and the CBOT Holdings Subsidiaries to maintain or procure such D & O Insurance immediately prior to the Effective Time (such 250% amount, the “Maximum Annual Premium”); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. The obligations of the Surviving Entity under this Section 6.8 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.8 applies shall be third party beneficiaries of this Section 6.8). The rights of any Indemnified Person under this Section 6.8 shall be in addition to any other rights such Indemnified Person may have under the Certificate of Incorporation or Bylaws of the Surviving Entity or any of its Subsidiaries, under the DGCL, or otherwise. The provisions of this Section 6.8 shall survive the consummation of the Merger. In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or Surviving Entity or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, the Surviving Entity shall cause proper provision to be made so that the successors and assigns of the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 6.8.

Section 6.9 Public Announcements. CME Holdings and CBOT Holdings shall develop a joint communications plan and each Party shall (i) ensure that all press releases and other public statements or communications with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement or communication with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither CME Holdings nor CBOT Holdings shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party’s business, financial condition or results of operations without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

Section 6.10 Notification of Certain Matters. CBOT Holdings and CBOT shall use all reasonable efforts to give prompt notice to CME Holdings, and CME Holdings shall use all reasonable efforts to give prompt notice to CBOT Holdings and CBOT, to the extent that either acquires actual knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate as of the date hereof or as of the Closing Date and (ii) any failure of CME Holdings, CBOT Holdings or CBOT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 6.11 Listing of Shares of CME Holdings Common Stock. CME Holdings shall use its commercially reasonable efforts to cause the shares of CME Holdings Class A Common Stock to be issued in the Merger to be approved for listing on the NYSE and the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

Section 6.12 Affiliates. Not later than 45 days prior to the Effective Time, CBOT Holdings shall deliver to CME Holdings a letter identifying all persons who, in the judgment of CBOT Holdings, may be deemed at the time this Agreement is submitted to the stockholders of CBOT Holdings for CBOT Holdings Stockholder Approval, “affiliates” of CBOT Holdings for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. CBOT Holdings shall use commercially reasonable efforts to cause each person identified on such list to deliver to CME Holdings not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit E (an “Affiliate Agreement”). CME Holdings will give stop transfer instructions to its transfer agent with respect to any CME Holdings Class A Common Stock received pursuant to the Merger by any stockholder of CBOT Holdings who may reasonably be deemed to be an affiliate of CBOT Holdings for purposes of Rule 145 under the Securities Act and there will be placed on the certificates representing such CME Holdings Class A Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to CME Holdings in form and substance, that such transfer is exempt from registration under the Securities Act.

Section 6.13 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or shall become applicable to the transactions contemplated hereby, CME Holdings, CBOT Holdings and their respective Boards of Directors shall use all reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby. CBOT Holdings shall take all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to the terms hereof, that no Person shall become able to exercise any rights under the CBOT Holdings Rights Agreement or enable or require the CBOT Holdings Rights to separate from the share of the CBOT Holdings Class A Common Stock to which they are attached or to be triggered or become exercisable or unredeemable as a result of entering into this Agreement or consummating the transactions contemplated hereby.

Section 6.14 Section 16 of the Exchange Act. Prior to the Effective Time, each of CME Holdings and CBOT Holdings shall take all such steps as may be required to cause any dispositions of CBOT Holdings Class A Common Stock (including derivative securities with respect to CBOT Holdings Class A Common Stock) or acquisitions of CME Holdings Class A Common Stock (including derivative securities with respect to CME Holdings Class A Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the guidance provided by the SEC.

Section 6.15 Repurchase. Prior to the Effective Time, CBOT Holdings and CBOT shall take all such steps as may be required to effectuate the Repurchase.

Section 6.16 Stockholder or Member Litigation. CBOT Holdings and CBOT shall provide to CME Holdings the reasonable opportunity to consult with it concerning the defenses to or conduct of any stockholder or Member litigation against CBOT Holdings, or CBOT, or any of their respective directors relating to the transactions contemplated by this Agreement.

Section 6.17 Clearing Agreement. Each of CME Holdings and CBOT Holdings agrees that upon the signing of this Agreement, the Clearing Services Agreement between CBOT and CME, effective April 16, 2003 and as amended on March 1, 2004 (the “Clearing Agreement”) shall be amended without any further action on the part of any party thereto by deleting Section 2 thereof in its entirety and replaced with the following: “This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with its terms, shall terminate on January 10, 2009 (the “Initial Term”). CBOT may, in its sole discretion, extend this Agreement for an additional one-year term by notifying CME in writing at least six (6) months prior to the expiration of the Initial Term of its decision to extend. Except as otherwise expressly modified or amended by this Section 6.17 all terms and conditions contained in the Clearing Agreement shall remain in full force and effect and are not altered by this Section 6.17.

ARTICLE VII

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of CBOT Holdings and CME Holdings to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. CBOT Holdings and CBOT shall have obtained the CBOT Holdings Stockholder Approval and CME Holdings shall have obtained the CME Holdings Stockholder Approval.

(b) Stock Exchange Listing. The shares of CME Holdings Class A Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, and Nasdaq.

(c) Regulatory Approval. (i) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and the Foreign Competition Laws shall have been terminated or shall have expired, any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed and no action shall have been instituted by the Department of Justice or the FTC or under any Foreign Competition Laws challenging or seeking to enjoin the consummation of this transaction or impose a Burdensome Condition, which action shall not have been withdrawn, terminated or finally resolved and (ii) all other notices, reports, filings, consents, registrations, approvals, permits or authorizations required to be made prior to the Effective Time by CBOT Holdings or CME Holdings or any of their respective Subsidiaries with, or obtained prior to the Effective Time by CBOT Holdings or CME Holdings or any of their respective Subsidiaries from, any Governmental Entity or Self-Regulatory Organization in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, the failure of which to make or obtain would, individually or in the aggregate, provide a reasonable basis to conclude that CME Holdings, CBOT Holdings or CBOT or their respective directors and officers would be subject to the risk of criminal liability, shall have been so made or obtained; and such notices, reports, filings, consents, registrations, approvals, permits and authorizations shall not be subject to any term or condition that would reasonably be expected to result in a Burdensome Condition.

(d) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order, judgment, decision, opinion or decree shall have been issued and remain in effect issued by a court or other Governmental Entity or Self-Regulatory Organization of competent jurisdiction having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (collectively, “Restraints”).

(e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 7.2 Conditions to Obligations of CME Holdings. The obligations of CME Holdings to effect the Merger are subject to the satisfaction of, or waiver by CME Holdings, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of CBOT Holdings set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect on CBOT Holdings; provided, however, that, notwithstanding the foregoing, each of the CBOT

Holdings Identified Representations shall be true and correct in all material respects. CME Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CBOT Holdings to such effect.

(b) Performance of Obligations of CBOT Holdings. CBOT Holdings shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and CME Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CBOT Holdings to such effect.

(c) Repurchase. The Repurchase shall have been consummated.

(d) Tax Opinion. CME Holdings shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to CME Holdings, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) both of CME Holdings and CBOT Holdings will be a party to such reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CME Holdings, CBOT Holdings and others.

Section 7.3 Conditions to Obligations of CBOT Holdings. The obligations of CBOT Holdings to effect the Merger are subject to the satisfaction of, or waiver by CBOT Holdings, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of CME Holdings set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to “materiality” or Material Adverse Effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), except where the failure of such representations and warranties to be true and correct as so made does not have and is not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect on CME Holdings; provided, however, that, notwithstanding the foregoing, each of the CME Holdings Identified Representations shall be true and correct in all material respects. CBOT Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CME Holdings to such effect.

(b) Performance of Obligations of CME Holdings. CME Holdings shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and CBOT Holdings shall have received a certificate of the chief executive officer or the chief financial officer of CME Holdings to such effect.

(c) Tax Opinion. CBOT Holdings shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, in form and substance reasonably satisfactory to CBOT Holdings, based on facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) both of CBOT Holdings and CME Holdings will be a party to such reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CBOT Holdings, CME Holdings and others.

(d) CBOT Holdings Directors. The CBOT Holdings Directors shall have been duly elected and appointed to the Board of Directors of the Surviving Entity, the Executive Committee of the Board of Directors of the Surviving Entity and the Nominating Committee of the Board of Directors of the Surviving Entity, in each case in accordance with Section 1.7, subject only to the filing of the Certificate of Incorporation, the adoption of the By-Laws and applicable Law.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of CBOT Holdings Stockholder Approval or CME Holdings Stockholder Approval:

(a) by mutual written consent of CME Holdings and CBOT Holdings;

(b) by either CME Holdings or CBOT Holdings, if:

(i) the Merger shall not have been consummated by October 17, 2007, whether such date is before or after the date of the CBOT Holdings Stockholder Approval and the CME Holdings Stockholder Approval; provided, that in the event that, as of October 17, 2007, all conditions to Closing set forth in Article VII have been satisfied or waived (other than such conditions that say their terms are satisfied at the Closing) other than the condition set forth in Section 7.1(c), the termination date may be extended from time to time by either CME Holdings or CBOT Holdings by up to an aggregate of 120 days (such date, including any such permitted extensions thereof, the “Outside Date”) and provided, further, that the right to terminate the Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose failure to perform any of its obligations under this Agreement is the primary cause of the failure of the Merger to be consummated by such time;

(ii) any Restraint having any of the effects set forth in Section 7.1(d) shall be in effect and shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have otherwise complied in all material respects with the terms of Section 6.4; or

(iii) (A) the CBOT Holdings Stockholder Approval shall not have been obtained at the CBOT Holdings Meetings or any adjournment or postponement thereof; or (B) the CME Holdings Stockholder Approval shall not have been obtained at the CME Holdings Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate the Agreement pursuant to this Section 8.1(b)(iii) shall not be available to CBOT Holdings or CME Holdings if such Party has not complied with its obligations under Section 6.5 (other than in any immaterial respect).

(c) by CME Holdings, if:

(i) CBOT Holdings or CBOT shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by CBOT Holdings or CBOT prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to CBOT Holdings or CBOT by CME Holdings of such breach or (y) the Outside Date and (B) would result in a failure of any condition set forth in Sections 7.2(a) or (b);

(ii) CBOT Holdings or any of the CBOT Holdings Subsidiaries or their respective Representatives shall have breached in any material respect any of their respective obligations under Section 6.5;

(iii) except if CME Holdings has exercised the Stockholder Vote Option pursuant to Section 6.5(c)(III), the Board of Directors of CBOT Holdings shall (A) fail to authorize, approve or recommend the Merger, (B) effect a Change in CBOT Holdings Recommendation or (C) in the case of a Takeover Proposal made by way of a tender offer or exchange offer, fail to remain silent (except for issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) under the Exchange Act) or fail to recommend that CBOT Holdings’ stockholders reject such tender offer or exchange offer within the ten Business Day period specified in Section 14e-2(a) under the Exchange Act or, if a Change in Recommendation notice has been provided pursuant to Section 6.5(c), within two Business Days after notice of CME Holdings’ determination not to, or expiration of CME Holdings’ last opportunity to, submit a Matching Bid pursuant to Section 6.5(c)(II); or

(iv) if CBOT Holdings determines not to exercise the Stockholder Vote Option when permitted to do so pursuant to Section 6.5(c)(III).

(d) by CBOT Holdings, if:

(i) CME Holdings shall have breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by CME Holdings prior to the Outside Date or is not cured by the earlier of (x) 30 Business Days following written notice to CME Holdings by CBOT Holdings of such breach or (y) the Outside Date and (B) would result in a failure of any condition set forth in Sections 7.3(a) or (b); or

(ii) CME Holdings or any of the CME Holdings Subsidiaries or their respective Representatives shall have breached in any material respect any of their respective obligations under Section 6.5;

(iii) except if CBOT Holdings has exercised the Stockholder Vote Option pursuant to Section 6.5(c)(III), the Board of Directors of CME Holdings shall (A) fail to authorize, approve or recommend the Merger, (B) effect a Change in CME Holdings Recommendation or (C) in the case of a Takeover Proposal made by way of a tender offer or exchange offer, fail to remain silent (except for issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) under the Exchange Act) or fail to recommend that CME Holdings’ stockholders reject such tender offer or exchange offer within the ten Business Day period specified in Section 14e-2(a) under the Exchange Act or, if a Change in Recommendation notice has been provided pursuant to Section 6.5(c), within two Business Days after notice of CBOT Holdings’ determination not to, or expiration of CBOT Holdings’ last opportunity to, submit a Matching Bid pursuant to Section 6.5(c)(II); or

(iv) if CME Holdings determines not to exercise the Stockholder Vote Option when permitted to do so pursuant to Section 6.5(c)(III).

Section 8.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the Parties hereunder shall terminate and there shall be no liability on the part of any Party hereto with respect thereto, except for the confidentiality provisions of Section 6.3 and the provisions of Section 6.17, this Section 8.2, Section 8.3 (which, subject to the proviso of this sentence, shall constitute the sole and exclusive remedy of the Party receiving payment thereunder) and Article IX, each of which shall remain in full force and effect; provided, however, that no Party hereto shall be relieved or released from any liability or damages arising from a willful breach of any provision of this Agreement. For purposes of clarification, it is understood and agreed that the payment of the Termination Fee pursuant to Section 8.3 shall not preclude the party receiving such Termination Fee in the case of a willful breach of this Agreement by the other Party from seeking additional damages from such other Party on account of such willful breach.

Section 8.3 Termination Fee.

(a) CBOT Holdings shall pay to CME Holdings, by wire transfer of immediately available funds, the sum of $240.0 million (the “Termination Fee”) if this Agreement is terminated as follows:

(i) if this Agreement is terminated pursuant to Section 8.1(c)(ii), Section 8.1(c)(iii) or Section 8.1(d)(iv), then CBOT Holdings shall pay the entire Termination Fee (to the extent not previously paid) on the second Business Day following such termination; and

(ii) (x) if this Agreement is terminated (A) pursuant to Section 8.1(c)(i) if the breach giving rise to such termination was willful, (B)

pursuant to Section 8.1(b)(iii)(A) or (C) pursuant to Section 8.1(b)(i) without a vote of the stockholders of CBOT Holdings or the Members of CBOT contemplated by this Agreement at the CBOT Holdings Meetings having occurred, and in any such case a Takeover Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of CBOT Holdings (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Takeover Proposal) at any time after the date of this Agreement and prior to the date of the taking of the vote of the stockholders of CBOT Holdings and the Members of CBOT contemplated by this Agreement at the CBOT Holdings Meetings, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), and (y) if within twelve (12) months after the date of such termination, CBOT Holdings enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then CBOT Holdings shall pay the Termination Fee on the second Business Day following the date CBOT Holdings enters into a definitive agreement or consummates such transaction; provided, that, solely for purposes of this Section 8.3(a)(ii), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 6.5(e), except that all references to 20% shall be changed to 30%.

(b) CME Holdings shall pay to CBOT Holdings, by wire transfer of immediately available funds, the Termination Fee if this Agreement is terminated as follows:

(i) if this Agreement is terminated pursuant to Section 8.1(d)(ii), Section 8.1(d)(iii) or Section 8.1(c)(iv), then CME Holdings shall pay the entire Termination Fee (to the extent not previously paid) on the second Business Day following such termination; and

(ii) (x) if this Agreement is terminated (A) pursuant to Section 8.1(d)(i) if the breach giving rise to such termination was willful, (B) pursuant to Section 8.1(b)(iii)(B) or (C) pursuant to Section 8.1(b)(i) without a vote of the stockholders of CME Holdings contemplated by this Agreement at the CME Holdings Stockholders Meeting having occurred, and in any such case a Takeover Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of CME Holdings (or any person shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Takeover Proposal) at any time after the date of this Agreement and prior to the date of the taking of the vote of the stockholders of CME Holdings contemplated by this Agreement at the CME Holdings Stockholders Meeting, in the case of clause (B), or the date of termination, in the case of clauses (A) or (C), and (y) if within twelve (12) months after the date of such termination, CME Holdings enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then CME Holdings shall pay the Termination fee on the second Business Day following the date CME Holdings enters into a definitive agreement or consummates such transaction; provided, that, solely for purposes of this Section 8.3(a)(ii), the term “Takeover Proposal” shall have the meaning ascribed thereto in Section 6.5(e), except that all references to 20% shall be changed to 30%.

(c) If a Party is required to pay a Termination Fee, such Party shall, in addition to any Termination Fee that may be payable, reimburse CME Holdings or CBOT Holdings, as the case may be, for all of its Expenses, up to a maximum amount of Six Million Dollars ($6,000,000), within one Business Day of receipt of written notice from such other Party requesting payment thereof.

(d) The Parties each agree that the agreements contained in this Section 8.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if a Party fails promptly to pay any amounts due under this Section 8.3 and, in order to obtain such payment, CME Holdings or CBOT Holdings, as the case may be, commences a suit that results in a judgment against such Party for such amounts, such Party shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the prime rate of the Bank of New York in effect on the date such payment was due, together with the costs and expenses of the other Party (including reasonable legal fees and expenses) in connection with such suit.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 6.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to CME Holdings, to:

Chicago Mercantile Exchange Holdings Inc.

20 S. Wacker Drive

Chicago, IL 60606

Telecopier: (312) 930-4556

Attention: Kathleen M. Cronin, General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, IL 60606

Telecopier: (312) 407-0411

Attention: Rodd M. Schreiber, Esq.

        Susan S. Hassan, Esq.

If to CBOT Holdings, to:

CBOT Holdings, Inc.

141 W. Jackson Blvd

Chicago, IL 60604

Telecopier: (312) 347-4259

Attention: Kevin J.P. O’Hara, General Counsel

with a copy (which shall not constitute notice) to:

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606

Telecopier: (312) 706-8122

Attention: Scott J. Davis, Esq.

        Marc F. Sperber, Esq.

and

Latham & Watkins LLP

Sears Tower, Suite 5800

233 S. Wacker Drive

Chicago, IL 60606

Telecopier: (312) 993-9767

Attention: Mark D. Gerstein, Esq.

Section 9.3 Interpretation.

When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 9.4 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Party hereto.

Section 9.5 Entire Agreement; Third Party Beneficiaries.

(a) This Agreement (including the Exhibits and the Parties’ disclosure letters hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

(b) This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever, other than Section 6.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.8 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of CBOT Holdings, the members of CBOT or the stockholders of CME Holdings, but, after such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 9.9 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.10 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such a Delaware State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(b).

Section 9.11 Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows.]

IN WITNESS WHEREOF, Chicago Mercantile Exchange Holdings Inc., CBOT Holdings, Inc. and Board of Trade of the City of Chicago, Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:	/s/ Terrence A. Duffy
Name:	Terrence A. Duffy
Title:	Chairman

By:	/s/ Craig S. Donohue
Name:	Craig S. Donohue
Title:	Chief Executive Officer

CBOT HOLDINGS, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Charles P. Carey
Name:	Charles P. Carey
Title:	Chairman

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHICAGO MERCANTILE HOLDINGS INC.

ARTICLE ONE: The name of the corporation is Chicago Mercantile Holdings Inc.

ARTICLE TWO: The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE FOUR: The total number of shares of all classes of capital stock that the corporation is authorized to issue is 1,010,003,138 shares, of which:

10,000,000 shares shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), including 140,000 authorized shares of Series A Junior Participating Preferred Stock (the “Series A Junior Participating Preferred Stock”);

1,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”);

625 shares shall be shares of Class B-1 Common Stock, par value $.01 per share (the “Class B-1 Common Stock”);

813 shares shall be shares of Class B-2 Common Stock, par value $.01 per share (the “Class B-2 Common Stock”);

1,287 shares shall be shares of Class B-3 Common Stock, par value $.01 per share (the “Class B-3 Common Stock”); and

413 shares shall be shares of Class B-4 Common Stock, par value $.01 per share (the “Class B-4 Common Stock”).

The term “Class B Common Stock” shall mean, collectively, Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock. The term “Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock. The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

DIVISION A

PREFERRED STOCK

The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the board of directors shall determine. The board of directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The board of directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the board of directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

(a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

(b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

(c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors may prescribe;

(d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

(e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

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(f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

* * * *

Pursuant to the above stated authority, the board of directors has designated the following series of Preferred Stock:

SECTION 1. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 140,000.

SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

(a) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $.01 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the corporation shall at any time after the date of consummation of the merger of CME Merger Subsidiary Inc. with and into the Exchange (as defined below) (the “Rights Declaration Date”) (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating

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Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) The corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

SECTION 3. VOTING RIGHTS.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration

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Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

    (c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two directors.

    (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to Paragraph (c)(iii) of this Section 3 or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the board of directors as may then exist up to two directors or, if such right is exercised at an annual meeting, to elect two directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the

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required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the board of directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, any Managing Director or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the board of directors may (except as provided in Paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

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    (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Paragraph (c)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the board of directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4. CERTAIN RESTRICTIONS.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

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(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. REACQUIRED SHARES.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.

SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1,000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph (c) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all

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outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

(c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 7. CONSOLIDATION, MERGER, ETC.

In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares

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of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

SECTION 8. NO REDEMPTION.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

SECTION 9. AMENDMENT.

The Certificate of Incorporation of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

SECTION 10. FRACTIONAL SHARES.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

* * * *

DIVISION B

COMMON STOCK

SUBDIVISION 1: GENERAL PROVISIONS

The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the classes of Common Stock shall be as set forth in this Division B.

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SECTION 1. DEFINITIONS.

In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

“Core Rights” shall mean:

(1) the divisional product allocation rules applicable to each membership class as set forth in the rules of the Exchange;

(2) the trading floor access rights and privileges granted to members of the Exchange;

(3) the number of authorized and issued shares of any class of Class B Common Stock; or

(4) the eligibility requirements for any Person to exercise any of the trading rights or privileges of members in the Exchange.

“Exchange” shall mean Chicago Mercantile Exchange Inc., the subsidiary of the corporation conducting its exchange operations.

“Person” shall mean any individual, corporation, partnership, trust or other entity.

“CBOT” shall mean Board of Trade of the City of Chicago, Inc., the subsidiary of the corporation.

A “Transfer” (and the related term “Transferred”) shall mean any sale, pledge, gift, assignment or other transfer of any ownership in any share of Class B Common Stock.

SECTION 2. GENERAL.

Except as otherwise set forth in this Division B, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of Common Stock shall be identical in all respects.

SECTION 3. DIVIDENDS.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the corporation as may be declared thereon by the board of directors from time to time out of assets or funds of the corporation legally available therefore, and shall share equally on a per share basis in all such dividends and other distributions.

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SECTION 4. VOTING RIGHTS.

Subject to the rights of holders of Class B Common Stock set forth in this Division B, at every meeting of the shareholders of the corporation in connection with the election of Equity Directors (as defined below) and all other matters submitted to a vote of shareholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock registered in his or her name on the transfer books of the corporation. Except as otherwise required by law or by this Division B, the holders of each class of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of shareholders of the corporation.

SECTION 5. LIQUIDATION RIGHTS.

Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock.

SUBDIVISION 2: CLASS B COMMON STOCK

In addition to the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation as set forth in Subdivision 1 of this Division B, the rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in this Subdivision 2 of this Division B.

SECTION 1. SPECIAL VOTING RIGHTS.

In addition to the voting rights set forth in Subdivision 1 of this Division B, the holders of shares of Class B Common Stock shall, subject to Paragraph (c) of this Section 1, have the following additional voting rights:

(a) ELECTION OF CLASS B DIRECTORS. Subject to and in accordance with Article Five, Holders of shares of Class B-1 Common Stock shall have the sole right to elect three directors to the corporation’s board of directors (the “Class B-1 Directors”), and each holder of Class B-1 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-2 Common Stock shall have the sole right to elect two directors to the corporation’s board of directors (the “Class B-

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2 Directors”), and each holder of Class B-2 Common Stock shall have one vote per share in any such election. Holders of shares of Class B-3 Common Stock shall have the sole right to elect one director to the corporation’s board of directors (the “Class B-3 Director” and together with the Class B-1 Directors and Class B-2 Directors, the “Class B Directors”), and each holder of Class B-3 Common Stock shall have one vote per share in any such election.

(b) CORE RIGHTS. Any change, amendment or modification of the Core Rights or of the terms of Section 3 of this Subdivision 2 shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Class B-1 Common Stock shall be entitled to six votes for each share of Class B-1 Common Stock held, holders of Class B-2 Common Stock shall be entitled to two votes for each share of Class B-2 Common Stock held, holders of Class B-3 Common Stock shall be entitled to one vote for each share of Class B-3 Common Stock held and holders of Class B-4 Common Stock shall be entitled to one-sixth of one vote for each share of Class B-4 Common Stock held. Any such change, amendment or modification must be approved by a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting at the meeting of holders of Class B Common Stock called for the purpose of voting on the proposed change, amendment or modification; provided that holders of at least a majority of the aggregate number of votes entitled to vote on the matter shall be present, in person or by proxy, at such meeting. The absence of a quorum of the holders of Common Stock shall not effect the exercise by the holders of Class B Common Stock of the voting rights granted pursuant to this Paragraph (b).

(c) LIMITATION ON VOTING RIGHTS. Notwithstanding anything to the contrary contained in this Section 1 of this Subdivision 2, for so long as any Person or group of Persons acting in concert beneficially own (as defined below) 15% or more of the outstanding shares of any class of Class B Common Stock, then in any election of directors elected by that class or other exercise of voting rights with respect to Core Rights or with respect to the election or removal of directors elected by that class, such Person or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of that class of Class B Common Stock that constitutes a percentage of the total number of shares of that class of Class B Common Stock then outstanding which is less than or equal to such Person or group’s Entitled Voting Percentage (as defined below). For the purposes hereof, a Person or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Class A Common Stock in the aggregate, beneficially owned by such Person or group at such time. For purposes of this Paragraph (c), a “beneficial owner” of Common Stock includes any Person or group of Persons who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock.

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SECTION 2. LIMITATION ON OWNERSHIP AND TRANSFER RESTRICTIONS.

(a) Shares of Class B Common Stock may not be Transferred at any time except as follows and subject to the following limitations:

(i) No person may own a share of Class B-1 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of a CME Division membership (“CME Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-1 Common Stock for each CME Membership;

(ii) No person may own a share of Class B-2 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an International Monetary Market Division membership (“IMM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-2 Common Stock for each IMM Membership;

(iii) No person may own a share of Class B-3 Common Stock unless that person is recognized on the books and records of the Exchange as the owner of an Index and Option Market Division membership (“IOM Membership”) in the Exchange as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-3 Common Stock for each IOM Membership;

(iv) No person may own a share of Class B-4 Common Stock unless that person is recognized on the books and records of the Exchange as an owner of a Growth and Emerging Markets Division membership (“GEM Membership”) as governed by the rules of the Exchange; provided that each holder shall not be permitted to own more than one share of Class B-4 Common Stock for each GEM Membership;

(b) No share of Class B-1 Common Stock may be Transferred other than in connection with the Transfer of a CME Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-1 Common Stock may be Transferred with a CME Membership;

(c) No share of Class B-2 Common Stock may be Transferred other than in connection with the Transfer of an IMM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-2 Common Stock may be Transferred with an IMM Membership;

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(d) No share of Class B-3 Common Stock may be Transferred other than in connection with the Transfer of an IOM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-3 Common Stock may be Transferred with an IOM Membership;

(e) No share of Class B-4 Common Stock may be Transferred other than in connection with the Transfer of a GEM Membership made in accordance with the rules of the Exchange; provided that no more than one share of Class B-4 Common Stock may be Transferred with a GEM Membership;

(f) Every certificate for shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock shall bear a legend on its face reading as follows:

“The shares of Common Stock represented by this certificate may not be Transferred to any person in connection with a Transfer that does not meet the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation until the transfer restrictions applicable to the shares represented by this certificate expire, and no person who receives the shares represented by this certificate in connection with a Transfer that does not satisfy the rules of the Exchange or the terms of the Certificate of Incorporation of this corporation prior to such time is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.”

(g) Except as permitted by this Section 2 of this Subdivision 2, any proposed Transfer of shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock or Class B-4 Common Stock shall be void.

SECTION 3. COMMITMENT TO MAINTAIN FLOOR TRADING.

The corporation shall cause the Exchange, (i) as long as an open outcry market is liquid (as defined below), to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the board of directors, the board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of this Section, an open outcry market will be deemed “liquid” if it meets any of the following tests on a quarterly basis:

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(a) if a comparable exchange-traded product exists, including electronic trading at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the average daily volume of such comparable product (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(b) if a comparable exchange-traded product exists and the product trades exclusively by open outcry at the Exchange, the Exchange’s open outcry market has maintained at least 30% of the open interest of such comparable product; or

(c) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40% of the average quarterly volume in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange (including, for calculation purposes, volume from exchange-for-physical transactions in such open outcry market); or

(d) if no comparable exchange-traded product exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40% of the average open interest in that market during 1999 at Chicago Mercantile Exchange, an Illinois not-for-profit corporation, the predecessor of the Exchange.

ARTICLE FIVE:

(A) As of the time of acceptance by the Delaware Secretary of State of the filing of this Certificate of Incorporation (the “Effective Time”), the board of directors of the corporation shall consist of 29 members, including 23 directors that are not Class B Directors (the “Equity Directors”), three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”), at least nine Equity Directors shall be CBOT Directors. During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting (i) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CME Nominating Representatives and (ii) it shall be a qualification for any director to be nominated or elected by the board of directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of the corporation) that such replacement director shall have been designated by the CBOT Nominating Representatives. For purposes of this certificate of incorporation, the terms “CME Director,” “CME Nominating Representatives,” “CBOT Director” and “CBOT Nominating Representatives” shall have the respective meanings set forth in the corporation’s bylaws as in effect at the Effective Time.

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(B) The board of directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation. At the Effective Time, the board of directors shall consist of the members appointed to the various classes as provided in Article X of the bylaws of the corporation. The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Effective Time.

(C) At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(D) A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the provisions of Article X of the bylaws of the corporation during the Transition Period and Paragraph (A) of this Article Five, any vacancy on the board of directors of the corporation may be filled by a majority of the board of directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Class B-1 Director, a Class B-2 Director or a Class B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election.

(F) No person shall be eligible for election as a Class B-1 Director, a Class B-2 Director or a Class B-3 Director unless he or she shall own, or be recognized as the owner for the purposes of the Exchange of, at least one share of the class of Class B Common Stock entitled to elect such director.

(G) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director.

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(H) During the period starting on the Effective Time and ending on the first business day prior to the 2010 Annual Meeting, the corporation shall not amend, modify or repeal any provision contained in this Article Five or Article Fifteen unless such amendment, modification or repeal is approved by (i) a majority of the CME Directors, and (ii) a majority of the CBOT Directors.

ARTICLE SIX: The board of directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the board of directors and set forth in the contracts or instruments that evidence such rights. The authority of the board of directors with respect to such rights shall include, without limitation, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

(D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(E) Provisions which permit the corporation to redeem or to exchange such rights; and

(F) The appointment of a rights agent with respect to such rights.

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ARTICLE SEVEN:

(A) In furtherance of and not in limitation of the powers conferred by law, subject to the provisions of Article X of the bylaws of the corporation, the board of directors is expressly authorized and empowered to adopt, amend or repeal the bylaws; PROVIDED, HOWEVER, that the bylaws may also be altered, amended or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class.

(B) Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE EIGHT: No shareholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation’s capital stock or to any securities of the corporation convertible into such stock.

ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Paragraph (G) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen, Fourteen or Fifteen of this Certificate of Incorporation.

ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the shareholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE ELEVEN: The corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article Eleven shall include the right to be paid by the corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

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The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article Eleven to directors and officers of the corporation.

The rights to indemnification and to the advance of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the bylaws of the corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of this Article Eleven by the shareholders of the corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the board of directors (and any committee of the board of directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the board of directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the board of directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such Person or (B) contest or oppose any such transaction which the board of directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the shareholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the board of directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the board of directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of the shareholders of the corporation to act by written consent, whether pursuant to Section 228 of the DGCL or otherwise, is specifically denied.

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ARTICLE FOURTEEN: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.

ARTICLE FIFTEEN: The corporation shall, and shall cause each of the Exchange and CBOT and their respective successors and successors-in-interest to, (i) grant to each holder of a CME Membership and each holder of a Series B-1 membership in CBOT shall be entitled to all trading rights and privileges for all new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interest; (ii) prohibit the Exchange and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on CBOT’s open outcry exchange system or any electronic trading system maintained by CBOT; and (iii) prohibit CBOT and any of its successors or successors-in-interest from trading products that, as of the Effective Time, are traded on the Exchange’s open outcry exchange system or any electronic trading system maintained by the Exchange. The board of directors of the corporation shall, and shall cause the Exchange and CBOT to, enforce these requirements. Other members of CBOT shall have such trading rights and priviledges for new products first made available after the Effective Time and traded on the open outcry exchange system of the Exchange or CBOT or any electronic trading system maintained by the Exchange or CBOT or any of their respective successors or successors-in-interests as determined by the board of directors of the corporation in its sole discretion.

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EXHIBIT B

AS AMENDED                         , 200

FOURTH AMENDED AND RESTATED BYLAWS

OF

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.

(b) At the annual meetings the shareholders shall elect the Board of Directors, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof to the Secretary, delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or, if earlier, the day on which such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each item of business the shareholder proposes to bring before the meeting (1) a brief description of such item and the reasons for conducting such business at the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (2) the name and address, as they appear on the Corporation’s records, of the shareholder proposing such business, (3) the class, and series if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (4) any material interest of the shareholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a shareholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. The business transacted at a special meeting of shareholders shall be limited to the purpose or purposes for which such meeting is called.

Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.4 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3 of these Bylaws.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.6 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, the Second Vice Chairman of the Board or the President (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.7 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.10 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.9 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

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(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.7 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.8 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.9 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.9 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.9 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at

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such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.8 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.9, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.10 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.11 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation and the provisions of Article X, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Subject to the provisions of Article X, only persons who are nominated in accordance with the following procedures shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation). Subject to the provisions of Article X, nominations of persons for election as Equity Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.2(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.2(b).

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

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To be timely, a shareholder’s notice to the Secretary must be delivered or mailed to and received at the principal executive offices of the Corporation (x) not less than 90 days nor more than 120 days prior to the meeting, or (y) if less than 100 days notice of the meeting or prior public disclosure of the date of the meeting is given or made to shareholders, not later than the close of business on the tenth day following the day on which notice of the meeting was made, or if earlier, the day on which such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the person (for purposes of the regulations under Sections 13 and 14 of the Exchange Act) and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the shareholder giving the notice (i) the name and address, as they appear in the Corporation’s records, of the shareholder proposing such nomination, (ii) the class and series, if any, and number of shares of stock of the Corporation which are beneficially owned by the shareholder (for purposes of the regulations under Sections 13 and 14 of the Exchange Act), (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Equity Director if elected.

No person shall be eligible for election as an Equity Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2(b). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) Subject to the provisions of Article X, a vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be

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delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, the Vice Chairman of the Board, the Second Vice Chairman of the Board or the President (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) Subject to the provisions of Article X, at all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

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Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

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ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. Subject to the provisions of Article X, the Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. Subject to the provisions of Article X, the Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. Subject to the provisions of Article X, the Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. Subject to the provisions of Article X, the Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. Subject to the provisions of Article X, in making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”) or Board of Trade of the City of Chicago, Inc. (the “CBOT”), participants in a variety of pits or principal groups of commodities traded on the the Exchange or the CBOT and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the the Exchange or the CBOT; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on either the the Exchange or the CBOT, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on either the the Exchange or the CBOT. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire; provided, that if such term expiration occurs during the Transition Period, the Chief Executive Officer shall be nominated as a CME Director. Subject to the provisions of Article X, a majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. Subject to the provisions of Article X, the Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the provisions of Article X, in the

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absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law and subject to the provisions of Article X, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is

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submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. Subject to the provisions of Article X, the Board of Directors shall elect from among its members a Chairman of the Board, a Vice Chairman of the Board and a Second Vice Chairman of the Board. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the provisions of Article X, any number of offices may be held by the same person. Subject to the provisions of Article X, each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Subject to the provisions of Article X, the Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. Subject to the provisions of Article X, a vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. Subject to the provisions of Article X, the Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its President or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the President or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the President or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be

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made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by

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transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation,

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the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

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Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

ARTICLE X

Transition Period Matters

Section 10.1 General. The provisions of this Article X are intended to reflect certain transitional matters set forth in that certain Agreement and Plan of Merger, dated as of October [•], 2006 (the “Merger Agreement”), among the Corporation, CBOT Holdings, Inc., a Delaware corporation, and the CBOT. Notwithstanding anything to the contrary contained in these Bylaws, the provisions contained in this Article X shall apply during the period (the “Transition Period”) starting on the date of the adoption of these Bylaws and ending on the first business day following the annual meeting of shareholders to be held in 2010 (the “2010 Annual Meeting”).

Section 10.2 Directors.

(a) As of the Effective Time (as defined in the Merger Agreement), the Board of Directors of the Corporation shall consist of 29 members, including 23 Equity Directors, three Class B-1 Directors, two Class B-2 Directors and one Class B-3 Director. Until the 2010 Annual Meeting, at least 9 Equity Directors shall be CBOT Directors.

(b) At the Effective Time, the Board of Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The terms of the initial Class I Directors shall expire at the first annual meeting of shareholders of the Corporation to be held after the Effective Time; the terms of the initial Class II Directors shall expire at the second annual meeting of shareholders of the Corporation to be held after the Effective Time; and the terms of the initial Class III Directors shall expire at the third annual meeting of shareholders of the Corporation to be held after the Effective Time. At the Effective Time, the Board of Directors shall initially consist of the following members appointed to the following classes (each of which, in the case of the CME Directors (as defined below) and the CBOT Directors (as defined below) shall have been designated as set forth in Section 1.7 of the Merger Agreement): (i) [CME Designee 1] (Class I), [CME Designee 2] (Class I), [CME Designee 3] (Class I), [CME Designee 4] (Class I), [CME Designee 5] (Class I), [CME Designee 6] (Class II), [CME Designee 7] (Class II), [CME Designee 8] (Class II), [CME Designee 9] (Class II), [CME Designee 10] (Class II), [CME Designee 11] (Class III), [CME Designee 12] (Class III), [CME Designee 13] (Class III) and [CME Designee 14] (Class III) (collectively, the “CME Directors,” which term shall also be deemed to refer to any replacement for a CME Director elected in accordance with the applicable provisions of this Article X); (ii) [CBOT Designee 1] (Class I), [CBOT Designee 2] (Class I), [CBOT Designee 3] (Class I), [CBOT Designee 4] (Class II), [CBOT Designee 5] (Class II), [CBOT Designee 6] (Class II), [CBOT Designee 7] (Class III), [CBOT Designee 8] (Class III) and [CBOT Designee 9] (Class III) (collectively, the “CBOT Directors,” which term shall also be deemed to refer to any replacement for a CBOT Director elected in accordance with the applicable provisions of this Article X); and (iii) [Class B Designee 1] (Class I), [Class B Designee 2] (Class I), [Class B Designee 3] (Class II), [Class B Designee 4] (Class II), [Class B Designee 5] (Class III) and [Class B Designee 6] (Class III). Notwithstanding any other provision hereof, during the period starting on the date of the adoption of these Bylaws and ending on the first business day prior to the 2010 Annual Meeting (the “Election

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Period”) (i) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CME Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation) that such replacement Director shall have been designated by the CME Nominating Representatives (as defined below) and (ii) it shall be a qualification for any Director to be nominated or elected by the Board of Directors to replace any CBOT Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a Director of the Corporation) that such replacement Director shall have been designated by the CBOT Nominating Representatives (as defined below). During the Transition Period, at least two CBOT Directors shall at all times be Non-Industry Directors. For purposes of these Bylaws, “Non-Industry Director” means any individual who (i) does not possess trading privileges on the the Exchange or the CBOT, (ii) is not a salaried employee of the Corporation, (iii) is not an officer, principal or employee who is involved in operating the futures exchange related business of a firm entitled to members’ rates and (iv) who qualifies as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period.

(c) During the Transition Period, the Nominating Committee of the Board of Directors shall be composed of six Directors, consisting of (i) four CME Directors (the “CME Nominating Representatives”) designated from time to time by the Transition Period Chairman (as defined below) and (ii) two CBOT Directors (the “CBOT Nominating Representatives”) designated from time to time by the Transition Period Vice Chairman (as defined below). Each CME Nominating Representative and CBOT Nominating Representative serving on the Nominating Committee shall qualify as an independent Director under the applicable listing standards of the New York Stock Exchange, the Nasdaq Global Select Market and any other securities exchange upon which the Corporation’s securities are listed during the Transition Period. During the Transition Period, the Nominating Committee shall exercise all power and authority of the Board of Directors with respect to designation of persons as the nominees of the Board of Directors for election to, or designating persons to fill vacancies on, the Board of Directors as set forth in this Article X.

(d) Prior to each meeting of the shareholders during the Election Period at which the term of office of any CME Director is expiring or at which any replacement for a CME Director is to be elected, the CME Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee, and prior to each meeting of the shareholders at which the term of office of any CBOT Director is expiring or at which any replacement for a CBOT Director is to be elected, the CBOT Nominating Representatives shall designate a nominee for election to such position to the Nominating Committee. At any meeting of the shareholders during the Election Period at which Directors are to be elected, the Nominating Committee shall nominate, or cause to be nominated, before the nominations are closed and the vote taken, the nominee(s) designated by the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing. At any meeting of the shareholders at which Directors are to be elected during the Election Period, neither the Board of Directors nor any committee thereof (excluding, for the avoidance of doubt, any Class B Nominating Committee) shall nominate (or cause there to be nominated) as a Director any person not designated as a nominee by either the CME Nominating Representatives or the CBOT Nominating Representatives, as applicable, pursuant to the foregoing.

(e) Notwithstanding Article Five E. or G. of the Corporation’s Certificate of Incorporation, during the Election Period, if any CME Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CME Nominating Representatives shall have the exclusive power on behalf

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of the entire Board of Directors to designate a person to fill such vacancy, and if any CBOT Director is removed from the Board of Directors, becomes disqualified, resigns, retires, dies, or otherwise cannot or will not continue to serve as a member of the Board of Directors, the CBOT Nominating Representatives shall have the exclusive power on behalf of the entire Board of Directors to designate a person to fill such vacancy, in each case, subject to the approval of a majority of the Directors then remaining in office.

Section 10.3 Executive Committee. Until the 2009 Annual Meeting, the Executive Committee of the Board of Directors shall be composed of eight Directors, consisting of (i) the Transition Period Chairman and four CME Directors designated from time to time by the Transition Period Chairman and (ii) the Transition Period Vice Chairman and two CBOT Directors designated from time to time by the Transition Period Vice Chairman. Until the 2009 Annual Meeting, the Board of Directors and the Executive Committee shall cause the Transition Period Chairman to be appointed as the Chairman of the Executive Committee and the Transition Period Vice Chairman as the Vice Chairman of the Executive Committee. Until the 2009 Annual Meeting, if any CME Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Chairman, and if any CBOT Director who is a member of the Nominating Committee is removed from the Board of Directors, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve in such position, his replacement shall be selected by the Transition Period Vice Chairman.

Section 10.4 Transition Period Chairman. The Chairman of the Board of Directors of the Corporation immediately prior to the Effective Time shall hold the position of Chairman of the Board of the Directors immediately after the Effective Time until the 2009 Annual Meeting. Until the 2009 Annual Meeting, any vacancy in the position of Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Chairman) shall be filled by a majority vote of CME Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the period ending at the 2009 Annual Meeting, the Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CME Directors then in office. The individual serving as the Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2009 Annual Meeting pursuant to this Section 10.4 is referred to as the “Transition Period Chairman”.

Section 10.5 Transition Period Vice Chairman. The Chairman of the Board of Directors of CBOT Holdings, Inc. immediately prior to the Effective Time shall hold the position of Vice Chairman of the Board of Directors immediately after the Effective Time until the 2009 Annual Meeting. Until the 2009 Annual Meeting, any vacancy in the position of Vice Chairman of the Board of Directors (whether as a result of the removal, disqualification, resignation, retirement, death or incapacity of the Vice Chairman) shall be filled by a majority vote of CBOT Directors then in office. Notwithstanding anything to the contrary contained herein or in the Corporation’s Certificate of Incorporation, during the period ending at the 2009 Annual Meeting, the Vice Chairman of the Board of Directors may only be removed from office if such removal is approved by both (i) a majority the entire Board of Directors and (ii) a majority of the CBOT Directors then in office. The individual serving as the Vice Chairman of the Board of Directors at any time during the period starting as of the date of the adoption of these Bylaws and ending at the 2009 Annual Meeting pursuant to this Section 10.5 is referred to as the “Transition Period Vice Chairman”.

Section 10.6 Amendments. During the Transition Period, the affirmative vote of a majority of the CME Directors and a majority of the CBOT Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article II, Article III, Article V or Article X of these Bylaws.

Section 10.7 Actions of the Board. During the Transition Period, the affirmative vote of at least a majority of the entire Board of Directors shall be required to constitute Board action, except as otherwise specifically provided in Section 10.2 of this Article X.

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EXHIBIT C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

(ORIGINALLY INCORPORATED IN THE STATE OF DELAWARE UNDER THE

NAME DELAWARE CBOT, INC. ON MAY 12, 2000)

ARTICLE I

NAME

The name of the corporation is Board of Trade of the City of Chicago, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Suite 1B, 9 East Loockerman Street, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

CORPORATE PURPOSES

The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE IV

MEMBERSHIP

A. General.

The Corporation shall have no authority to issue capital stock. The terms and conditions of membership in the Corporation shall be as provided in or pursuant to this Certificate of Incorporation, the Bylaws of the Corporation (the “Bylaws”) and the Rules and Regulations of the Corporation as in effect from time to time (the “Rules”).

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B. Classes and Series of Membership.

Membership in the Corporation shall be divided into classes and series as set forth in this Article IV.

1. Class A Membership.

There shall be one Class A Membership in the Corporation (the “Class A Membership” and the holder thereof, the “Class A Member”), which Class A Membership shall be held by Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”). It shall be a term and condition of such Class A Membership that such membership may not be transferred to or held by any person or entity other than CME Holdings unless authorized by an amendment to this Section B(1) of Article IV. Except to the extent (if any) expressly provided herein or required by law, the Class A Member shall have the right to vote on any matter to be voted on by the members of the Corporation other than on those matters expressly reserved to the vote of the holders of Series B-1 Memberships and Series B-2 Memberships (each as defined in Section B(2) of this Article IV) and shall have the exclusive right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation, and no other member of or class or series of membership in the Corporation shall be entitled to vote on any matter except as set forth in Section D(2) or Section E of this Article IV or Article IX of this Certificate of Incorporation, or to receive any such dividend or other distribution.

2. Class B Membership.

(a) Class B Memberships in the Corporation (each a “Class B Membership” and the holder thereof, a “Class B Member”) shall represent the right to trade on and otherwise utilize the facilities of the Corporation in accordance with and to the extent permitted by this Certificate of Incorporation, the Bylaws and, to the extent not inconsistent with this Certificate of Incorporation, the Bylaws or the Rules. There shall be authorized three thousand six hundred eighty-one (3,681) Class B Memberships, which shall be divided into five (5) series (“Series”) as follows:

1,402 Series B-1 Memberships (each, a “Series B-1 Membership” and the holder thereof, a “Series B-1 Member”);

867 Series B-2 Memberships (each, a “Series B-2 Membership” and the holder thereof, a “Series B-2 Member”);

128 Series B-3 Memberships (each, a “Series B-3 Membership” and the holder thereof, a “Series B-3 Member”);

641 Series B-4 Memberships (each, a “Series B-4 Membership” and the holder thereof, a “Series B-4 Member”); and

643 Series B-5 Memberships (each, a “Series B-5 Membership” and the holder thereof, a “Series B-5 Member”);

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(b) Notwithstanding Section B(2)(a) of this Article IV, the Corporation may issue additional authorized but unissued Series B-2 Memberships only in connection with the conversion of Series B-3 Memberships into Series B-2 Memberships pursuant to Section D(3) of this Article IV and no person may become or qualify as a Series B-2 Member at any time by acquiring a theretofore authorized but unissued Series B-2 Membership except as a result of such a conversion.

(c) Class B Memberships shall have no right to receive any dividend or other distribution (including upon liquidation, dissolution, winding-up or otherwise) to be declared, paid or distributed by the Corporation. The respective rights and privileges of each Series of Class B Membership shall be as provided in or pursuant to this Certificate of Incorporation and the Bylaws.

C. Class B Voting Rights.

Except as otherwise expressly provided in this Certificate of Incorporation, the holders of Class B Memberships shall not be entitled to vote on any matter. On any matter on which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote together as a single class pursuant to this Certificate of Incorporation, each holder of Series B-1 Memberships shall be entitled to one (1) vote per such membership and each holder of Series B-2 Memberships shall be entitled to one-sixth (1/6) of one (1) vote per such membership.

D. Special Rights of Class B Membership.

The holders of each Series of Class B Membership shall have the trading rights and other rights and privileges, and shall be subject to the restrictions, terms and conditions, set forth below.

1. Series Trading Rights.

(a) Series B-1 Memberships. Each holder of a Series B-1 Membership who satisfies the qualifications for and requirements of Full Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a Full Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules. Each holder of a Series B-1 Membership shall also be entitled to all trading rights and privileges for all new products first made available after the filing of this Certificate of Incorporation traded on the open outcry exchange system of the Corporation or Chicago Mercantile Exchange Inc. (“CME Exchange”) or any electronic trading system maintained by the Corporation or CME Exchange or any of their respective successors or successors-in-interest, and the Board of Directors of the Corporation shall enforce this requirement.

(b) Series B-2 Memberships. Each holder of a Series B-2 Membership who satisfies the qualifications for and requirements of Associate Membership in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, an Associate Member as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

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(c) Series B-3 Memberships. (1) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a one-half Associate Membership as set forth in clause (2) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and subject to the restrictions, conditions and limitations on, a holder of a one-half Associate Membership as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(2) Each holder of a Series B-3 Membership who satisfies the qualifications for and requirements of being a holder of a GIM Membership Interest in the Corporation as set forth in clause (1) of Rule 296.00 of the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a GIM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(d) Series B-4 Memberships. Each holder of a Series B-4 Membership who satisfies the qualifications for and requirements of being a holder of an IDEM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of an IDEM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(e) Series B-5 Memberships. Each holder of a Series B-5 Membership who satisfies the qualifications for and requirements of being a holder of a COM Membership Interest in the Corporation as set forth in the Rules shall be entitled to the rights and privileges of, and shall be subject to the restrictions, conditions and limitations on, a holder of a COM Membership Interest as set forth in this Certificate of Incorporation, the Bylaws and the Rules.

(f) In addition to the rights and privileges set forth above, except as otherwise provided in the Certificate of Incorporation, the Bylaws or the Rules, each holder of a Class B Membership of any Series shall be entitled to all trading rights and privileges with respect to those products that such holder is entitled to trade on the open outcry exchange system of the Corporation or any electronic trading system maintained by the Corporation or any of its successors or successors-in-interest.

2. Series B-1 Membership and B-2 Membership Voting Rights; Certain Covenants.

(a) In addition to any approval of the Board of Directors required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast by the holders of Series B-1

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Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt (subject to the immediately following sentence, by merger or otherwise) any amendment of, or any modification or repeal of any provisions contained in, Section B(2), Section C, Section D or Section E of Article IV or the second sentence of Article IX of this Certificate of Incorporation or, during the Transition Period (as defined in the bylaws of CME Holdings) Article VI. Notwithstanding the foregoing, the holders of Series B-1 Memberships and Series B-2 Memberships shall not be entitled to a vote on any merger, consolidation or reorganization of the Corporation that results, by operation of law or otherwise, in an amendment, modification or repeal of this Certificate of Incorporation so long as the rights and privileges of the holders of Series B-1 Memberships and Series B-2 Memberships set forth in Section B(2), Section C, Section D and Section E of Article IV and the second sentence of Article IX and, during the Transition Period, Article VI of this Certificate of Incorporation are preserved in the Certificate of Incorporation or other governing document of the surviving corporation of such transaction.

(b) In addition to any approval of the Board of Directors required by this Certificate of Incorporation, the Bylaws or applicable law, the affirmative vote of the holders of a majority of the votes cast, except in the case of paragraph (4) below, by the holders of Series B-1 Memberships and Series B-2 Memberships, voting together as a class based on their respective voting rights at any annual or special meeting of the Corporation, shall be required to adopt any amendment to this Certificate of Incorporation or the Bylaws or the Rules that, in the sole and absolute determination of the Board of Directors, adversely affects:

(1) the allocation of products that a holder of a specific Series of Class B Membership is permitted to trade on the exchange facilities of the Corporation (including both the open outcry trading system and the electronic trading system),

(2) the requirement that, except as provided in that certain Agreement, dated August 7, 2001, between the Corporation and the Chicago Board Options Exchange (the “CBOE”), as modified by that certain Letter Agreement, dated October 7, 2004, between the Corporation, CBOT Holdings, Inc. and the CBOE, in each case, as may be amended from time to time in accordance with their respective terms, holders of Class B Memberships who meet the applicable membership and eligibility requirements will be charged transaction fees for trades of the Corporation’s products for their accounts that are lower than the transaction fees charged to any participant who is not a holder of Class B Membership for the same products, whether trading utilizing the open outcry trading system or the electronic trading system,

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(3) the membership qualifications or eligibility requirements for holding any Series of Class B Membership or exercising any of the membership rights and privileges associated with such Series,

(4) the commitment to maintain open outcry markets set forth in Section E of Article IV of this Certificate of Incorporation, which must be approved by a majority of the voting power of the outstanding Series B-1 Memberships and Series B-2 Members, voting together as a class, or

(5) the ability of a Class B Member to engage in dual-trading, unless such amendment to the Bylaws or Rules is required, in the opinion of counsel, by applicable law or governmental rule or regulation.

For purposes of Section D(2)(b)(1) of Article IV, the allocation of products that the holders of any Series of Class B Membership are permitted to trade on the exchange facilities of the Corporation shall be deemed to be adversely affected only if a product is eliminated from the allocation of products the holders of a particular Series of Class B Memberships are permitted to trade.

(c) Following the date of filing of this Certificate of Incorporation, and unless otherwise agreed to by the Series B-1 Members and the Series B-2 Members voting together as a single class in accordance with Section C of this Article IV, the Corporation shall use commercially reasonable efforts to preserve the Exercise Right for the benefit of the Series B-1 Members and their delegates, including (i) defending any actions, suits or proceedings brought to challenge all or any portion of the Exercise Right and, in the event of an adverse ruling or determination, pursuing reasonable grounds for appeal, (ii) taking reasonable steps, including instituting actions, suits and proceedings and pursuing reasonable grounds for appeal, to secure for the Series B-1 Members and their delegates that have exercised the Exercise Right the right to receive any dividends or other distributions to be made by the CBOE to its members, and (iii) complying with the Corporation’s obligations under agreements with the CBOE regarding the Exercise Right, including making available to the CBOE the information specified in any such agreements or any surveillance plans with the CBOE; provided, that the Corporation shall not be required to spend in the aggregate in excess of fifteen million dollars ($15,000,000) for out-of-pocket costs, including attorneys’ fees, after the date of filing this Certificate of Incorporation in connection with its obligations under clauses (i) and (ii) of Section D(2)(c) of Article IV of this Certificate of Incorporation.

(d) On any matter on which holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote pursuant to paragraphs (a) and (b) of this Section D(2) of Article IV, such holders of Series B-1 Memberships and Series B-2 Memberships shall be the only members of the Corporation entitled to vote thereon. Holders of Series B-1 Memberships and Series B-2 Memberships shall have no other voting rights except as expressly set forth herein and shall not have the right to take action by written consent in lieu of a meeting and shall have

6

no right to initiate any proposal, at or for any meeting of members. One-third of the total voting power of the Series B-1 Memberships and Series B-2 Memberships present in person or by proxy shall constitute a quorum at any meeting to take action on the matters as to which such holders are entitled to vote pursuant to paragraphs (a) and (b) of Section D(2) of this Article IV. Series B-3 Memberships, Series B-4 Memberships and Series B-5 Memberships shall have no right to vote on any matters or to initiate any proposals at or for any meeting of members. For purposes of any vote of the holders of Series B-1 Memberships and Series B-2 Memberships permitted by this Certificate of Incorporation, the Board of Directors shall be entitled to fix a record date, and only holders of record as of such record date shall be entitled to vote on the matter to be voted on.

(e) During the two year period following the date of filing of this Certificate of Incorporation, the Corporation will provide the CBOT Directors (as defined in the bylaws of CME Holdings) with five business days advance notice of any change to the Rules. If a majority of the CBOT Directors determine in their sole discretion that the proposed change will materially impair the business of the Corporation or materially impair the business opportunities of the holders of the Class B Memberships, such change will be submitted to a committee of the Board comprised of three CBOT Directors designated by the Vice Chairman of the Corporation and two CME Directors designated by the Chairman of the Corporation for approval. Approval shall required the affirmative vote of a majority of the full committee.

3. Conversion Rights of Series B-3 Memberships.

(a) Conversion. Subject to, and upon compliance with, the provisions of this Section D(3) of Article IV, any two (2) Series B-3 Memberships shall be convertible at the option of the holder into one (1) Series B-2 Membership.

(b) Mechanics of Conversion. A holder of Series B-3 Memberships may exercise the conversion right specified in Section D(3)(a) of Article IV by delivering to the Corporation or any transfer agent of the Corporation written notice stating that the holder elects to convert such memberships, accompanied by the certificates or other instruments, if any, representing the memberships to be converted. Conversion shall be deemed to have been effected on the date when delivery of such written notice, accompanied by such certificate or other instrument, if any, is made, and such date is referred to herein as the Conversion Date. As promptly as practicable after the Conversion Date, the Corporation may issue and deliver to or upon the written order of such holder a certificate or other instrument, if any, representing the number of Series B-2 Memberships to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificates or other instruments representing Series B-2 Memberships are to be issued shall be deemed to have become the holder of record of such Series B-2 Memberships on the applicable Conversion Date.

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(c) Memberships Reserved for Issuance. The Corporation shall take all actions necessary to reserve and make available at all times for issuance upon the conversion of Series B-3 Memberships, such number of Series B-2 Memberships as are issuable upon the conversion of all outstanding Series B-3 Memberships.

E. Commitment to Maintain Open Outcry Markets. Subject to the terms and conditions of this Section E of Article IV, the Corporation shall maintain open outcry markets operating as of April 22, 2005 (the “Effective Date”) and provide financial support to each such market for technology, marketing and research, which the Board of Directors determines, in its sole and absolute discretion, is reasonably necessary to maintain each such open outcry market.

Notwithstanding the foregoing or any other provision of this Certificate of Incorporation, the Board of Directors may discontinue any open outcry market at such time and in such manner as it may determine if (1) the Board of Directors determines, in its sole and absolute discretion, that a market is no longer “liquid” or (2) the holders of a majority of the voting power of the then outstanding Series B-1 Memberships and Series B-2 Memberships, voting together as a single class based on their respective voting rights, approve the discontinuance of such open outcry market.

For purposes of the foregoing, an open outcry market will be deemed “liquid” for so long as it meets either of the following tests, in each case as measured on a quarterly basis:

(a) if a comparable exchange-traded product exists, the open outcry market has maintained at least 30 percent (30%) of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

(b) if no comparable exchange-traded product exists, the open outcry market has maintained at least 40 percent (40%) of the average quarterly volume in that market as maintained by the Corporation in 2001 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market).

The commitment to maintain open outcry markets set forth in this Section E of Article IV will not apply to markets introduced after the Effective Date.

ARTICLE V

MANAGEMENT OF AFFAIRS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and members:

A.

In accordance with Sections 141(a) and 141(j) of the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors

8

are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the Class A Member; provided, however, that no Bylaws hereafter adopted by a member of the Corporation shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

B.	A special meeting of members shall be called by the Chairman of the Board or the Board of Directors upon receipt by the Chairman of the Board or the Secretary of the Corporation of a written demand of a majority of the directors then holding office.

C.	Any action required or permitted to be taken by the members of the Corporation must be effected at a duly called annual or special meeting of members of the Corporation and may not be effected by any consent in writing by such members, provided that the Class A Member shall have the right to effect by consent in writing any action which would require the approval of the Class A Member at a duly called annual or special meeting of the members of the Corporation.

ARTICLE VI

BOARD OF DIRECTORS

The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide. The Board of Directors of the Corporation shall at all times be comprised of the same directors as those of CME Holdings.

ARTICLE VII

AMENDMENT OF BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power. Except as specifically provided in the Rules, no member of, or class or series of membership in, the Corporation shall have any power to adopt, amend or repeal the Rules.

ARTICLE VIII

LIMITATION OF LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its members for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its members, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing

9

violation of law, (C) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. For purposes of this Article IX, the term “director” shall, to the fullest extent permitted by the DGCL, include any person who, pursuant to this Certificate of Incorporation, is authorized to exercise or perform any of the powers or duties otherwise conferred upon a board of directors by the DGCL.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, modify or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon the members of the Corporation are granted subject to this reservation. Any amendment of, or modification or repeal of any provision contained in, Section B(2), Section C, Section D or Section E of Article IV or this sentence of this Article IX or, during the Transition Period, Article VI of this Certificate of Incorporation (subject to the last sentence of Section D(2)(a) of Article IV, by merger or otherwise) shall require, first, the approval of the Board of Directors and, second, the approval of a majority of the votes cast by the Series B-1 Members and Series B-2 Members, voting together as a single class in accordance with Section C of Article IV. Except as provided in the immediately preceding sentence, any amendment of, or modification or repeal of any provision contained in, this Certificate of Incorporation shall require, first, the approval of the Board of Directors and, second, the approval of the Class A Member and no other member or series or class of membership shall have the right to vote on any such amendment or repeal.

* * * *

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EXHIBIT D

AMENDED AND RESTATED BYLAWS

OF

BOARD OF TRADE OF THE

CITY OF CHICAGO, INC.

Capitalized terms used but not otherwise defined herein (including the Rules) shall have the meaning given to such terms in the Certificate of Incorporation of the Corporation.

ARTICLE I—RULES AND REGULATIONS

Section 1. Incorporation of Rules and Regulations.

The affairs and operations of the Corporation, in addition to being governed by the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation and these Bylaws, shall also be governed by the Rules. Where there exists any inconsistency between the Rules and the DGCL, the Certificate of Incorporation or these Bylaws, the DGCL, the Certificate of Incorporation or these Bylaws shall govern to the extent of the inconsistency.

Section 2. Member Consent to Be Bound.

Applicants for membership and any person or entity holding any membership in the Corporation shall be required to sign a written agreement to observe and be bound by the Certificate of Incorporation, these Bylaws and the Rules, as each may be amended from time to time. In addition, the Board of Directors may adopt interpretations of the Certificate of Incorporation, these Bylaws and the Rules (“Interpretations”), which shall be incorporated into and deemed to be Rules.

ARTICLE II—MEMBERSHIP

Section 1. Terms and Conditions.

The terms and conditions of membership in the Corporation, including, without limitation, the rights and obligations of members, member firms and delegates, in addition to being governed by the DGCL, the Certificate of Incorporation and these Bylaws, shall also be governed by the Rules. Without limiting the foregoing, requirements with respect to, and restrictions and limitations on, the ownership, use, purchase, sale, transfer or other disposition of any membership or interest therein, or any other interest of or relating to the Corporation or membership therein, including the payment of proceeds from the sale, transfer or other disposition of any membership or interest therein, shall be as provided herein, in the Certificate of Incorporation and in the Rules, or as otherwise provided in accordance with applicable law.

Section 2. Voting Rights.

Members shall have such voting rights as are specified in the Certificate of Incorporation. To the extent authorized by the Certificate of Incorporation, the Board of

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Directors shall be entitled to fix a record date for purposes of determining the members entitled to vote on any matter. Except as expressly provided in the Certificate of Incorporation of the Corporation, on any matter upon which the holders of Series B-1 Memberships and Series B-2 Memberships are entitled to vote, such members shall have the authority to authorize such proposal on the affirmative vote of a majority of votes cast at any annual or special meeting of the members of the Corporation.

Section 3. Annual and Special Meetings.

1. The Annual Meetings of members shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2. At the Annual Meetings the Class A Member shall elect the Board of Directors, which directors shall at all times be comprised of the same directors as those of Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”), the sole Class A Member of the Corporation, and transact such other business as may properly be brought before the meeting. For such business to be properly brought before the meeting, it must be: (i) authorized by the by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by the Class A Member. No other business may be brought before or conducted at the meeting.

3. Special meetings of members for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized directors. The business transacted at a special meeting of members shall be limited to the purpose or purposes for which such meeting is called.

Section 4. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the members shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each member entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation of the Corporation). The notice of any special meeting of members shall also state the purpose or purposes for which such meeting is called.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which members and proxy holders may be deemed to be present in person and vote at such adjourned meeting is announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which members and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting without regard to the presence of a quorum at such adjournment.

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Section 5. Quorum.

The presence of the holder of the Class A Membership, in person or by proxy, shall constitute a quorum with respect to any matter on which the holder of the Class A Membership is entitled to vote pursuant to the Certificate of Incorporation, or any meeting called to vote on such matters.

With respect to any matter on which the holders of Class B Memberships are entitled to vote pursuant to the Certificate of Incorporation, or any meeting called to vote on such matters, the presence of holders of Class B Memberships, in person or by proxy, representing one-third of the votes entitled to be cast on such matters, shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or, in his or her absence, the Chairman of the Board of Directors or the President may adjourn the meeting to another place, if any, date or time.

Section 6. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of Directors or, in his or her absence, such person as may be chosen by the holder of the Class A Membership, shall call to order any meeting of the members and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 7. Conduct of Business.

The chairman of any meeting of members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 8. Proxies and Voting.

At any meeting of the members, every member entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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ARTICLE III—BOARD OF DIRECTORS

Section 1. General.

The Board of Directors shall consist of the number of Directors as from time to time may be fixed by the Board of Directors, provided that the Board of Directors shall at all times be comprised of the same directors as those of CME Holdings, the sole Class A Member of the Corporation.

Section 2. Quorum.

A majority of the total number of directors then in office shall constitute a quorum of the Board of Directors.

Section 3. Attendance at Board Meetings.

Members of the Board of Directors or any committee who are physically present at a meeting of the Board of Directors or any committee may adopt as the procedure of such meeting that, for quorum purposes or otherwise, any member not physically present but in continuous communication with such meeting shall be deemed to be present. Continuous communication shall exist only when, by conference telephone or similar communications equipment, a member not physically present is able to hear and be heard by each other member deemed present, and to participate in the proceedings of the meeting.

Section 4. Regular Meetings.

The Board of Directors shall hold regular meetings at such times as the Board of Directors may determine from time to time.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary upon the written request of three Directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 6. Certain Rights and Restrictions.

The right of any person to vote, participate or take any action in any capacity as a member of the Board of Directors or any committee, panel or other body shall be subject to such requirements and restrictions as may be provided herein, in the Certificate of Incorporation and in the Rules.

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ARTICLE IV—COMMITTEES AND DEPARTMENTS

Section 1. General.

To the fullest extent permitted by law and the Certificate of Incorporation, the Board of Directors shall have the power to appoint, and to delegate authority to, such committees of the Board of Directors as it determines to be appropriate from time to time.

Section 2. Additional and Standing Committees.

In addition to such committees as may be authorized by the Board of Directors from time to time, the Corporation shall have such additional and standing committees, which shall be composed of such persons having such powers and duties, as provided in the Rules. Any person may be disqualified from serving on or participating in the affairs of any committee to the extent provided in the Rules.

Section 3. Departments.

The Corporation shall have such departments as are authorized in or in accordance with the Rules.

ARTICLE V—OFFICERS

Section 1. General.

The Corporation shall have such officers, with such powers and duties, as provided herein and in the Certificate of Incorporation.

Section 2. Chairman and Vice Chairman of the Board.

The Chairman of the Board of Directors of CME Holdings shall, whenever he or she is serving as a member of the Board of Directors of the Corporation, be the Chairman of the Board of Directors of the Corporation, and the Vice Chairman of the Board of Directors of CME Holdings shall, whenever he or she is serving as a member of the Board of Directors of the Corporation, be the Vice Chairman of the Board of Directors of the Corporation.

Section	3. President.

The President shall be the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility to carry on the day to day activities of the Corporation, subject to the Board’s authority to review the activities of the President and determine the policies of the Corporation, and for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive and which are delegated to him or her from time to time by the Board of Directors.

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Section 4. Officers Other Than President.

The Board of Directors shall appoint such Vice Presidents as it may deem necessary or desirable for the efficient management and operation of the Corporation. The Executive Vice President and any other Vice Presidents shall be responsible to the President. The Board of Directors shall also appoint such other officers as may be necessary. The Board of Directors may prescribe the duties and fix the compensation of all such officers and they shall hold office during the will of the Board of Directors.

Section 5. Bonding of Employees.

The President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer shall be placed under bond of $50,000 each, premiums to be paid out of the general funds of the Corporation; and such other employees of the Office of the Secretary, who handle funds of the Corporation, shall be bonded in the sum of $5,000 each, premiums to be paid out of the general funds of the Corporation.

Section 6. Secretary.

The Secretary shall perform such duties as may be delegated to him or her by the Board of Directors or the President. In addition he or she shall be charged with the following specific duties:

(a) To take charge of the books, papers, and corporate seal of the Corporation;

(b) To attend all meetings of the Corporation and the Board of Directors, and to keep official records thereof;

(c) To give notices when required of all Board of Directors and membership meetings;

(d) To conduct the correspondence of the Corporation under the direction of the proper officers;

(e) To furnish to the Chairman of every Special Committee a copy of the resolution whereby such Committee was created;

(f) To post all notices which may be required to be posted upon the bulletin board;

(g) To keep his or her office open during usual business hours;

(h) To see that the rooms and property of the Corporation are kept in good order;

(i) To attest, upon behalf of the Corporation, all contracts and other documents requiring authentication;

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(j) To permit members to examine the records of the Corporation upon reasonable request; and

(k) To post on the bulletin board from time to time the names of all warehouses, the receipts of which are declared regular for delivery, and also, upon direction of the Board of Directors, to post any fact tending to impair the value of receipts issued by such warehouses.

Section 7. Assistant Secretaries.

Assistant Secretaries shall perform such duties as the Secretary or the Board of Directors may require, and shall act as Secretary in the absence or disability of the Secretary.

Section 8. Treasurer.

The Treasurer (or, in the absence of a Treasurer, the Chief Financial Officer) shall have general charge of all funds belonging to the Corporation, and shall be charged with the following specific duties:

(a) He or she shall receive and deposit funds belonging to the Corporation. Checks in amounts over $10,000 shall be signed by either the President and Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or the Secretary;

(b) To make an annual report to the Corporation of all receipts and disbursements; and

(c) To keep all of his or her accounts in permanent books of account belonging to the Corporation, which books shall at all times be open to the examination of the Board of Directors or any committee thereof.

Section 9. Assistant Treasurer.

The Assistant Treasurer shall perform such duties as the Treasurer or the Board of Directors may require, and shall act as Treasurer in the absence or disability of the Treasurer.

ARTICLE VI—NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any member, director, committee member, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such member, director, committee member, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

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Section 2. Waivers.

A written waiver of any notice, signed by a member, director, committee member, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such member, director, committee member, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII—MISCELLANEOUS

Section 1. Facsimile Signatures.

Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director and each member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors from time to time.

Section 5. Time Periods.

Except as otherwise specifically provided, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

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ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director, officer, committee member or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, trustee, committee member or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, trustee, committee member or employee or in any other capacity while serving as a Director, officer, trustee, committee member or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, committee member or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation,

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except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its members) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its members) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of members or disinterested Directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, committee member, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6. Indemnification of Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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Section	7. Corporation Defense Expenses.

Any member or member firm who fails to prevail in a lawsuit or any other type of legal proceeding instituted by that member or member firm against the Corporation or any of its officers, Directors, committee members, employees or agents must pay to the Corporation all reasonable expenses, including attorney’s fees, incurred by the Corporation in the defense of such proceeding. Any member or member firm required to compensate the Corporation pursuant to this section shall be assessed interest on such amount at the rate of Prime plus one percent (1%), which interest shall accrue from the date such amount was demanded in writing after the member or member firm failed to prevail in a lawsuit or any other type of legal proceeding against the Corporation.

ARTICLE IX—AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Class A Member, acting pursuant to a resolution adopted by its Board of Directors, shall also have power to adopt, amend or repeal the Bylaws. The only member of the Corporation with any power to adopt, amend or repeal the Bylaws of the Corporation shall be the Class A Member, and no other member of, or class or series of membership in, the Corporation shall have any such power.

* * * *

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Exhibit E

FORM OF AFFILIATE AGREEMENT

CBOT Holdings, Inc.

141 West Jackson Blvd.

Chicago, Illinois 60604

Ladies and Gentlemen:

The undersigned is a holder of shares of Class A common stock, par value $0.001 per share, of CBOT Holdings, Inc., a Delaware corporation (“CBOT Holdings”), and is entitled to receive, in connection with the Agreement and Plan of Merger, dated as of October [•], 2006 (the “Merger Agreement”), among Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”), CBOT Holdings and the Board of Trade of the City of Chicago, Inc., a Delaware corporation and wholly-owned subsidiary of CBOT Holdings, and the transactions contemplated thereby (the “Merger Transactions”), Class A common stock, par value $0.01 per share of CME Holdings (the ”CME Holdings Common Stock”).

The undersigned has been advised and understands that as of the date of this Agreement the undersigned may be deemed to be an “affiliate” of CBOT Holdings, as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The undersigned is entering into this Agreement as an inducement and consideration to CME Holdings to enter into the Merger Agreement and to consummate the Merger Transactions.

1. The undersigned hereby represents, warrants and covenants to CME Holdings that in the event the undersigned receives any CME Holdings Common Stock as a result of the Merger Transactions:

(a) The undersigned shall not make any offer, sale, pledge, transfer or other disposition of shares of CME Holdings Common Stock in violation of the Act or the Rules and Regulations.

(b) The undersigned has carefully read this Agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of CME Holdings Common Stock, to the extent the undersigned believed necessary, with the undersigned’s counsel or counsel for CBOT Holdings.

(c) The undersigned has been advised that the issuance of CME Holdings Common Stock to the undersigned pursuant to the Merger Transactions will be registered with the Commission under the Act on a registration statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger Transactions are submitted for a vote of the stockholders of CBOT Holdings, (i) the undersigned may be deemed to be an affiliate of CBOT Holdings and (ii) the distribution by the undersigned of CME Holdings Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the shares of CME Holdings Common Stock issued to the undersigned in the Merger Transactions unless (A) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (B) such sale, transfer or other disposition has been registered under the Act or (C) in the written opinion of counsel reasonably acceptable to CME Holdings, or pursuant to a “no action” letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

(d) If in fact the undersigned were an affiliate under the Act, the undersigned’s ability to sell, assign or transfer the shares of CME Holdings Common Stock received by the undersigned in exchange for any shares of CBOT Holdings Common Stock in connection with the Merger Transactions may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act. The undersigned understands that CME Holdings is under no obligation to register the sale, transfer or other disposition of CME Holdings Common Stock by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(e) The undersigned also understands that stop transfer instructions will be given to CME Holdings’ transfer agent with respect to CME Holdings Common Stock issued to the undersigned in the Merger Transactions, and there will be placed on the respective certificates for such CME Holdings Common Stock a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145

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PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), APPLIES AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE LIMITATIONS OF SUCH RULE 145, OR UPON RECEIPT BY CHICAGO MERCANTILE EXCHANGE HOLDINGS INC. OF AND IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT, PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR IN A MANNER IN CONFORMITY WITH AND AFTER RECEIPT OF A ‘NO-ACTION’ LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.”

(f) The undersigned also understands that, unless a transfer is made in compliance with Rule 145(d) under the Act, CME Holdings reserves the right to place, as applicable, on the certificates issued to the undersigned’s transferee with respect to CME Holdings Common Stock a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.”

(g) In the event of a sale or other disposition by the undersigned of the shares of CME Holdings Common Stock pursuant to Rule 145, the undersigned will supply CME Holdings with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that CME Holdings may instruct its transfer agent to withhold the transfer of any shares of CME Holdings Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this Agreement) upon receipt of such evidence of compliance, CME Holdings shall cause the transfer agent to effectuate the transfer of the shares of CME Holdings Common Stock sold as indicated in such letter.

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(h) It is understood and agreed that certificates with the legends set forth in paragraphs 1(e) and (f) above will, after surrender of such certificates, be substituted by delivery of certificates without such legends if (i) one year (or such other period as may be required by Rule 145(d)(2) under the Act) shall have elapsed from the date the undersigned acquired the CME Holdings Common Stock pursuant to the Merger Transactions, and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years (or such other period as may be required by Rule 145(d)(3) under the Act) shall have elapsed from the date the undersigned acquired the CME Holdings Common Stock pursuant to the Merger Transactions, and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) CME Holdings has received either a written opinion of counsel, which opinion and counsel shall be reasonably satisfactory to CME Holdings, or a “no-action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

(i) Execution of this Agreement shall not be considered an admission on the undersigned’s part that the undersigned is an “affiliate” of CBOT Holdings as described in the second paragraph of this Agreement, nor as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate.

2. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to its principles or rules of conflicts of laws to the extent such principles or rules would require the application of the law of another jurisdiction.

[Signature Page Follows.]

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Very truly yours,

Name:

Agreed and Accepted this          day

of                         , 2007, by

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

By:
Name:
Title:

ANNEX I

[Name]	[Date]

On                                  , the undersigned sold the securities of Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (“CME Holdings”) described below in the space provided for that purpose (the “Securities”). The Securities were received by the undersigned in connection with the merger of CBOT Holdings, Inc., a Delaware corporation, with and into CME Holdings.

Based upon the most recent report or statement filed by CME Holdings with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”).

The undersigned hereby represents that the Securities were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Act or in transactions directly with a “market maker” as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,

Name:

Dated: